                                                                     Exhibit A-1
                                                             to Credit Agreement

                          FORM OF TRANCHE A TERM NOTE

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$_________                                                    New York, New York
                                                                  April 30, 1997

      FOR VALUE RECEIVED, the undersigned, L-3 Communications Corporation, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________ (the "Lender") at the office of Bank of America NT & SA ("BOA"), as administrative agent (in such capacity, the "Administrative Agent"), located at 1850 Gateway Boulevard, Concord, California, 94520, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) _____________ DOLLARS ($________), or, if less, (b) the aggregate unpaid principal amount of all Tranche A Term Loans made by the Lender to the Borrower pursuant to subsection
2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 2.7 and 2.9 of such Credit Agreement.

      The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type, and amount of each Tranche A Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to Mother Type and, in the case of Eurodollar Loans, the length of each interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Tranche A Term Loan.

      This Note (a) is one of the Tranche A Term Notes referred to in the Credit Agreement, dated as of April 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, Lehman Commercial Paper Inc. ("LCPI") as Arranger, Syndication Agent and Documentation Agent, and the Administrative Agent (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

      Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

      All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment demand, protest and all other notices of any kind.

      Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                         L-3 COMMUNICATIONS CORPORATION

                      By:________________________________
                         Name:
                         Title:

                                                                      Schedule A
                                                                         to Note

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

-------------------------------------------------------------------------------------------

                                   Amount of    Amount of Base      Unpaid
     Amount of      Amount       Principal of     Rate Loans       Principal
     Base Rate   Converted to      Base Rate     Converted to     Balance  of     Notation
Date   Loans    Base Rate Loans  Loans Repaid  Eurodollar Loans  Base Rate Loans   Made By
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

===========================================================================================

                                                                      Schedule B
                                                                         to Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

                                                             Amount of
                                  Interest      Amount of   Eurodollar    Unpaid
                     Amount      Period and    Principal of   Loans      Principal
       Amount of  Converted to   Eurodollar     Eurodollar   Converted  Balance of
      Eurodollar   Eurodollar     Rate with       Loans       to Base   Eurodollar Notation
Date    Loans        Loans     Respect Thereto   Repaid      Rate Loans   Loans     Made By
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

===========================================================================================

                                                                     Exhibit A-2
                                                             to Credit Agreement

                          FORM OF TRANCHE B TERM NOTE

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$_________________                                            New York, New York
                                                                  April 30, 1997

      FOR VALUE RECEIVED, the undersigned, L-3 Communications Corporation, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ____________ (the "Lender") at the office of Bank of America NT & SA ("BOA"), as administrative agent (in such capacity, the "Administrative Agent"), located at 1850 Gateway Boulevard, Concord, California, 94520, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) _____________ DOLLARS ($_____), or, if less, (b) the aggregate unpaid principal amount of all Tranche B Term Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections
2.7 and 2.9 of such Credit Agreement.

      The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type, and amount of each Tranche B Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Tranche B Term Loan.

      This Note (a) is one of the Tranche B Term Notes referred to in the Credit Agreement, dated as of April 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, Lehman Commercial Paper Inc. ("LCPI") as Arranger, Syndication Agent and Documentation Agent, and the Administrative Agent (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

      Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

      All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

      Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                         L-3 COMMUNICATIONS CORPORATION

                    By: ___________________________________
                        Name:
                        Title:

                                                                      Schedule A
                                                                         to Note

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

-------------------------------------------------------------------------------------------

                                   Amount of    Amount of Base      Unpaid
     Amount of      Amount       Principal of     Rate Loans       Principal
     Base Rate   Converted to      Base Rate     Converted to     Balance  of     Notation
Date   Loans    Base Rate Loans  Loans Repaid  Eurodollar Loans  Base Rate Loans   Made By
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

===========================================================================================

                                                                      Schedule B
                                                                         to Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

                                                             Amount of
                                  Interest      Amount of   Eurodollar    Unpaid
                     Amount      Period and    Principal of   Loans      Principal
       Amount of  Converted to   Eurodollar     Eurodollar   Converted  Balance of
      Eurodollar   Eurodollar     Rate with       Loans       to Base   Eurodollar Notation
Date    Loans        Loans     Respect Thereto   Repaid      Rate Loans   Loans     Made By
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

===========================================================================================

                                                                     Exhibit A-3
                                                             to Credit Agreement

                          FORM OF TRANCHE C TERM NOTE

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$_____________                                                New York, New York
                                                                  April 30, 1997

      FOR VALUE RECEIVED, the undersigned, L-3 Communications Corporation, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ___________ (the "Lender") at the office of Bank of America NT & SA ("BOA"), as administrative agent (in such capacity, the "Administrative Agent"), located at 1850 Gateway Boulevard, Concord, California, 94520, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) _____________ DOLLARS ($_______), or, if less, (b) the aggregate unpaid principal amount of all Tranche C Term Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections
2.7 and 2.9 of such Credit Agreement.

      The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date. Type, and amount of each Tranche C Term Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Tranche C Term Loan.

      This Note (a) is one of the Tranche C Term Notes referred to in the Credit Agreement, dated as of April 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, Lehman Commercial Paper Inc. ("LCPI") as Arranger, Syndication Agent and Documentation Agent, and the Administrative Agent (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

      Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

      All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

      Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                         L-3 COMMUNICATIONS CORPORATION

                         By: __________________________
                             Name:
                             Title:

                                                                      Schedule A
                                                                         to Note

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

-------------------------------------------------------------------------------------------

                                   Amount of    Amount of Base      Unpaid
     Amount of      Amount       Principal of     Rate Loans       Principal
     Base Rate   Converted to      Base Rate     Converted to     Balance  of     Notation
Date   Loans    Base Rate Loans  Loans Repaid  Eurodollar Loans  Base Rate Loans   Made By
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

===========================================================================================

                                                                      Schedule B
                                                                         to Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

                                                             Amount of
                                  Interest      Amount of   Eurodollar    Unpaid
                     Amount      Period and    Principal of   Loans      Principal
       Amount of  Converted to   Eurodollar     Eurodollar   Converted  Balance of
      Eurodollar   Eurodollar     Rate with       Loans       to Base   Eurodollar Notation
Date    Loans        Loans     Respect Thereto   Repaid      Rate Loans   Loans     Made By
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

===========================================================================================

                                                                     Exhibit A-4
                                                             to Credit Agreement

                         FORM OF REVOLVING CREDIT NOTE

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$____________                                                 New York, New York
                                                           ____________ __, ____

      FOR VALUE RECEIVED, the undersigned, L-3 Communications Corporation, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of __________ (the "Lender") at the office of Bank of America NT & SA ("BOA"), as administrative agent (an such capacity, the "Administrative Agent"), located at 1850 Gateway Boulevard, Concord, California, 94520, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) _____________ DOLLARS ($_______), or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections
2.7 and 2.9 of such Credit Agreement.

      The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type, and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Credit Loan.

      This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of April 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, Lehman Commercial Paper Inc. ("LCPI") as Arranger, Syndication Agent and Documentation Agent, and the Administrative Agent (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

      Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

      All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

      Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                         L-3 COMMUNICATIONS CORPORATION

                       By: _____________________________
                           Name:
                           Title:

                                                                      Schedule A
                                                                         to Note

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

-------------------------------------------------------------------------------------------

                                   Amount of    Amount of Base      Unpaid
     Amount of      Amount       Principal of     Rate Loans       Principal
     Base Rate   Converted to      Base Rate     Converted to     Balance  of     Notation
Date   Loans    Base Rate Loans  Loans Repaid  Eurodollar Loans  Base Rate Loans   Made By
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

===========================================================================================

                                                                      Schedule B
                                                                         to Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

                                                             Amount of
                                  Interest      Amount of   Eurodollar    Unpaid
                     Amount      Period and    Principal of   Loans      Principal
       Amount of  Converted to   Eurodollar     Eurodollar   Converted  Balance of
      Eurodollar   Eurodollar     Rate with       Loans       to Base   Eurodollar Notation
Date    Loans        Loans     Respect Thereto   Repaid      Rate Loans   Loans     Made By
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

===========================================================================================

                                                                     Exhibit A-5
                                                             to Credit Agreement

                            FORM OF SWING LINE NOTE

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED N THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$______________                                               New York, New York
                                                           ____________ __, ____

      FOR VALUE RECEIVED, the undersigned, L-3 Communications Corporation, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ____________ (the "Lender") at the office of Bank of America NT & SA ("BOA"), as administrative agent (in such capacity, the "Administrative Agent"), located at 1850 Gateway Boulevard, Concord, California, 94520, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) _____________ DOLLARS ($__________), or, if less, (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsections 2.7 and 2.9 of such Credit Agreement.

      The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date. Type, and amount of each Swing Line Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Swing Line Loan.

      This Note (a) is one of the Swing Line Notes referred to in the Credit Agreement, dated as of April 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, Lehman Commercial Paper Inc. ("LCPI") as Arranger, Syndication Agent and Documentation Agent, and the Administrative Agent (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

      Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

      All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

      Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                         L-3 COMMUNICATIONS CORPORATION

                         By: _____________________________
                             Name:
                             Title:

                                                                      Schedule A
                                                                         to Note

              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

-------------------------------------------------------------------------------------------

                                   Amount of    Amount of Base      Unpaid
     Amount of      Amount       Principal of     Rate Loans       Principal
     Base Rate   Converted to      Base Rate     Converted to     Balance  of     Notation
Date   Loans    Base Rate Loans  Loans Repaid  Eurodollar Loans  Base Rate Loans   Made By
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

===========================================================================================

                                                                      Schedule B
                                                                         to Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

                                                             Amount of
                                  Interest      Amount of   Eurodollar    Unpaid
                     Amount      Period and    Principal of   Loans      Principal
       Amount of  Converted to   Eurodollar     Eurodollar   Converted  Balance of
      Eurodollar   Eurodollar     Rate with       Loans       to Base   Eurodollar Notation
Date    Loans        Loans     Respect Thereto   Repaid      Rate Loans   Loans     Made By
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

===========================================================================================

                                                                  EXHIBIT B-1
                                                                       TO
                                                                CREDIT AGREEMENT

               ===================================================

                           PARENT GUARANTEE AGREEMENT

                                    made by

                       L-3 COMMUNICATIONS HOLDINGS, INC.

                                  in favor of

                            BANK OF AMERICA NT & SA,
                            AS ADMINISTRATIVE AGENT

                           Dated as of April 30, 1997

               ===================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1. DEFINED TERMS ..................................................   1
   1.1     Definitions ....................................................   1
   1.2     Other Definitional Provisions ..................................   2

SECTION 2. GUARANTEE ......................................................   2
   2.1     Guarantee ......................................................   2
   2.2     No Subrogation .................................................   3
   2.3     Amendments, etc. with respect to the Guaranteed Obligations ....   4
   2.4     Guarantee Absolute and Unconditional ...........................   4
   2.5     Reinstatement ..................................................   5
   2.6     Payments .......................................................   5

SECTION 3. REPRESENTATIONS AND WARRANTIES .................................   5
   3.1     Representations in Credit Agreement ............................   5

SECTION 4. COVENANTS ......................................................   5
   4.1     Covenants in Credit Agreement ..................................   5
   4.2     Issuance of Indebtedness .......................................   5
   4.3     Investments ....................................................   6
   4.4     Activity .......................................................   6
   4.5     Distributions ..................................................   6
   4.6     Reports ........................................................   6
   4.7     Certificates; Other Information ................................   6
   4.8     Payment of Obligations .........................................   6
   4.9     Inspection of Property, Books and Records; Discussions .........   6
   4.10    Notices ........................................................   7
   4.11    Further Assurance ..............................................   7
   4.12    Additional Collateral ..........................................   7
   4.13    Foreign Jurisdictions ..........................................   8
   4.14    Maintenance of Collateral; Alterations .........................   8

SECTION 5. MISCELLANEOUS ..................................................   8
   5.1     Amendments in Writing ..........................................   8
   5.2     Notices ........................................................   8
   5.3     No Waiver by Course of Conduct; Cumulative Remedies ............   8
   5.4     Enforcement Expenses; Indemnification ..........................   8
   5.5     Successors and Assigns .........................................   9
   5.6     Counterparts ...................................................   9
   5.7     Severability ...................................................   9
   5.8     Section Headings ...............................................   9
   5.9     Integration ....................................................   9
   5.10    GOVERNING LAW ..................................................   9
   5.11    SUBMISSION TO JURISDICTION; WAIVERS ............................   9
   5.12    Acknowledgements ...............................................  10
   5.13    WAIVER OF JURY TRIAL ...........................................  10
   5.14    Releases .......................................................  11

                                    FORM OF
                           PARENT GUARANTEE AGREEMENT

      PARENT GUARANTEE AGREEMENT dated as of April 30, 1997, made by L-3 Communications Holdings, Inc., a Delaware corporation ("Holdings"), in favor of Bank of America NT & SA as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (collectively, the "Lenders") from time to time parties to the Credit Agreement, dated as of April 30, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among L-3 Communications Corporation, a Delaware corporation (the "Borrower"), the Lenders, Lehman Commercial Paper Inc. ("LCPI"), as documentation agent (in such capacity, the "Documentation Agent"), LCPI as syndication agent (in such capacity, the "Syndication Agent" and together with the Documentation Agent and Administrative Agent, the "Agents"), LCPI as arranger (in such capacity, the "Arranger"), and the Administrative Agent.

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to or for the benefit of the Borrower upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Borrower is a wholly-owned subsidiary of Holdings, and Holdings will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

            WHEREAS, it is a condition precedent to the several obligations of the Lenders to make their respective extensions of credit to or for the benefit of the Borrower under the Credit Agreement that Holdings shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders and the Agents;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Agents and the Lenders to enter into the Credit Agreement, and to induce the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, Holdings hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders and the Agents, as follows:

                            SECTION 1. DEFINED TERMS

      1.1 Definitions.

            1.1(a) Unless otherwise defined herein, terms defined in thc Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            1.1(b) The following terms shall have the following meanings:

            "Agreement": this Parent Guarantee Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

            "Guaranteed Obligations": has the meaning set forth in Section 2.1(a) hereof.

            "Obligations": has the meaning set forth in the Security Documents.

            "Parent Distributions": the collective reference to any of the following, whether direct or indirect: (i) the declaration or payment of any dividend or other distribution on or in respect of any shares of any class of any Capital Stock of Holdings, now or hereafter outstanding. (ii) any redemption, retirement, sinking fund or similar payment, purchase or other retirement for value of any such shares of Capital Stock of Holdings, now or hereafter outstanding. (iii) any other payment by Holdings to the holder of any shares of any class of the Capital Stock of Holdings in their capacity as such and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Holdings now or hereafter outstanding; provided, however, that the term "Parent Distribution" shall not include payments of salaries or bonuses to employees of Holdings in their capacities as such.

            "Permitted Parent Distributions": (a) the issuance by Holdings of options or other equity securities of Holdings to outside directors, members of management or employees of Holdings in the ordinary course of business, (b) cash payments made in lieu of issuing fractional shares of Holdings' common stock or preferred stock, in an aggregate amount not to exceed $50,000 subsequent to the date hereof, (c) cash payments to repurchase Capital Stock of Holdings solely with the proceeds of dividends received from the Borrower pursuant to clause (C) of the definition of Permitted Stock Payments in the Credit Agreement; provided, however, that such payments do not exceed $5,000,000, (d) the issuance of pay-in-kind junior subordinated notes (which shall not require cash payments in respect of principal, interest or otherwise prior to the first anniversary of the Final Maturity Date), which are reasonably satisfactory in form and substance to the Agents, issued pursuant to Section 4.3 of the Subscription Agreements in connection with the exercise of the rights of the Purchasers (as defined therein) thereunder of other rights under Section 4.2 thereof and (e) the application of up to $2,000,000 of the proceeds of the sale of common stock of Holdings to management of Holdings or the Borrower, to the repurchase of common stock of Holdings; provided that (i) no more than $325,000 of such proceeds shall be applied to the repurchase of common stock of Holdings from each of Messrs. Lanza and LaPenta and (ii) the remainder of such proceeds shall be applied solely to the repurchase of common stock of Holdings from the Seller.

            "Subscription Agreements": (a) that certain common stock agreement dated April 30, 1997, by and between Frank C. Lanza and Holdings and (b) that certain common stock agreement dated April 30, 1997, by and between Robert V. LaPenta and Holdings, in each case, as in effect on the date hereof.

      1.2 Other Definitional Provisions.

            1.2(a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

            1.2(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                              SECTION 2. GUARANTEE

      2.1 Guarantee.

            2.1(a) Holdings hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and the Agents and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each of the other Credit Parties when due (whether at the stated maturity, by acceleration or otherwise) of such other Credit Party's Obligations (collectively, the "Guaranteed Obligations"). The liability of Holdings hereunder shall be joint and several with the Obligations of the other Guarantors.

            2.1(b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of Holdings hereunder and under the other Credit Documents shall in no event exceed the maximum amount which can be guaranteed by Holdings under applicable federal and state laws relating to the insolvency of debtors without rending Holdings insolvent.

            2.1(c) Holdings agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of Holdings hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent, on behalf of the other Agents and the Lenders, hereunder.

            2.1(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Guaranteed Obligations and the obligations of Holdings under this Agreement shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated (notwithstanding that from time to time during the term of the Credit Agreement, no Loans or Letters of Credit may be outstanding).

            2.1(e) No indefeasible payment made by any Credit Party or any other Person or received or collected by any of the Agents or the Lenders by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to release the liability of Holdings hereunder, and Holdings shall, notwithstanding any such payment (other than any payment made by Holdings in respect of the Guaranteed Obligations or any payment received or collected from Holdings in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of Holdings hereunder until the Guaranteed Obligations are paid in full, no Loan or Letter of Credit shall be outstanding and the Commitments are terminated.

            2.2 No Subrogation. Notwithstanding any payment made by Holdings hereunder or any set-off or application of funds of Holdings by any of the Agents or Lenders, Holdings not shall be entitled to be subrogated to any of the rights of any of the Agents or Lenders against the other Credit Parties or any collateral security or guarantee or right of offset held by any of the Agents or Lenders for the payment of all or any portion of the Guaranteed Obligations, nor shall Holdings seek or be entitled to seek any contribution or reimbursement from any of the other Credit Parties in respect of payments made by Holdings hereunder, until all amounts owing to the Agents and the Lenders by the other Credit Parties on account of the Guaranteed Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to Holdings on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by Holdings in trust for the Agents and the Lenders, segregated from other funds of Holdings. and shall, forthwith upon receipt by Holdings, be turned over to the Administrative Agent in the exact form received by Holdings (duly indorsed by Holdings to the Administrative Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Required Lenders may determine.

            2.3 Amendments, etc. with respect to the Guaranteed Obligations. Holdings shall remain obligated hereunder notwithstanding that, without any reservation of rights against Holdings and without notice to or further assent by Holdings, any demand for payment of any of the Guaranteed Obligations made by any of the Agents or Lenders may be rescinded by such Agent or Lender and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any of the Agents or Lenders, and the Credit Agreement, the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, restated, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any of the Agents or Lenders for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. None of the Agents or Lenders shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this
Section 2 or any property subject thereto.

            2.4 Guarantee Absolute and Unconditional. Holdings waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any of the Agents or Lenders upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Credit Parties, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Holdings waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Credit Parties with respect to the Guaranteed Obligations. Holdings understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement, this Agreement or any other Credit Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any of the Agents or Lenders, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any of the other Credit Panics or any other Person against any of the Agents or the Lenders, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any of the Credit Parties) which constitutes, or might be construed to constitute, an equitable or legal discharge of any of the other Credit Parties for the Guaranteed Obligations, or of Holdings under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Holdings, any of the Agents or Lenders may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any of the other Credit Parties or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the any of the Agents or Lenders to make any such demand. to pursue such other rights or remedies or to collect any payments from any of the other Credit Parties or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any of the other Credit Parties or any other Person or any such collateral security, guarantee or right of offset, shall not relieve Holdings of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any of the Agents or Lenders against Holdings. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            2.5 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the any of the Agents or Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Credit Parties, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of the Credit Parties or any substantial part of its property, or otherwise, all as though such payments had not been made.

            2.6 Payments. Holdings hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 335 Madison Avenue, New York, New York 10017, Attention: Linda A. Carper, fax: (212) 503-7502.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

            To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, Holdings hereby represents and warrants to each of the Agents and the Lenders that:

            3.1 Representations in Credit Agreement. The representations and warranties set forth in Section 4 of the Credit Agreement, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to Holdings' knowledge.

                              SECTION 4. COVENANTS

            Holdings covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Guaranteed Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

            4.1 Covenants in Credit Agreement. Holdings shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by Holdings or any of its Subsidiaries.

            4.2 Issuance of Indebtedness. Except for the issuance of pay-in-kind junior subordinated notes to the extent permitted by clause (v) of the definition of "Permitted Parent

Distributions." Holdings shall not issue, incur or assume any Indebtedness or any Guarantee Obligations other than Indebtedness and Guarantee Obligations under the Credit Documents to which it is a party.

            4.3 Investments. Holdings shall not have outstanding or acquire any Investment in any Person other than Investments in Capital Stock of the Borrower and Cash Equivalents.

            4.4 Activity. Holdings shall not engage in any business activity other than its ownership and voting of the Capital Stock of the Borrower and the performance of its obligations under the Credit Documents to which it is a party and the Transaction Documents to which it is a party.

            4.5 Distributions. Holdings shall not make any Parent Distributions other than Parent Distributions payable solely in common stock of Holdings and Permitted Parent Distributions.

            4.6 Reports. Holdings will deliver to the Administrative Agent promptly upon their becoming available, copies of all consolidated or consolidating financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders, of all regular and periodic reports and all registrations statements and prospectuses, if any, filed by Holdings with any securities exchange or with the Securities and Exchange Commission and of all press releases and other statements made available generally by Holdings to the public concerning Holdings.

            4.7 Certificates; Other Information. Furnish to the Administrative Agent with copies for each Lender:

                  4.7(a) concurrently with the delivery by the Borrower of the financial statements referred to in subsection 6.1 of the Credit Agreement, a certificate of a Responsible Officer of Holdings stating that, to the best of such Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired, (ii) Holdings has not changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (iii) such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate; and

                  4.7(b) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

            4.8 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings or its Subsidiaries, as the case may be; provided that, notwithstanding the foregoing, Holdings and each of its Subsidiaries shall have the right to pay any such obligation and in good faith contest, by proper legal actions or proceedings, the invalidity or amount of such claims.

            4.9 Inspection of Property, Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time on a Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings and its Subsidiaries with officers and employees of Holdings and its Subsidiaries and with its independent certified public accountants; provided that the Administrative Agent or such Lender shall notify Holdings prior to any contact with such accountants and give Holdings the opportunity to participate in such discussion; provided, further, that Holdings shall notify the Administrative Agent of any such visits, inspections or discussions prior to each occurrence thereof.

            4.10 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  4.10(a) the occurrence of any Default or Event of Default;

                  4.10(b) any (i) default or event of default under any Contractual Obligation of Holdings or (ii) litigation, investigation or proceeding which may exist at any time between Holdings and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  4.10(c) any litigation or proceeding affecting Holdings in which the amount involved is $7,500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  4.10(d) the following events, as soon as possible and in any event within 45 days after Holdings knows or has reason to know thereof:
      (i) the occurrence or expected occurrence of any Reportable Event with respect to any plan (other than a Multiple Employer Plan), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Holdings or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; and

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings proposes to take with respect thereto.

            4.11 Further Assurance. Upon the request of the Administrative Agent promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing, statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

            4.12 Additional Collateral. With respect to any assets acquired after the Closing Date by Holdings that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than immaterial assets a Lien on which cannot be perfected by filing UCC-1 financing statements), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the Parent Pledge and Security Agreement or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets,
(ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent, and (ii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding. which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            4.13 Foreign Jurisdictions. Within 60 days following the Closing Date, (i) be duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) deliver to the Administrative Agent certificates of good standing issued by the Secretary of State (or other relevant officers) of each jurisdiction referred to in clause
(i) of this subsection.

            4.14 Maintenance of Collateral; Alterations. Refrain from committing any waste on any Collateral or, except in the ordinary course of its business, make any material change in the use of any Collateral.

                            SECTION 5. MISCELLANEOUS

            5.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, restated, supplemented or otherwise modified except in accordance with subsection 10.1 of the Credit Agreement.

            5.2 Notices. All notices, requests and demands to or upon the Agents or Holdings hereunder shall be effected in the manner provided for in subsection
10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon Holdings shall be addressed to Holdings at its notice address set forth below its signature hereto.

            5.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 5.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any of the Agents or Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any of the Agents or Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, on behalf of the other Agents and the Lenders, would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            5.4 Enforcement Expenses; Indemnification.

                  5.4(a) Holdings agrees to pay or reimburse each of the Lenders and Agents for all its costs and expenses incurred in collecting against Holdings under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which Holdings is a party, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and of counsel to each of the other Agents and Lenders.

                  5.4(b) Holdings agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement.

                  5.4(c) Holdings agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the Credit Agreement.

                  5.4(d) The agreements in this Section 5.4 shall survive repayment of the Guaranteed Obligations and all other amounts payable under the Credit Agreement, this Agreement and the other Credit Documents.

            5.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Holdings and shall inure to the benefit of the Agents and the Lenders and their successors and assigns; provided that Holdings may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Required Lenders.

            5.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            5.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            5.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            5.9 Integration. This Agreement and the other Credit Documents represent the agreement of Holdings, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the any of the Agents or Lenders relative to subject matter hereof and thereof not expressly set forth or referred to herein, the Credit Agreement or in the other Credit Documents.

            5.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            5.11 SUBMISSION TO JURISDICTION; WAIVERS. HOLDINGS HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  5.11(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  5.11(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  5.11(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO HOLDINGS AT ITS ADDRESS REFERRED TO IN SECTION 5.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                  5.11(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                  5.11(e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

            5.12 Acknowledgements. Holdings hereby acknowledges that:

                  5.12(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

                  5.12(b) none of the Agents nor Lenders has any fiduciary relationship with or duty to Holdings arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Holdings, on the one hand, and the Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  5.12(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents, among the Agents and/or the Lenders or among Holdings and the Agents and/or the Lenders.

            5.13 WAIVER OF JURY TRIAL. HOLDINGS AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE LENDERS AND THE AGENTS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT

DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            5.14 Releases. At such time as the Loans, the Reimbursement Obligations and the other Guaranteed Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and Holdings hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights shall revert to Holdings and the Administrative Agent shall execute and deliver to Holdings such documents as Holdings shall reasonably request to evidence such termination.

                            [Signature page follows]

            IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                               L-3 COMMUNICATIONS HOLDINGS, INC.


                               By: ____________________________
                               Name:
                               Title:

                               Address for Notices:

                               600 Third Avenue
                               34th Floor
                               New York, New York 10016

                               Attention:  ____________________

                               Phone: (212) 697-1111
                               Fax:  (212)___-____

Accepted on behalf of the Agents and
the Lenders as of the date first
above written:

BANK OF AMERICA NT & SA, AS ADMINISTRATIVE AGENT

By: _________________________
    Name:

                                                                 EXHIBIT B-2
                                                                      TO
                                                               CREDIT AGREEMENT

================================================================================

                         SUBSIDIARY GUARANTEE AGREEMENT

                                    made by

                           __________________________

                                  in favor of

                            BANK OF AMERICA NT & SA,
                            as Administrative Agent

                              Dated as of _______

================================================================================

                               TABLE OF CONTENTS

                                                                            Page

SECTION 1. DEFINED TERMS ...................................................  2
   1.1     Definitions .....................................................  2
   1.2     Other Definitional Provisions ...................................  2

SECTION 2. GUARANTEE .......................................................  2
   2.1     Guarantee .......................................................  2
   2.2     Right of Contribution ...........................................  3
   2.3     No Subrogation ..................................................  3
   2.4     Amendments, etc. with respect to the Guaranteed Obligations .....  3
   2.5     Guarantee Absolute and Unconditional ............................  4
   2.6     Reinstatement ...................................................  5
   2.7     Payments ........................................................  5

SECTION 3. REPRESENTATIONS AND WARRANTIES ..................................  5
   3.1     Representations in Credit Agreement .............................  5

SECTION 4. COVENANTS .......................................................  5
   4.1     Covenants in Credit Agreement ...................................  5

SECTION 5. MISCELLANEOUS ...................................................  5
   5.1     Amendments in Writing ...........................................  5
   5.2     Notices .........................................................  6
   5.3     No Waiver by Course of Conduct; Cumulative Remedies .............  6
   5.4     Enforcement Expenses; Indemnification ...........................  6
   5.5     Successors and Assigns ..........................................  6
   5.6     Counterparts ....................................................  7
   5.7     Severability ....................................................  7
   5.8     Section Headings ................................................  7
   5.9     Integration .....................................................  7
   5.10    GOVERNING LAW ...................................................  7
   5.11    SUBMISSION TO JURISDICTION; WAIVERS .............................  7
   5.12    Acknowledgements ................................................  8
   5.13    WAIVER OF JURY TRIAL ............................................  8
   5.14    Additional Guarantors ...........................................  8
   5.15    Releases ........................................................  8

                                    FORM OF
                         SUBSIDIARY GUARANTEE AGREEMENT

            SUBSIDIARY GUARANTEE AGREEMENT, dated as of __________, ____ made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Guarantors"), in favor of Bank of America NT & SA, ("BOA") as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (collectively, the "Lenders") from time to time parties to the Credit Agreement, dated as of April 30, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among L-3 Communications Corporation, a Delaware corporation (the "Borrower"), the Lenders, Lehman Commercial Paper Inc. ("LCPI"), as documentation agent (in such capacity, the "Documentation Agent"), LCPI as syndication agent (in such capacity, the "Syndication Agent" and together with the Documentation Agent and Administrative Agent, the "Agents"), LCPI as arranger (in such capacity, the "Arranger") and the Administrative Agent.

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Guarantor;

            WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Guarantors in connection with the operation of their respective businesses;

            WHEREAS, the Borrower and the other Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

            WHEREAS, it is a condition precedent to the several obligations of the Lenders to make their respective extensions of credit to or for the benefit of the Borrower under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders and the Agents;

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Agents and the Lenders to enter into the Credit Agreement, and to induce the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, each Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders and the Agents, as follows:

                            SECTION 1. DEFINED TERMS

            1.1 Definitions.

                  1.1(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  1.1(b) The following terms shall have the following meanings:

                  "Agreement": this Subsidiary Guarantee Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Guarantors": the collective reference to each Guarantor.

                  "Guaranteed Obligations" has the meaning set forth in Section 2.1(a) hereof.

            1.2 Other Definitional Provisions.

                  1.2(a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  1.2(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                              SECTION 2. GUARANTEE

           2.1 Guarantee.

                  2.1(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and the Agents and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each of the other Credit Parties when due (whether at the stated maturity, by acceleration or otherwise) of such other Credit Party's Obligations (collectively, the "Guaranteed Obligations"). The liability of the Guarantors hereunder shall be joint and several with the Obligations of all other Guarantors.

                  2.1(b) Anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the maximum amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors without rendering such Guarantor insolvent.

                  2.1(c) Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the

      Administrative Agent, on behalf of the other Agents and the Lenders hereunder.

                  2.1(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Guaranteed Obligations and the obligations of each Guarantor under this Agreement shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement, no Loans or Letters of Credit may be outstanding.

                  2.1(e) No indefeasible payment made by any Credit Party or any other Person or received or collected by any of the Agents or the Lenders by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to release the liability of any Guarantor hereunder, and each Guarantor shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Guaranteed Obligations are paid in full, no Loan or Letter of Credit shall be outstanding and the Commitments are terminated.

            2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain jointly and severally liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

            2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any of the Agents or Lenders, no Guarantor shall be entitled to be subrogated to any of the rights of any of the Agents or Lenders against the Other Credit Parties or any collateral security or guarantee or right of offset held by any of the Agents or Lenders for the payment of all or any portion of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any of the Other Credit Parties or any other Guarantor in respect of payments made by such Credit Party hereunder, until all amounts owing to the Agents and the Lenders by the other Credit Parties on account of any of the Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agents and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

            2.4 Amendments. etc. with respect to the Guaranteed Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by any of the Agents or Lenders may be rescinded by such Agent and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any of the Agents or Lenders, and the Credit Agreement, the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, restated, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security guarantee or right of offset at any time held by any of the Agents or Lenders for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. None of the Agents or Lenders shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

            2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any of the Agents or Lenders upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Agents and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Credit Parties with respect to the Guaranteed Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement, this Agreement or any other Credit Document, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any of the Agents or Lenders, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any of the other Credit Parties or any other Person against any of the Agents or Lenders, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any of the Credit Parties) which constitutes, or might be construed to constitute, an equitable or legal discharge of any of the Credit Parties for the Guaranteed Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any of the Agents or Lenders may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any of the other Credit Parties, any other Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by any of the Agents or Lenders to make any such demand, to pursue such other rights or remedies or to collect any payments from any of the other Credit Parties, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any of the other Credit Parties, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any of the Agents or Lenders against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by and of the Agents or Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Credit Parties, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of the Credit Parties or any substantial part of its property, or otherwise, all as though such payments had not been made.

            2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 335 Madison Avenue, New York, New York 10017, Attention: Linda A. Carper, fax: (212) 503-7502.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

            To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, each Guarantor hereby represents and warrants to each of the Agents and the Lenders that:

            3.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Credit Document to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 3.1, be deemed to be a reference to such Guarantor's knowledge.

                              SECTION 4. COVENANTS

            Each Guarantor covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Guaranteed Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

            4.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by any of the Credit Parties.

                            SECTION 5. MISCELLANEOUS

            5.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, restated, supplemented or otherwise modified except in accordance with subsection 10.1 of the Credit Agreement.

            5.2 Notices. All notices, requests and demands to or upon the Agents or any Guarantor hereunder shall be effected in the manner provided for in subsection 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth below its respective signature hereto.

            5.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 5.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any of the Agents or Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any of the Agents or Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, on behalf of the other Agents and the Lenders, would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            5.4 Enforcement Expenses; Indemnification.

                  5.4(a) Each Guarantor agrees to pay or reimburse each of the Lenders and Agents for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and of counsel to each of the other Agents and Lenders.

                  5.4(b) Each Guarantor agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Agreement.

                  5.4(c) Each Guarantor agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the Credit Agreement.

                  5.4(d) The agreements in this Section 5.4 shall survive repayment of the Guaranteed Obligations and all other amounts payable under the Credit Agreement, this Agreement and the other Credit Documents.

            5.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agents and the Lenders and their successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Required Lenders.

            5.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            5.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceabilitv without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            5.8 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            5.9 Integration. This Agreement and the other Credit Documents represent the agreement of the Guarantors, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any of the Agents or Lenders relative to subject matter hereof and thereof not expressly set forth or referred to herein, the Credit Agreement or in the other Credit Documents.

            5.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            5.11 SUBMISSION TO JURISDICTION; WAIVERS. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  5.11(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  5.11(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  5.11(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH GUARANTOR AT ITS ADDRESS REFERRED TO IN SUBSECTION 5.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                  5.11(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR

      SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                  5.11(e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

            5.12 Acknowledgements. Each Guarantor hereby acknowledges that:

                  5.12(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

                  5.12(b) none of the Agents nor Lenders has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Guarantors, on the one hand, and the Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  5.12(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among Agents, among the Agents and/or the Lenders, or among the Guarantors and the Agents and/or the Lenders.

            5.13 WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE LENDERS AND THE AGENTS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            5.14 Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to subsection 6.10 of the Credit Agreement shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

            5.15 Releases.

                  (a) At such time as the Loans, the Reimbursement Obligations and the other Guaranteed Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights shall revert to the Guarantors and the Administrative Agent shall execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence such termination.

                  (b) At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit

      Agreement.

                            [Signature page follows]

            IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                            [Subsidiary Guarantors]


                                            By: _______________________________
                                                Name:
                                                Title:

                                            Address for Notices:

                                            ___________________________________
                                            ___________________________________
                                            ___________________________________

                                            Attention:

                                            Phone: (   ) ___________
                                            Fax: (   ) ___________

Accepted on behalf of the Agents and
the Lenders as of the date first
above written:

BANK OF AMERICA NT & SA, AS ADMINISTRATIVE AGENT


By: ________________________
    Name:
    Title:

                                                                      Annex 1 to
                                                  Subsidiary Guarantee Agreement

            ASSUMPTION AGREEMENT, dated as of ______________, _____, made by ____________________, a ________________ corporation (the "Additional
Guarantor"), in favor of Bank of America NT & SA ("BOA"), as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                              W I T N E S S E T H:

            WHEREAS, L-3 Communications Corporation, a Delaware corporation (the "Borrower"), the Lenders, Lehman Commercial Paper Inc. ("LCPI"), as Documentation Agent, LCPI as Syndication Agent, LCPI as Arranger, and the Administrative Agent have entered into a Credit Agreement, dated as of April 30, 1997, (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

            WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Guarantor) have entered into the Subsidiary Guarantee Agreement, dated as of _________ , ____ (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantee Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

            WHEREAS, the Credit Agreement requires the Additional Guarantor to become a party to the Subsidiary Guarantee Agreement; and

            WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Subsidiary Guarantee Agreement;

            NOW, THEREFORE, IT IS AGREED:

            1. Subsidiary Guarantee Agreement. By executing and delivering this Assumption Agreement, the Additional Subsidiary Guarantor, as provided in
Section 5.14 of the Subsidiary Guarantee Agreement, hereby becomes a party to the Subsidiary Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 1 to the Subsidiary Guarantee Agreement. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Subsidiary Guarantee Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

            2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                            [ADDITIONAL GUARANTOR}


                                            By: _______________________________
                                                Name:
                                                Title:

                                            Address for Notices:

                                            ___________________________________
                                            ___________________________________
                                            ___________________________________

                                            Attention:

                                            Phone: (   ) ___________
                                            Fax: (   ) ___________

Accepted on behalf of the Agents and
the Lenders as of the date first
above written:

BANK OF AMERICA NT & SA, AS ADMINISTRATIVE AGENT


By: ________________________
    Name:
    Title:

                                                                 EXHIBIT B-3
                                                                      TO
                                                               CREDIT AGREEMENT

================================================================================

                      PARENT PLEDGE AND SECURITY AGREEMENT

                                    made by

                       L-3 COMMUNICATIONS HOLDINSG, INC.

                                  in favor of

                            BANK OF AMERICA NT & SA,
                            as Administrative Agent

                           Dated as of April 30, 1997

================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1. DEFINED TERMS ...................................................   1
    1.1    Definitions .....................................................   1
    1.2    Other Definitional Provisions ...................................   4

SECTION 2. GRANT OF SECURITY INTEREST ......................................   5

SECTION 3. REPRESENTATIONS AND WARRANTIES ..................................   6
    3.1    Representations in Credit Agreement .............................   6
    3.2    Title; No Other Liens ...........................................   6
    3.3    Perfected First Priority Liens ..................................   6
    3.4    Chief Executive Office ..........................................   7
    3.5    Inventory and Equipment .........................................   7
    3.6    Pledged Stock ...................................................   7
    3.7    Farm Products ...................................................   7
    3.8    Receivables .....................................................   7
    3.9    Contracts .......................................................   7
    3.10   Intellectual Property ...........................................   7

SECTION 4. COVENANTS .......................................................   7
    4.1    Covenants in Credit Agreement ...................................   7
    4.2    Delivery of instruments and Chattel Paper .......................   8
    4.3    Payment of Obligations ..........................................   8
    4.4    Maintenance of Perfected Security Interest; Further
            Documentation ..................................................   8
    4.5    Changes in Locations, Name, etc..................................   8
    4.6    Notices .........................................................   8
    4.7    Pledged Securities ..............................................   9

SECTION 5. REMEDIAL PROVISIONS .............................................  10
    5.1    Pledged Stock ...................................................  10
    5.2    Proceeds to be Turned Over To Administrative Agent ..............  11
    5.3    Application of Proceeds .........................................  11
    5.4    Code and Other Remedies .........................................  11
    5.5    Registration Rights .............................................  12
    5.6    Waiver, Deficiency ..............................................  13

SECTION 6. THE ADMINISTRATIVE AGENT ........................................  13
    6.1    Administrative Agent's Appointment as Attorney-in-Fact, etc......  13
    6.2    Duty of Administrative Agent ....................................  15
    6.3    Execution of Financing Statements ...............................  15
    6.4    Authority of Administrative Agent ...............................  15

SECTION 7. MISCELLANEOUS ...................................................  15
    7.1    Amendments in Writing ...........................................  15
    7.2    Notices .........................................................  15
    7.3    No Waiver by Course of Conduct; Cumulative Remedies .............  16
    7.4    Enforcement Expenses; Indemnification ...........................  16
    7.5    Successors and Assigns ..........................................  16

                                                                            Page
                                                                            ----
    7.6    Set-Off .........................................................  16
    7.7    Counterparts ....................................................  17
    7.8    Severability ....................................................  17
    7.9    Section Headings ................................................  17
    7.10   Integration .....................................................  17
    7.11   GOVERNING LAW ...................................................  17
    7.12   SUBMISSION TO JURISDICTION; WAIVERS .............................  17
    7.13   Acknowledgements ................................................  18
    7.14   WAIVER OF JURY TRIAL ............................................  18
    7.15   Releases ........................................................  18

                                    FORM OF
                      PARENT PLEDGE AND SECURITY AGREEMENT

            PLEDGE AND SECURITY AGREEMENT, dated as of April 30, 1997, made by L-3 Communications Holdings, Inc., a Delaware corporation ("Holdings"), in favor of Bank of America NT & SA ("BOA") as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (collectively, the "Lenders") from time to time parties to the Credit Agreement, dated as of April 30, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among L-3 Communications Corporation, a Delaware Company (the "Borrower"), the Lenders, Lehman Commercial Paper Inc. ("LCPI"), as documentation agent (in such capacity, the "Documentation Agent"), LCPI as syndication agent (in such capacity, the "Syndication Agent"; and together with the Documentation Agent and Administrative Agent, the "Agents"), LCPI as arranger (in such capacity, the "Arranger") and the Administrative Agent.

                              W I T N E S S E T H :

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

            WHEREAS, Holdings will derive substantial direct and indirect benefit from the making of the extensions of credit to the Borrower under the Credit Agreement; and

            WHEREAS, it is a condition precedent to the several obligations of the Lenders to make their respective extensions of credit to or for the benefit of the Borrower under the Credit Agreement that Holdings shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders and the Agents;

            NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement, and to induce the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, Holdings hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders and the Agents, as follows:

                            SECTION 1. DEFINED TERMS

            1.1 Definitions.

                  1.1(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, Instruments and Inventory.

                  1.1(b) The following terms shall have the following meanings:

                  "Agreement": this Parent Pledge and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Collateral": as defined in Section 2.

                  "Collateral Account": any collateral account established by the Administrative Agent as provided in subsection 5.4.

                  "Contracts": all contracts and agreements to which Holdings is a party on the date hereof or becomes a party subsequent to the date hereof, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of Holdings to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of Holdings to damages arising thereunder and (iii) all rights of Holdings to perform and to exercise all remedies thereunder.

                  "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed on Schedule 4), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

                  "Copyright Licenses": any written agreement naming Holdings as licensor or licensee (including, without limitation, those listed on Schedule 4), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to Holdings, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which Holdings is a party or under which Holdings has any right, title or interest or to which Holdings or any property of Holdings is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of Holdings to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of Holdings to damages arising thereunder and
      (iii) all rights of Holdings to perform and to exercise all remedies thereunder, in each case to the extent the grant by Holdings of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate Holdings to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by Holdings of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Note": any promissory note evidencing loans made by Holdings to any of its Subsidiaries.

                  "Investment Property": as defined in the California UCC.

                  "Issuers": the collective reference to each issuer of a Pledged Security.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, (i) interest accruing at the then applicable rate provided in the Credit Agreement, after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Holdings, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and (ii) any exposure of any Lender under any lockbox arrangement, controlled disbursement arrangement, checking accounts or other similar arrangements (collectively, "Cash Management Agreements") with or on behalf of Holdings and/or its Subsidiaries) to the Administrative Agent or any Lender (or, in the case of any Interest Rate Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Credit Documents, any Letter of Credit or any Interest Rate Agreement entered into by Holdings with any Lender (or any Affiliate of any Lender) or any Cash Management Agreement entered into by Holdings or any Subsidiary of Holdings with any Lender or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent and counsel to the Lenders that are required to be paid by Holdings pursuant to the terms of any of the foregoing agreements).

                  "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to on Schedule 4, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to on Schedule 4, and (iii) all rights to obtain any reissues or extensions of the foregoing.

                  "Patent License": all agreements, whether written or oral, providing for the grant by or to Holdings of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to on Schedule 4.

                  "Pledged Notes": all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Pledgor and all other promissory notes issued to or held by Holdings (other than promissory notes issued in connection with extensions of trade credit by Holdings in the ordinary course of business).

                  "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

                  "Pledged Stock": the shares of Capital Stock listed on
      Schedule 1, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, Holdings while this Agreement is in effect.

                  "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions or payments with respect thereto.

                  "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "Securities Act": the Securities Act of 1933, as amended.

                  "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to on Schedule 4, and (ii) the right to obtain all renewals thereof

                  "Trademark License": any agreement, whether written or oral, providing for the grant by or to Holdings of any right to use any Trademark, including, without limitation, any of the foregoing referred to on Schedule 4.

           1.2 Other Definitional Provisions.

                  1.2(a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  1.2(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  1.2(c) Where the context requires, terms relating to the Collateral or any part thereof shall refer to Holdings' Collateral or the relevant part thereof.

                     SECTION 2. GRANT OF SECURITY INTEREST

            Holdings hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Agents and the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by Holdings or in which Holdings now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

            2.0(a)   all Accounts;

            2.0(b)   all Chattel Paper;

            2.0(c)   all Contracts;

            2.0(d)   all Documents;

            2.0(e)   all Deposit Accounts;

            2.0(0)   all Equipment;

            2.0(g)   all Fixtures;

            2.0(h)   all General Intangibles;

            2.0(i)   all Instruments;

            2.0(j)   all Intellectual Property;

            2.0(k)   all Inventory;

            2.0(l)   all Investment Property;

            2.0(m)   all Pledged Stock;

            2.0(n)   all books and records pertaining to the Collateral; and

            2.0(o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, except as permitted by Section 9-318(4) of the New York UCC, this Agreement shall not constitute an assignment of any Contract, General Intangible, Patent License or Trademark License to the extent that such Contract, General Intangible, Patent License or Trademark License, or the instruments giving the same, would prohibit such assignment.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

            To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Agents and the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, Holdings hereby represents and warrants to each of the Agents and the Lenders that:

            3.1 Representations in Credit Agreement. The representations and warranties set forth in Section 4 of the Credit Agreement, each of which is hereby incorporated herein by reference, are true and correct, and the Agents and the Lenders shall be entitled to rely on each of them as if they were fully set forth herein.

            3.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Agents and the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, Holdings owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Agents and the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

            3.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement:

                  3.3(a) upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Agents and the Lenders, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of Holdings and any Persons purporting to purchase any Collateral from Holdings, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

                  3.3(b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens and other Liens or permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

            3.4 Chief Executive Office. On the date hereof, Holdings' jurisdiction of organization and the location of Holdings' chief executive office is specified on Schedule 3.

            3.5 Inventory and Equipment. None of Collateral constitutes or is the Proceeds of Inventory or Equipment.

            3.6 Pledged Stock.

                  3.6(a) The shares of Pledged Stock pledged by Holdings hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by Holdings.

                  3.6(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  3.6(c) Holdings is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Liens permitted by the Credit Agreement which have priority by operation of law.

            3.7 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

            3.8 Receivables. None of the Collateral constitutes or is the Proceeds of Receivables.

            3.9 Contracts. None of the Collateral constitutes or is the Proceeds of Contracts.

                  3.9(a) Except as set forth on Schedule 5 hereto, none of the parties to any Contract is a Governmental Authority.

            3.10 Intellectual Property. None of the Collateral constitutes or is the Proceeds of Intellectual Property.

                              SECTION 4. COVENANTS

            Holdings covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

            4.1 Covenants in Credit Agreement. Holdings shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by any of the Credit Parties.

            4.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

            4.3 Payment of Obligations. Holdings will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

            4.4 Maintenance of Perfected Security Interest; Further
Documentation.

                  4.4(a) Holdings shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in subsection 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  4.4(b) Holdings will furnish to the Agents and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                  4.4(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of Holdings, Holdings will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

            4.5 Changes in Locations, Name, etc. Holdings will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

            4.6 Notices. Holdings will advise the Agents and the Lenders promptly, in reasonable detail, of:

                  4.6(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder, and

                  4.6(b) of the occurrence of any other event of which it is aware which could reasonably be expected to have a material adverse effect on the enforceability, or perfection or priority of, the security interests purported to be created hereby.

            4.7 Pledged Securities.

                  4.7(a) If Holdings shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, Holdings shall accept the same as the agent of the Agents and the Lenders, hold the same in trust for the Agents and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by Holdings to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by Holdings and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security (or except as provided in the Credit Agreement) for the Obligations. Except as provided in the Credit Agreement, if any sums of money or property so paid or distributed in respect of the Pledged Stock under circumstances described in this
      Section 4.7(a) shall be received by Holdings, Holdings shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of Holdings, as additional collateral security for the Obligations.

                  4.7(b) Except as provided in the Credit Agreement, without the price written consent of the Administrative Agent, Holdings will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Stock or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement),
      (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Stock or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of Holdings or the Administrative Agent to sell, assign or transfer any of the Pledged Stock or Proceeds thereof.

                         SECTION 5. REMEDIAL PROVISIONS

            5.1 Pledged Stock.

                  5.1(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to Holdings of the Administrative Agent's intent to exercise its corresponding rights pursuant to subsection 5.3(b), Holdings shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would materially impair the Collateral or which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Credit Document.

                  5.1(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to Holdings, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Stock and make application thereof to Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Stock at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by Holdings or the Administrative Agent of any right, privilege or option pertaining to such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to Holdings to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  5.1(c) Holdings hereby authorizes and instructs each Issuer of any Pledged Stock pledged by Holdings hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that
      (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Holdings, and Holdings agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Stock directly to the Administrative Agent.

            5.2 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Agents and the Lenders specified in subsection 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by Holdings consisting of cash, checks and other near-cash items shall be held by Holdings in trust for the Agents and the Lenders, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Administrative Agent in the exact form received by Holdings (duly indorsed by Holdings to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by Holdings in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 5.5.

            5.3 Application of Proceeds. At such intervals as may be agreed upon by Holdings and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as required by the Credit Agreement, and any part of such funds which are not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to Holdings or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to Holdings or to whomsoever may be lawfully entitled to receive the same.

            5.4 Code and Other Remedies. If an Event of Default shall occur and be continuing. the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any of the Agents or Lenders or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Agents or Lenders shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived and released. Holdings further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at Holdings' premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agents and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to Holdings. To the extent permitted by applicable law, Holdings waives all claims, damages and demands it may acquire against any Agents or Lenders arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 15 days before such sale or other disposition.

            5.5 Registration Rights.

                  5.5(a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 5.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, Holdings will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Holdings agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  5.5(b) Holdings recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Holdings acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  5.5(c) Holdings agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this subsection 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Holdings further agrees that a breach of any of the covenants contained in this subsection 5.7 will cause irreparable injury to the Agents and the Lenders, that the Agents and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 5.7 shall be specifically enforceable against Holdings, and Holdings hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

            5.6 Waiver; Deficiency. Holdings waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Holdings shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                      SECTION 6. THE ADMINISTRATIVE AGENT

            6.1 Administrative Agent's Appointment as Attorney-in-Fact, etc.

                  6.1(a) Holdings hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Holdings and in the name of Holdings or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Holdings hereby gives the Administrative Agent the power and right, on behalf of Holdings, without notice to or assent by Holdings, to do any or all of the following:

                        (i) in the name of Holdings or its own name, or
            otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                        (ii) in the case of any Intellectual Property, execute
            and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Agents' and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of Holdings relating thereto or represented thereby;

                        (iii) pay or discharge taxes and Liens levied or placed
            on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                        (iv) execute, in connection with any sale provided for
            in subsection, 5.6 or 5.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                        (v)(A) direct any party liable for any payment under any
            of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct: (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments. verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against Holdings with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may reasonably deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and Holdings' expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Agents' and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as Holdings might do.

            Anything in this subsection 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection 6.1(a) unless an Event of Default shall have occurred and be continuing.

                  6.1(b) If Holdings fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  6.1(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this subsection 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by Holdings, shall be payable by Holdings to the Administrative Agent on demand.

                  6.1(d) Holdings hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            6.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody. safekeeping and physical preservation of the Collateral in its possession. under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof The powers conferred on the Agents and the Lenders hereunder are solely to protect the Agents' and the Lenders' interests in the Collateral and shall not impose any duty upon any Agents or Lenders to exercise any such powers. The Agents and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to Holdings for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            6.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, Holdings authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of Holdings in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

            6.4 Authority of Administrative Agent. Holdings acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Agents and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as among the Agents and Holdings, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and Holdings shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 7. MISCELLANEOUS

            7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, restated, supplemented or otherwise modified except in accordance with subsection 10.1 of the Credit Agreement.

            7.2 Notices. All notices, requests and demands to or upon the Agents or Holdings hereunder shall be effected in the manner provided for in subsection
10.2 of the Credit Agreement.

            7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any of the Agents or Lenders, any right, power or privilege hereunder shall operate as a waiver thereof No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any of the Agents or Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, on behalf of the other Agents and the Lenders, would otherwise have on any future occasion. The rights and remedies herein provided are cumulative. may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            7.4 Enforcement Expenses; Indemnification.

                  7.4(a) Holdings agrees to pay or reimburse each of the Lenders and the Agents for all its reasonable costs and expenses incurred in collecting against Holdings or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which Holdings is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and of counsel to each of the other Agents and Lenders.

                  7.4(b) Holdings agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  7.4(c) Holdings agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent Holdings would be required to do so pursuant to subsection 10.5 of the Credit Agreement.

                  7.4(d) The agreements in this subsection 7.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

            7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Holdings and shall inure to the benefit of the Agents and the Lenders and their successors and assigns; provided that Holdings may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

            7.6 Set-Off. Holdings hereby irrevocably authorizes each of the Agents and Lenders at any time and from time to time pursuant to subsection 10.7(a) of the Credit Agreement shall have occurred and be continuing, without notice to Holdings, any such notice being expressly waived by Holdings, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Agent or Lender to or for the credit or the account of the Borrower, or any part thereof in such amounts as such Agent or Lender may elect, against and on account of the obligations and liabilities of Holdings to such Agent or Lender hereunder and claims of every nature and description of such Agent or Lender against Holdings, in any currency, whether arising hereunder, under the Credit Agreement, any other Credit Document or otherwise, as such Agent or Lender may elect, whether or not any Agent or Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each of the Agents and Lenders shall notify Holdings promptly of any such set-off and the application made by such Agent or Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and Lender under this subsection 7.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Agent or Lender may have.

            7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            7.10 Integration. This Agreement and the other Credit Documents represent the agreement of Holdings, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any of the Agents or Lenders relative to subject matter hereof and thereof not expressly set forth or referred to herein, the Credit Agreement or in the other Credit Documents.

            7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            7.12 SUBMISSION TO JURISDICTION; WAIVERS. HOLDINGS HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  7.12(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  7.12(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW

      OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  7.12(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO HOLDINGS AT ITS ADDRESS REFERRED TO IN SUBSECTION 7.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                  7.12(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                  7.12(e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

            7.13 Acknowledgements. Holdings hereby acknowledges that:

                  7.13(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

                  7.13(b) none of the Agents nor Lenders has any fiduciary relationship with or duty to the Holdings arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Holdings, on the one hand, and the Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  7.13(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among Agents, among the Agents and/or the Lenders or among the Borrower and the Agents and/or the Lenders.

            7.14 WAIVER OF JURY TRIAL. HOLDINGS AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE LENDERS AND THE AGENTS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            7.15 Releases.

                  (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and Holdings hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Holdings and the Administrative Agent shall deliver to Holdings any Collateral held by the Administrative Agent hereunder, and execute and deliver to Holdings such documents as Holdings shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by Holdings in a transaction permitted by the Credit Agreement, then the Administrative Agent. at the request and sole expense of Holdings, shall execute and deliver to Holdings all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

                            [Signature page follows]

            IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                   L-3 COMMUNICATIONS HOLDINGS, INC.

                                   By: _________________________________
                                       Name:
                                       Title:

                                   Address for Notices:

                                   600 Third Avenue
                                   34th Floor
                                   New York, New York 10016

                                   Attention: __________________________

                                   Phone: (212) 697-1111
                                   Fax:   (212) ___-_______

Accepted on behalf of the Agents and
the Lenders as of the date first
above written:

BANK OF AMERICA NT & SA, AS ADMINISTRATIVE AGENT


By: ___________________________
    Name:
    Title:

                                                                      Schedule 1

                          DESCRIPTION OF PLEDGED STOCK

Pledged Stock:

Issuer            Class of Stock        Stock Certificate No.     No. of Shares
------            --------------        ---------------------     -------------

Pledged Notes:

Issuer                              Payee                       Principal Amount
------                              -----                       ----------------

                                                                      Schedule 2

                           FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                        Uniform Commercial Code Filings
                        -------------------------------

         [List each office where a financing statement is to be filed]

                          Patent and Trademark Filings
                          ----------------------------

                               [List all filings]

                     Actions with respect to Pledged Stock
                     -------------------------------------

                                 Other Actions
                                 -------------

                      [Describe other actions to be taken]

                                                                      Schedule 3

      LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

                 Holdings                       Location
                 --------                       --------

                                                                      Schedule 4

                       COPYRIGHTS AND COPYRIGHT LICENSES

o     NONE

                          PATENTS AND PATENT LICENSES

o     NONE

                       TRADEMARKS AND TRADEMARK LICENSES

o     NONE

                                                                      Schedule 5

                      CONTRACTS WITH GOVERNMENT AUTHORITY

                          ACKNOWLEDGEMENT AND CONSENT

      The undersigned hereby acknowledges receipt of a copy of the Parent Pledge and Security Agreement dated as of April 30, 1997 (the "Agreement"), made by the parties thereto for the benefit of Bank of America NT & SA, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

      1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

      2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.7(a) of the Agreement.

      3. The terms of Sections 5.1(a) and 5.5 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(a) or 5.5 of the Agreement.

                                  [NAME OF ISSUER]


                                  ____________________________________________

                                  Name: ______________________________________

                                  Title:______________________________________

                                  Address for Notices:

                                  ____________________________________________
                                  ____________________________________________
                                  Fax:  ______________________________________

                                                                     EXHIBIT B-4
                                                                              TO
                                                                CREDIT AGREEMENT

================================================================================

                     BORROWER PLEDGE AND SECURITY AGREEMENT

                                     made by

                         L-3 COMMUNICATIONS CORPORATION

                                   in favor of

                            BANK OF AMERICA NT & SA,
                             as Administrative Agent

                           Dated as of April 30, 1997

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1. DEFINED TERMS ....................................................  1
   1.1   Definitions ........................................................  1
   1.2   Other Definitional Provisions ......................................  5

SECTION 2. GRANT OF SECURITY INTEREST .......................................  5
SECTION 3. REPRESENTATIONS AND WARRANTIES ...................................  6
   3.1   Title; No Other Liens ..............................................  6
   3.2   Perfected First Priority Liens .....................................  6
   3.3   Chief Executive Office .............................................  7
   3.4   Inventory and Equipment ............................................  7
   3.5   Pledged Securities .................................................  7
   3.6   Farm Products ......................................................  7
   3.7   Receivables ........................................................  7
   3.8   Contracts ..........................................................  7
   3.9   Intellectual Property ..............................................  8

SECTION 4. COVENANTS ........................................................  9
   4.1   Delivery of Instruments and Chattel Paper ..........................  9
   4.2   Maintenance of Insurance ...........................................  9
   4.3   Payment of Obligations .............................................  9
   4.4   Maintenance of Perfected Security Interest; Further Documentation ..  9
   4.5   Changes in Locations, Name, etc. ................................... 10
   4.6   Notices ............................................................ 10
   4.7   Pledged Securities ................................................. 10
   4.8   Receivables ........................................................ 11
   4.9   Contracts .......................................................... 12
   4.10  Intellectual Property .............................................. 13

SECTION 5. REMEDIAL PROVISIONS .............................................. 14
   5.1   Certain Matters Relating to Receivables ............................ 14
   5.2   Communications with Obligors; Borrower Remains Liable .............. 16
   5.3   Pledged Stock ...................................................... 16
   5.4   Proceeds to be Turned Over To Administrative Agent ................. 17
   5.5   Application of Proceeds ............................................ 17
   5.6   Code and Other Remedies ............................................ 18
   5.7   Registration Rights ................................................ 18
   5.8   Waiver Deficiency .................................................. 19

SECTION 6. THE ADMINISTRATIVE AGENT ......................................... 19
   6.1   Administrative Agent's Appointment as Attorney-in-Fact, etc. ....... 19
   6.2   Duty of Administrative Agent ....................................... 21
   6.3   Execution of Financing Statements .................................. 22
   6.4   Authority of Administrative Agent .................................. 22

SECTION 7. MISCELLANEOUS .................................................... 22
   7.1   Amendments in Writing .............................................. 22

                                                                            Page
                                                                            ----

   7.2   Notices ............................................................ 22
   7.3   No Waiver by Course of Conduct; Cumulative Remedies ................ 22
   7.4   Enforcement Expenses; Indemnification .............................. 22
   7.5   Successors and Assigns ............................................. 23
   7.6   Set-Off ............................................................ 23
   7.7   Counterparts ....................................................... 23
   7.8   Severability ....................................................... 24
   7.9   Section Headings ................................................... 24
   7.10  Integration ........................................................ 24
   7.11  GOVERNING LAW ...................................................... 24
   7.12  SUBMISSION TO JURISDICTION; WAIVERS ................................ 24
   7.13  Acknowledgements ................................................... 25
   7.14  WAIVER OF JURY TRIAL ............................................... 25
   7.15  Releases ........................................................... 25
   7.16  Conflict ........................................................... 26

                                     FORM OF
                     BORROWER PLEDGE AND SECURITY AGREEMENT

            PLEDGE AND SECURITY AGREEMENT, dated as of April 30, 1997, made by L-3 Communications Corporation, a Delaware corporation (the "Borrower"), in favor of Bank of America NT & SA ("BOA") as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (collectively, the "Lenders") from time to time parties to the Credit Agreement, dated as of April 30, 1997 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders, Lehman Commercial Paper Inc. ("LCPI"), as documentation agent (in such capacity, the "Documentation Agent"), LCPI as syndication agent (in such capacity, the "Syndication Agent"; and together with the Documentation Agent and Administrative Agent, the "Agents"), LCPI as arranger (in such capacity, the "Arranger") and the Administrative Agent.

                                   WITNESSETH:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Borrower will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

            WHEREAS, it is a condition precedent to the several obligations of the Lenders to make their respective extensions of credit to or for the benefit of the Borrower under the Credit Agreement that the Borrower shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders and the Agents;

            NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement, and to induce the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, Borrower hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders and the Agents, as follows:

                            SECTION 1. DEFINED TERMS

            1.1 Definitions.

                  1.1(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, Instruments and Inventory.

                  1.1(b) The following terms shall have the following meanings:

            "Agreement": the Borrower Pledge and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Collateral": as defined in Section 2.

            "Collateral Account": any collateral account established by the Administrative Agent as provided in subsections 5.1 or 5.4.

            "Contracts": all contracts and agreements to which the Borrower is a party on the date hereof or becomes a party subsequent to the date hereof, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of the Borrower to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Borrower to damages arising thereunder and (iii) all rights of the Borrower to perform and to exercise all remedies thereunder.

            "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed on Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

            "Copyright Licenses": any written agreement naming the Borrower as licensor or licensee (including, without limitation, those listed on Schedule
5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

            "General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to the Borrower, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which the Borrower is a party or under which the Borrower has any right, title or interest or to which the Borrower or any property of the Borrower is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Borrower to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Borrower to damages arising thereunder and (iii) all rights of the Borrower to perform and to exercise all remedies thereunder, in each case to the extent the grant by the Borrower of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Borrower to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Borrower of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

            "Government Contract": a Contract with a Government Authority, each as listed on Schedule 6.

            "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Intercompany Note": any promissory note evidencing loans made by the Borrower to any of its Subsidiaries.

            "Investment Property": as defined in the California UCC.

            "Issuers": the collective reference to each issuer of a Pledged Security.

            "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, (i) interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and (ii) any exposure of any Lender under any lockbox arrangement, controlled disbursement arrangement, checking accounts or other similar arrangements (collectively, "Cash Management Agreements") with or on behalf of the Borrower and/or its Subsidiaries) to the Administrative Agent or any Lender (or, in the case of any Interest Rate Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Credit Documents, any Letter of Credit or any Interest Rate Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any Cash Management Agreement entered into by the Borrower or any Subsidiary of the Borrower with any Lender or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent and counsel to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

            "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to on Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to on Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

            "Patent License": all agreements, whether written or oral, providing for the grant by or to the Borrower of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to on Schedule 5.

            "Pledged Notes": all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Pledgor and all other promissory notes issued to or held by the Borrower (other than promissory notes issued in connection with extensions of trade credit by the Borrower in the ordinary course of business).

            "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

            "Pledged Stock": the shares of Capital Stock listed on Schedule 1, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, the Borrower while this Agreement is in effect.

            "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

            "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

            "Restricted Government Contract": Government Contracts which, by their terms, prohibit the assignment of Receivables thereunder.

            "Securities Act": the Securities Act of 1933, as amended.

            "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to on Schedule 5, and (ii) the right to obtain all renewals thereof.

            "Trademark License": any agreement, whether written or oral, providing for the grant by or to the Borrower of any right to use any Trademark, including, without limitation, any of the foregoing referred to on Schedule 5.

            1.2 Other Definitional Provisions.

                  1.2(a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  1.2(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  1.2(c) Where the context requires, terms relating to the Collateral or any part thereof shall refer to the Borrower's Collateral or the relevant part thereof.

                      SECTION 2. GRANT OF SECURITY INTEREST

            Borrower hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Agents and the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

            2.0(a) all Accounts;

            2.0(b) all Chattel Paper;

            2.0(c) all Contracts;

            2.0(d) all Documents;

            2.0(e) all Deposit Accounts;

            2.0(f) all Equipment;

            2.0(g) all Fixtures;

            2.0(h) all General Intangibles;

            2.0(i) all Instruments;

            2.0(j) all Intellectual Property;

            2.0(k) all Inventory;

            2.0(l) all Investment Property;

            2.0(m) all Pledged Securities;

            2.0(n) all books and records pertaining to the Collateral; and

            2.0(o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, except as permitted by Section 9-318(4) of the New York UCC, this Agreement shall not constitute an assignment of any Contract, General Intangible, Patent License or Trademark License to the extent that such Contract, General Intangible, Patent License or Trademark License, or the instruments giving the same, would prohibit such assignment.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

            To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Agents and the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, Borrower hereby represents and warrants to each of the Agents and the Lenders that:

            3.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Agents and the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, the Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Agents and the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

            3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement:

                  3.2(a) upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Agents and the Lenders, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

                  3.2(b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens and other Liens or permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

            3.3 Chief Executive Office. On the date hereof, the Borrower's jurisdiction of organization and the location of the Borrower's chief executive office is specified on Schedule 3.

            3.4 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on
Schedule 4.

            3.5 Pledged Securities.

                  3.5(a) The shares of Pledged Stock pledged by the Borrower hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by the Borrower.

                  3.5(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  3.5(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  3.5(d) The Borrower is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Liens permitted by the Credit Agreement which have priority by operation of law.

            3.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

            3.7 Receivables.

                  3.7(a) Except as set forth on Schedule 6 hereto, none of the obligors on any material Receivable is a Governmental Authority.

                  3.7(b) The amounts represented by the Borrower to the Lenders from time to time as owing to the Borrower in respect of the Receivables will at such times be accurate in all material respects.

            3.8 Contracts.

                  3.8(a) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  3.8(b) Except as set forth on Schedule 4.5 to the Credit Agreement, no consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

                  3.8(c) Neither the Borrower nor (to the best of the Borrower's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  3.8(d) The right, title and interest of the Borrower in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  3.8(e) No amount payable to the Borrower under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

                  3.8(f) Except as set forth on Schedule 6 hereto, none of the parties to any Contract is a Governmental Authority.

            3.9 Intellectual Property.

                  3.9(a) The Borrower owns no material Intellectual Property other than as set forth on Schedule 5.

                  3.9(b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person, except as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  3.9(c) Except as set forth in Schedule 5, on the date hereof, none of the material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which the Borrower is the licensor or franchisor.

                  3.9(d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or the Borrower's ownership interests in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

                  3.9(e) No action or proceeding is pending, or, to the knowledge of the Borrower, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or the Borrower's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

                              SECTION 4. COVENANTS

            Borrower covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

            4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

            4.2 Maintenance of Insurance.

                  4.2(a) The Borrower will maintain, with financially sound and reputable companies, insurance policies as required by subsection 6.5 of the Credit Agreement.

                  4.2(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

                  4.2(c) The Borrower shall deliver to the Agents and the Lenders a report of a reputable insurance broker with respect to such insurance during the month of December in each calendar year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

            4.3 Payment of Obligations. The Borrower will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

            4.4 Maintenance of Perfected Security Interest; Further
Documentation.

                  4.4(a) The Borrower shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in subsection 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  4.4(b) The Borrower will furnish to the Agents and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                  4.4(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

            4.5 Chances in Locations, Name, etc. The Borrower will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment shall be kept:

                  (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 4;

                  (ii) change the location of its chief executive office from that referred to in Section 3.4; or

                  (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

            4.6 Notices. The Borrower will advise the Agents and the Lenders promptly, in reasonable detail, of:

                  4.6(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

                  4.6(b) of the occurrence of any other event of which it is aware which could reasonably be expected to have a material adverse effect on the enforceability, or perfection or priority of, the security interests purported to be created hereby.

            4.7 Pledged Securities.

                  4.7(a) If the Borrower shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Borrower shall accept the same as the agent of the Agents and the Lenders, hold the same in trust for the Agents and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Borrower to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Borrower and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security (or except as provided in the Credit Agreement) for the Obligations. Except as provided in the Credit Agreement, if any sums of money or property so paid or distributed in respect of the Pledged Securities under circumstances described in this Section 4.7(a) shall be received by the Borrower, the Borrower shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Borrower, as additional collateral security for the Obligations.

                  4.7(b) Except as provided in the Credit Agreement, without the prior written consent of the Administrative Agent, the Borrower will not
      (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Borrower or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

            4.8 Receivables.

                  4.8(a) Other than in the ordinary course of business, the Borrower will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

                  4.8(b) The Borrower will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

                  4.8(c) Upon the written request of the Required Lenders upon the occurrence and during the continuance of an Event of Default, the Borrower hereby authorizes the Administrative Agent upon prior written notice to the Borrower to (x) file a Notice of Assignment pursuant to the provisions of the Assignment of Claims Act of 1940, as amended, with the appropriate officer or officers of the appropriate Government Authority with respect to each Government Contract (other than Restricted Government Contracts) and (y) take all such other action as the Administrative Agent reasonably deems necessary to comply with the provisions of the Assignment of Claims Act of 1940, as amended, and the Borrower shall, upon written request of the Administrative Agent, promptly use its best efforts to have such Notices of Assignment executed by the appropriate officer or officers of the appropriate Government Authority; (iv) with respect to each contract, agreement or transaction pursuant to which any State or any political subdivision thereof is a party, execute and deliver all notices which are required under, and comply in all other respects with, the laws of such State to ensure that the Administrative Agent has a valid and perfected first priority security interest in such contract, agreement or transaction to the extent required by the terms of the Credit Agreement; and (v) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

            4.9 Contracts.

                  4.9(a) The Borrower will perform and comply in all material respects with all its obligations under its material Contracts.

                  4.9(b) The Borrower will not amend, modify, terminate or waive any provision of any material Contract in any manner which could reasonably be expected to materially adversely affect the value of such material Contract as Collateral.

                  4.9(c) The Borrower will exercise promptly and diligently each and every right which it may have under each material Contract (other than any right of termination).

                  4.9(d) The Borrower will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any material Contract that questions the validity or enforceability of such material Contract.

                  4.9(e) The Borrower represents and warrants that the Government Contracts referenced on Schedule 6 constitute all Government Contracts having a value equal to or in excess of $1.0 million to which the Borrower is a party on the date hereof.

                  4.9(f) The Borrower will, when required under Section 6.13 of the Credit Agreement, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent, the GC Notice Recipients with respect to any Government Contract or any other Person from time to time such documents, instruments, certificates or reports and take such further steps relating to the Collateral consisting of the Receivables in respect of Government Contracts which (i) the Administrative Agent deems necessary to perfect, preserve or protect its security interest in such Collateral or (ii) shall be necessary to comply with the provisions of 31 U.S.C. ss. 3727 or 41 U.S.C. ss. 15.

                  4.9(g) The Borrower hereby covenants and agrees that it will not enter any Restricted Government Contracts unless the Borrower determines in good faith that it must agree to a prohibition on the assignment of Receivables arising under such Government Contract in order to obtain such Government Contract and gives the Administrative Agent written notice that it has entered into such Restricted Government Contract.

            4.10 Intellectual Property.

                  4.10(a) The Borrower (either itself or through licensees) will
      (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, except where the failure to do so could not, individually or in the aggregate, be expected to have a Material Adverse Effect, (ii) maintain as in the past the quality of products and services offered under such material Trademark, (iii) use such material Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such material Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, (v) not do any act or knowingly omit to do any act whereby such material Trademark may become invalidated or impaired in any way, and (vi) use reasonable efforts to prevent any licensee or sublicensee thereof from doing any act or knowingly omitting to do any act whereby such trademark may become invalidated or impaired in any way.

                  4.10(b) The Borrower will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public and will use reasonable efforts to prevent any sublicensee from doing any act, or omitting to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

                  4.10(c) The Borrower will not do any act or knowingly omit to do any act and will use reasonable efforts to prevent any licensee or sublicensee thereof from doing any act or knowingly omitting to do any act whereby any material portion of the material Copyrights may become invalidated or otherwise impaired. The Borrower will not do any act and will use reasonable efforts to prevent any sublicensee from doing any act whereby any material portion of the Copyrights may fall into the public domain.

                  4.10(d) The Borrower (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

                  4.10(e) The Borrower will notify the Administrative Agent and the Lenders immediately if it knows that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding the Borrower's ownership of, or the validity of, any material Intellectual Property or the Borrower's right to register the same or to own and maintain the same.

                  4.10(f) Whenever the Borrower, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Borrower shall report such filing to the Administrative Agent within 30 Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, the Borrower shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Agents' and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Borrower relating thereto or represented thereby.

                  4.10(g) The Borrower will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of any necessary applications for renewal, affidavits of use and affidavits of incontestability, and paying all necessary fees, except to the extent the failure to do so could not, individually or in the aggregate, be expected to have a Material Adverse Effect.

                  4.10(h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, the Borrower shall (i) take such actions as the Borrower shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value to the Borrower and its Subsidiaries taken as a whole, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation or dilution.

                         SECTION 5. REMEDIAL PROVISIONS

            5.1 Certain Matters Relating to Receivables.

                  5.1(a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent's request and at the expense of the Borrower, the Borrower shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

                  5.1(b) The Administrative Agent hereby authorizes the Borrower to collect the Borrower's Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by the Borrower, (i) shall be forthwith (and, in any event, within two Business
      Days) deposited by the Borrower in the exact form received, duly indorsed by the Borrower to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in subsection 5.5, and
      (ii) until so turned over, shall be held by the Borrower in trust for the Agents and the Lenders, segregated from other funds of the Borrower. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. In addition, the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to the Borrower of its intention to do so, to require the Borrower to prepare notices of assignment for each Government Contract for which it has not previously delivered a notice of assignment pursuant to Section 6.13 of the Credit Agreement and to file such notices of assignment (and any notice of assignment delivered to the Administrative Agent pursuant to Section 6.13 of the Credit Agreement) with the appropriate contracting officer of the appropriate Government Authority and to otherwise notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Administrative Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Borrower thereunder directly to the Administrative Agent and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done. After receipt by the Borrower of the notice from the Administrative Agent referred to in the proviso to the preceding sentence,
      (i) all amounts and proceeds (including instruments) received by the Borrower in respect of the Receivables shall be received in trust for the benefit of the Administrative Agent, the Agents, the Lenders, the Issuing Banks and the other Holders hereunder, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) to be applied to the Obligations in accordance with Section 8 of the Credit Agreement and (ii) the Borrower shall not adjust, settle or compromise the amount or payment of any Account, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                  5.1(c) At the Administrative Agent's request, the Borrower shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

            5.2 Communications with Obligors; Borrower Remains Liable.

                  5.2(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the

      Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

                  5.2(b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

                  5.2(c) Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Agent or Lender of any payment relating thereto, nor shall any Agent or Lender be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            5.3 Pledged Stock.

            5.3(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Borrower of the Administrative Agent's intent to exercise its corresponding rights pursuant to subsection 5.3(b), the Borrower shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would materially impair the Collateral or which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Credit Document.

                  5.3(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Borrower, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Borrower Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Borrower or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Borrower to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  5.3(c) The Borrower hereby authorizes and instructs each Issuer of any Pledged Securities pledged by the Borrower hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Borrower, and the Borrower agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

            5.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Agents and the Lenders specified in subsection 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Agents and the Lenders, segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Administrative Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by the Borrower in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 5.5.

            5.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as required by the Credit Agreement, and any part of such funds which are not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

            5.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any of the Agents or Lenders or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Agents or Lenders shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived and released. The Borrower further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agents and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against any Agents or Lenders arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 15 days before such sale or other disposition.

            5.7 Registration Rights.

                  5.7(a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 5.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Borrower will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Borrower agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  5.7(b) The Borrower recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  5.7(c) The Borrower agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this subsection 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. The Borrower further agrees that a breach of any of the covenants contained in this subsection
      5.7 will cause irreparable injury to the Agents and the Lenders, that the Agents and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence. that each and every covenant contained in this subsection 5.7 shall be specifically enforceable against the Borrower, and the Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

            5.8 Waiver; Deficiency. The Borrower waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                       SECTION 6. THE ADMINISTRATIVE AGENT

            6.1 Administrative Agent's Appointment as Attorney-in-Fact, etc.

                  6.1(a) The Borrower hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Administrative Agent the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do any or all of the following:

                  (i) in the name of the Borrower or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                  (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Agents' and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of the Borrower relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iv) execute, in connection with any sale provided for in subsection, 5.6 or 5.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (v)(A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may reasonably deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Agents' and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

            Anything in this subsection 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection 6.1(a) unless an Event of Default shall have occurred and be continuing.

                  6.1(b) If the Borrower fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  6.1(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this subsection 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the Borrower, shall be payable by the Borrower to the Administrative Agent on demand.

                  6.1(d) The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            6.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agents and the Lenders hereunder are solely to protect the Agents' and the Lenders' interests in the Collateral and shall not impose any duty upon any Agents or Lenders to exercise any such powers. The Agents and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            6.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, the Borrower authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Borrower in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

            6.4 Authority of Administrative Agent. The Borrower acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Agents and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as among the Agents and the Borrower, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 7. MISCELLANEOUS

            7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, restated, supplemented or otherwise modified except in accordance with subsection 10.1 of the Credit Agreement.

            7.2 Notices. All notices, requests and demands to or upon the Agents or the Borrower hereunder shall be effected in the manner provided for in subsection 10.2 of the Credit Agreement.

            7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any of the Agents or Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any of the Agents or Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, on behalf of the other Agents and the Lenders, would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            7.4 Enforcement Expenses; Indemnification.

                  7.4(a) The Borrower agrees to pay or reimburse each of the Lenders and the Agents for all its reasonable costs and expenses incurred in collecting against the Borrower or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which the Borrower is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and of counsel to each of the other Agents and Lenders.

                  7.4(b) The Borrower agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  7.4(c) The Borrower agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the Credit Agreement.

                  7.4(d) The agreements in this subsection 7.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

            7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Agents and the Lenders and their successors and assigns; provided that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

            7.6 Set-Off. The Borrower hereby irrevocably authorizes each of the Agents and Lenders at any time and from time to time pursuant to subsection 10.7(a) of the Credit Agreement shall have occurred and be continuing, without notice to the Borrower, any such notice being expressly waived by the Borrower, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Agent or Lender to or for the credit or the account of the Borrower, or any part thereof in such amounts as such Agent or Lender may elect, against and on account of the obligations and liabilities of the Borrower to such Agent or Lender hereunder and claims of every nature and description of such Agent or Lender against the Borrower, in any currency, whether arising hereunder, under the Credit Agreement, any other Credit Document or otherwise, as such Agent or Lender may elect, whether or not any Agent or Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each of the Agents and Lenders shall notify the Borrower promptly of any such set-off and the application made by such Agent or Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and Lender under this subsection 7.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Agent or Lender may have.

            7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            7.10. Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any of the Agents or Lenders relative to subject matter hereof and thereof not expressly set forth or referred to herein, the Credit Agreement or in the other Credit Documents.

            7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            7.12 SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  7.12(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  7.12(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  7.12(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS REFERRED TO IN SUBSECTION 7.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                  7.12(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION, AND

                  7.12(e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

            7.13 Acknowledgements. The Borrower hereby acknowledges that:

                  7.13(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

                  7.13(b) none of the Agents nor Lenders has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Borrower, on the one hand, and the Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  7.13(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among Agents, among the Agents and/or the Lenders or among the Borrower and the Agents and/or the Lenders.

            7.14 WAIVER OF JURY TRIAL. THE BORROWER AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE LENDERS AND THE AGENTS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            7.15 Releases.

                  (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Borrower hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower and the Administrative Agent shall deliver to the Borrower any Collateral held by the Administrative Agent hereunder, and execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Borrower in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

            7.16 Conflict. In the event there is a conflict between the terms of this Agreement and the Credit Agreement, the Credit Agreement shall control.

                            [Signature page follows]

            IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                                L-3 COMMUNICATIONS CORPORATION


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                                Address for Notices:

                                                600 Third Avenue
                                                34th Floor
                                                New York, New York 10016

                                                Attention:
                                                          ----------------------

                                                Phone:(212) 697-1111
                                                Fax: (212) ___-_____

Accepted on behalf of the Agents
and the Lenders as of the date first
above written:

BANK OF AMERICA NT & SA, AS ADMINISTRATIVE AGENT


By:
   --------------------------
   Name:
   Title:

                                                                      Schedule 1

                        DESCRIPTION OF PLEDGED SECURITIES

Pledged Stock:

         Issuer           Class of Stock    Stock Certificate No.  No. of Shares
----------------------- ------------------ ----------------------- -------------

Pledged Notes:

             Issuer                      Payee               Principal Amount
------------------------------- -------------------------- ---------------------

                                                                      Schedule 2

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings

         [List each office where a financing statement is to be filed]

                          Patent and Trademark Filings

                               [List all filings]

                      Actions with respect to Pledged Stock

                                  Other Actions

                      [Describe other actions to be taken]

                                                                      Schedule 3

      LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

                  Borrower                           Location
                  --------                           --------

                                                                      Schedule 4

                       LOCATION OF INVENTORY AND EQUIPMENT

                  Borrower                           Locations
                  --------                           ---------

                                                                      Schedule 5

                        COPYRIGHTS AND COPYRIGHT LICENSES

                           PATENTS AND PATENT LICENSES

                       TRADEMARKS AND TRADEMARK LICENSES

                                                                      Schedule 6

                              GOVERNMENT CONTRACTS

                           ACKNOWLEDGEMENT AND CONSENT

      The undersigned hereby acknowledges receipt of a copy of the Borrower Pledge and Security Agreement dated as of April 30, 1997 (the "Agreement"), made by the parties thereto for the benefit of Bank of America NT & SA, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

      1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

      2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.7(a) of the Agreement.

      3. The terms of Sections 5.3(a) and 5.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(a) or 5.7 of the Agreement.

                                         [NAME OF ISSUER]


                                         -------------------------------
                                         Name:
                                              --------------------------
                                         Title:
                                              --------------------------

                                         Address for Notices:

                                         -------------------------------

                                         -------------------------------
                                         Fax:
                                             ---------------------------

                                                                     EXHIBIT B-5
                                                                              TO
                                                                CREDIT AGREEMENT

================================================================================

                    SUBSIDIARY PLEDGE AND SECURITY AGREEMENT

                                     made by

                        L-3 COMMUNICATIONS HOLDINGS, INC.

                                   in favor of

                            BANK OF AMERICA NT & SA,
                             AS ADMINISTRATIVE AGENT

                          Dated as of ________ __, ___

================================================================================

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

SECTION 1. DEFINED TERMS ................................................   2
      1.1   Definitions .................................................   2
      1.2   Other Definitional Provisions ...............................   5

SECTION 2. GRANT OF SECURITY INTEREST ...................................   5

SECTION 3. REPRESENTATIONS AND WARRANTIES ...............................   6
      3.1   Representations in Credit Agreement .........................   6
      3.2   Title; No Other Liens .......................................   7
      3.3   Perfected First Priority Liens ..............................   7
      3.4   Chief Executive Office ......................................   7
      3.5   Inventory and Equipment .....................................   7
      3.6   Farm Products ...............................................   7
      3.7   Pledged Securities ..........................................   7
      3.8   Receivables .................................................   8
      3.9   Contracts ...................................................   8
      3.10  Intellectual Property .......................................   9

SECTION 4. COVENANTS ....................................................   9
      4.1   Covenants in Credit Agreement ...............................   9
      4.2   Delivery of Instruments and Chattel Paper ...................   9
      4.3   Maintenance of Insurance ....................................   9
      4.4   Payment of Obligations ......................................  10
      4.5   Maintenance of Perfected Security Interest; Further
            Documentation ...............................................  10
      4.6   Chances in Locations, Name, etc .............................  10
      4.7   Notices .....................................................  11
      4.8   Pledged Securities ..........................................  11
      4.9   Receivables .................................................  12
      4.10  Contracts ...................................................  13
      4.11  Intellectual Property .......................................  14

SECTION 5.  REMEDIAL PROVISIONS .........................................  15
     5.1    Certain Matters Relating to Receivables .....................  15
     5.2    Communications with Obligors; Grantors Remain Liable ........  16
     5.3    Pledged Stock ...............................................  17
     5.4    Proceeds to be Turned Over To Administrative Agent ..........  18
     5.5    Application of Proceeds .....................................  18
     5.6    Code and Other Remedies .....................................  18
     5.7    Registration Rights .........................................  19
     5.8    Waiver: Deficiency ..........................................  20

SECTION 6.  THE ADMINISTRATIVE AGENT ....................................  20
     6.1    Administrative Agent's Appointment as Attorney-in-Fact, etc .  20
     6.2    Duty of Administrative Agent ................................  22
     6.3    Execution of Financing Statements ...........................  22

     6.4    Authority of Administrative Agent ...........................  22

SECTION 7.  MISCELLANEOUS ...............................................  23
     7.1    Amendments in Writing .......................................  23
     7.2    Notices .....................................................  23
     7.3    No Waiver by Course of Conduct; Cumulative Remedies .........  23
     7.4    Enforcement Expenses; Indemnification .......................  23
     7.5    Successors and Assigns ......................................  24
     7.6    Set-Off .....................................................  24
     7.7    Counterparts ................................................  24
     7.8    Severability ................................................  24
     7.9    Section Headings ............................................  24
     7.10   Integration .................................................  24
     7.11   GOVERNING LAW ...............................................  25
     7.12   SUBMISSION TO JURISDICTION; WAIVERS .........................  25
     7.13   Acknowledgements ............................................  25
     7.14   WAIVER OF JURY TRIAL ........................................  26
     7.15   Additional Grantors .........................................  26
     7.16   Releases ....................................................  26
     7.17   Conflict ....................................................  26

                                     FORM OF
                    SUBSIDIARY PLEDGE AND SECURITY AGREEMENT

            SUBSIDIARY PLEDGE AND SECURITY AGREEMENT, dated as of ________, ____, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of Bank of America NT & SA, ("BOA") as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (collectively, the "Lenders") from time to time parties to the Credit Agreement, dated as of April 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among L-3 Communications Corporation, a Delaware corporation (the "Borrower"), the Lenders, Lehman Commercial Paper Inc. ("LCPI"), as documentation agent (in such capacity, the "Documentation Agent"), LCPI as syndication agent (in such capacity, the "Syndication Agent" and together with the Documentation Agent and Administrative Agent, the "Agents"), LCPI as arranger (in such capacity, the "Arranger") and the Administrative Agent.

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

            WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

            WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

            WHEREAS, it is a condition precedent to the several obligations of the Lenders to make their respective extensions of credit to or for the benefit of the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders and the Agents;

            NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement, and to induce the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders and the Agents, as follows:

                            SECTION 1. DEFINED TERMS

            1.1 Definitions.

                  1.1(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, Instruments and Inventory.

                  1.1(b) The following terms shall have the following meanings:

                  "Agreement": this Subsidiary Pledge and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Collateral": as defined in Section 2.

                  "Collateral Account": any collateral account established by the Administrative Agent as provided in subsection 5.1 or 5.4.

                  "Contracts": all contracts and agreements to which the Borrower is a party on the date hereof or becomes a party subsequent to the date hereof, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

                  "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed on Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

                  "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed on Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                  "Government Contract": a Contract with a Government Authority, each as listed on Schedule 6.

                  "Holdings": L-3 Communications Holdings, Inc.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Note": any promissory note evidencing loans made by any Grantor to Holdings, the Borrower or any of their respective Subsidiaries.

                  "Investment Property": as defined in the California UCC.

                  "Issuers": the collective reference to each issuer of a Pledged Security.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, (i) interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and (ii) any exposure of any Lender under any lockbox arrangement, controlled disbursement arrangement, checking accounts or other similar arrangements (collectively, "Cash Management Agreements") with or on behalf of the Borrower and/or its Subsidiaries) to the Administrative Agent or any Lender (or, in the case of any Interest Rate Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Credit Documents, any Letter of Credit or any Interest Rate Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any Cash Management Agreement entered into by the Borrower or any Subsidiary of the Borrower with any Lender or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent and counsel to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

                  "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to on Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to on Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

                  "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to on
      Schedule 5.

                  "Pledged Notes": all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Pledgor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                  "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

                  "Pledged Stock": the shares of Capital Stock listed on
      Schedule 1, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

                  "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

                  "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "Restricted Government Contract": Government Contracts which, by their terms, prohibit the assignment of Receivables thereunder.

                  "Securities Act": the Securities Act of 1933, as amended.

                  "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to on Schedule 5, and (ii) the right to obtain all renewals thereof.

                  "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to on Schedule 5.

            1.2 Other Definitional Provisions.

                  1.2(a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  1.2(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  1.2(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                      SECTION 2. GRANT OF SECURITY INTEREST

            Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Agents and the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

            2.0(a) all Accounts;

            2.0(b) all Chattel Paper;

            2.0(c) all Contracts;

            2.0(d) all Deposit Accounts;

            2.0(e) all Documents;

            2.0(f) all Equipment;

            2.0(g) all Fixtures;

            2.0(h) all General Intangibles;

            2.0(i) all Instruments;

            2.0(j) all Intellectual Property;

            2.0(k) all Inventory;

            2.0(l) all Investment Property;

            2.0(m) all Pledged Securities;

            2.0(n) all books and records pertaining to the Collateral; and

            2.0(o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, except as permitted by Section 9-318(4) of the New York UCC, this Agreement shall not constitute an assignment of any Contract, General Intangible, Patent License or Trademark License to the extent that such Contract, General Intangible, Patent License or Trademark License, or the instruments giving the same, would prohibit such assignment.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

            To induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Agents and the Lenders to make their respective extensions of credit to or for the benefit of the Borrower thereunder, each Grantor hereby represents and warrants to each of the Agents and the Lenders that:

            3.1 Representations in Credit Agreement. In the case of each Grantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Grantor, each of which is hereby incorporated herein by reference, are true and correct, and each of the Agents and Lenders shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Grantor's knowledge.

            3.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Agents and the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Agents and the Lenders, pursuant to this Agreement or as are permitted by the Credit Agreement.

            3.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement:

                  3.3(a) upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Agents and the Lenders, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

                  3.3(b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens and other Liens or permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

            3.4 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office is specified on Schedule 3.

            3.5 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on
Schedule 4.

            3.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

            3.7 Pledged Securities.

                  3.7(a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

                  3.7(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  3.7(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  3.7(d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and other Liens permitted by the Credit Agreement which have priority by operation of law.

            3.8 Receivables.

                  3.8(a) Except as set forth on Schedule 6 hereto, none of the obligors on any material Receivable is a Governmental Authority.

                  3.8(b) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

            3.9 Contracts.

                  3.9(a) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  3.9(b) Except as set forth on Schedule 4.5 to the Credit Agreement, no consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

                  3.9(c) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  3.9(d) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  3.9(e) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

                  3.9(f) Except as set forth on Schedule 6 hereto, none of the parties to any Contract is a Governmental Authority.

            3.10 Intellectual Property.

                  3.10(a) Each Grantor owns no material Intellectual Property other than as set forth on Schedule 5.

                  3.10(b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person, except as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  3.10(c) Except as set forth in Schedule 5, on the date hereof, none of the material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

                  3.10(d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's ownership interests in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

                  3.10(e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

                              SECTION 4. COVENANTS

            Each Grantor covenants and agrees with the Agents and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

            4.1 Covenants in Credit Agreement. In the case of each Grantor, such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by any of the Credit Parties.

            4.2 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

            4.3 Maintenance of Insurance.

                  4.3(a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies as required by subsection 6.5 of the Credit Agreement.

                  4.3(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative

      Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

                  4.3(c) The Borrower shall deliver to the Agents and the Lenders a report of a reputable insurance broker with respect to such insurance during the month of December in each calendar year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

            4.4 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

            4.5 Maintenance of Perfected Security Interest; Further
Documentation.

                  4.5(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in subsection 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  4.5(b) Such Grantor will furnish to the Agents and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                  4.5(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

            4.6 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment shall be kept:

                  (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 4;

                  (ii) change the location of its chief executive office from that referred to in Section 3.4; or

                  (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

            4.7 Notices. Such Grantor will advise the Agents and the Lenders promptly, in reasonable detail, of:

                  4.7(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

                  4.7(b) of the occurrence of any other event of which it is aware which could reasonably be expected to have a material adverse effect on the enforceability, or perfection or priority of, the security interests purported to be created hereby.

            4.8 Pledged Securities.

                  4.8(a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Agents and the Lenders, hold the same in trust for the Agents and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security (or except as provided in the Credit Agreement) for the Obligations. Except as provided in the Credit Agreement, if any sums of money or property so paid or distributed in respect of the Pledged Securities under circumstances described in this
      Section 4.8(a) shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the

      Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

                  4.8(b) Except as provided in the Credit Agreement, without the prior written consent of the Administrative Agent, such Grantor will not
      (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

                  4.8(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in subsection 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of subsections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to subsections 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

            4.9 Receivables.

                  4.9(a) Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

                  4.9(b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

                  4.9(c) Upon the written request of the Required Lenders upon the occurrence and during the continuance of an Event of Default, each Grantors hereby authorizes the Administrative Agent upon prior written notice to such Grantor to (x) file a Notice of Assignment pursuant to the provisions of the Assignment of Claims Act of 1940, as amended, with the appropriate officer or officers of the appropriate Government Authority with respect to each Government Contract (other than Restricted Government Contracts) and (y) take all such other action as the Administrative Agent reasonably deems necessary to comply with the provisions of the Assignment of Claims Act of 1940, as amended, and each Grantor shall, upon written request of the Administrative Agent, promptly use its best efforts to have such Notices of Assignment executed by the appropriate officer or officers of the appropriate Government Authority; (iv) with respect to each contract, agreement or transaction pursuant to which any State or any political subdivision thereof is a party, execute and deliver all notices which are required under, and comply in all other respects with, the laws of such State to ensure that the Administrative Agent has a valid and perfected first priority security interest in such contract, agreement or transaction to the extent required by the terms of the Credit Agreement; and (v) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Administrative Agent may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

            4.10 Contracts.

                  4.10(a) Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

                  4.10(b) Such Grantor will not amend, modify, terminate or waive any provision of any material Contract in any manner which could reasonably be expected to materially adversely affect the value of such material Contract as Collateral.

                  4.10(c) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

                  4.10(d) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any material Contract that questions the validity or enforceability of such material Contract.

                  4.10(e) Each Grantor represents and warrants that (i) the Government Contracts referenced on Schedule 6 constitute all Government Contracts having a value equal to or in excess of $1.0 million to which such Grantor is a party on the date hereof.

                  4.10(f) Each Grantor will, when required under Section 6.13 of the Credit Agreement, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent, the GC Notice Recipients with respect to any Government Contract or any other Person from time to time such documents, instruments, certificates or reports and take such further steps relating to the Collateral consisting of the Receivables in respect of Government Contracts which (i) the Administrative Agent deems necessary to perfect, preserve or protect its security interest in such Collateral or (ii) shall be necessary to comply with the provisions of 31 U.S.C. ss. 3727 or 41 U.S.C. ss. 15.

                  4.10(g) Each Grantor hereby covenants and agrees that it will not enter any Restricted Government Contracts unless such Grantor determines in good faith that it must agree to a prohibition on the assignment of Receivables arising under such Government Contract in order to obtain such Government Contract and gives the Administrative Agent written notice that it has entered into such Restricted Government Contract.

            4.11 Intellectual Property.

                  4.11(a) Such Grantor (either itself or through licensees) will
      (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, except where the failure to do so could not, individually or in the aggregate, be expected to have a Material Adverse Effect, (ii) maintain as in the past the quality of products and services offered under such material Trademark, (iii) use such material Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such material Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, (v) not do any act or knowingly omit to do any act whereby such material Trademark may become invalidated or impaired in any way, and (vi) use reasonable efforts to prevent any licensee or sublicensee thereof from doing any act or knowingly omitting to do any act whereby such trademark may become invalidated or impaired in any way.

                  4.11(b) Such Grantor will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public and will use reasonable efforts to prevent any sublicensee from doing any act, or omitting to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

                  4.11(c) Such Grantor will not do any act or knowingly omit to do any act and will use reasonable efforts to prevent any licensee or sublicensee thereof from doing any act or knowingly omitting to do any act whereby any material portion of the material Copyrights may become invalidated or otherwise impaired. Such Grantor will not do any act and will use reasonable efforts to prevent any sublicensee from doing any act whereby any material portion of the Copyrights may fall into the public domain.

                  4.11(d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

                  4.11(e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

                  4.11(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within 30 Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such

      Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Agents' and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                  4.11(g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of any necessary applications for renewal, affidavits of use and affidavits of incontestability and paying all necessary fees, except to the extent the failure to do so could not, individually or in the aggregate, be expected to have a Material Adverse Effect.

                  4.11(h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value to the Borrower and its Subsidiaries taken as a whole, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation or dilution.

                         SECTION 5. REMEDIAL PROVISIONS

            5.1 Certain Matters Relating to Receivables.

                  5.1(a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

                  5.1(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business
      Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in subsection 5.5, and
      (ii) until so turned over, shall be held by such Grantor in trust for the Agents and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. In addition, the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to require the Grantor to prepare notices of assignment for each Government Contract for which it has not previously delivered a notice of assignment pursuant to Section
      6.13 of the Credit Agreement and to file such notices of assignment (and any notice of assignment delivered to the Administrative Agent pursuant to
      Section 6.13 of the Credit Agreement) with the appropriate contracting officer of the appropriate Government Authority and to otherwise notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Administrative Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Administrative Agent referred to in the proviso to the preceding sentence,
      (i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables shall be received in trust for the benefit of the Administrative Agent, the Agents, the Lenders, the Issuing Banks and the other Holders hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) to be applied to the Obligations in accordance with Section 8 of the Credit Agreement and (ii) the Grantor shall not adjust, settle or compromise the amount or payment of any Account, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                  5.1(c) At the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

            5.2 Communications with Obligors; Grantors Remain Liable.

                  5.2(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

                  5.2(b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

                  5.2(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Agent or Lender of any payment relating thereto, nor shall any Agent or Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            5.3 Pledged Stock.

                  5.3(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to subsection 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would materially impair the Collateral or which would result in any violation of any provision of the Credit Agreement, this Agreement or any other Credit Document.

                  5.3(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  5.3(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

            5.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Agent and the Lenders specified in subsection 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Agents and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 5.5.

            5.5 Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as required by the Credit Agreement, and any part of such funds which are not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

            5.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any of the Agents or Lenders or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Agents or

Lenders shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this subsection 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agents and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Agents or Lenders arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 15 days before such sale or other disposition.

            5.7 Registration Rights.

                  5.7(a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to subsection 5.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  5.7(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  5.7(c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this subsection 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this subsection
      5.7 will cause irreparable injury to the Agents and the Lenders, that the Agents and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this subsection 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

            5.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

                       SECTION 6. THE ADMINISTRATIVE AGENT

            6.1 Administrative Agent's Appointment as Attorney-in-Fact, etc.

                  6.1(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                        (i) in the name of such Grantor or its own name, or
            otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                        (ii) in the case of any Intellectual Property, execute
            and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Agents' and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                        (iii) pay or discharge taxes and Liens levied or placed
            on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                        (iv) execute, in connection with any sale provided for
            in subsection 5.6 or 5.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                        (v)(A) direct any party liable for any payment under any
            of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may reasonably deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Agents' and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

            Anything in this subsection 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this subsection 6.1(a) unless an Event of Default shall have occurred and be continuing.

                  6.1(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  6.1(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this subsection 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

                  6.1(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            6.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Agents and the Lenders hereunder are solely to protect the Administrative Agents' and the Lenders' interests in the Collateral and shall not impose any duty upon any Agents or Lender to exercise any such powers. The Agents and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

            6.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

            6.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Agents and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as among the Agents and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 7. MISCELLANEOUS

            7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, restated, supplemented or otherwise modified except in accordance with subsection 10.1 of the Credit Agreement.

            7.2 Notices. All notices, requests and demands to or upon the Agents or any Grantor hereunder shall be effected in the manner provided for in subsection 10.2 of the Credit Agreement.

            7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any of the Agents or Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any of the Agents or Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, on behalf of other Agents and the Lenders, would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            7.4 Enforcement Expenses; Indemnification.

                  7.4(a) Each Grantor agrees to pay or reimburse each of the Lenders and the Agents for all its reasonable costs and expenses incurred in collecting against such Grantor or otherwise enforcing or preserving any rights under this Agreement and the other Credit Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and of counsel each of the other Agents and Lenders.

                  7.4(b) Each Grantor agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  7.4(c) Each Grantor agrees to pay, and to save the Agents and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 10.5 of the Credit Agreement.

                  7.4(d) The agreements in this subsection 7.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Credit Documents.

            7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Agents and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

            7.6 Set-Off. Each Grantor hereby irrevocably authorizes each of the Agents and Lenders at any time and from time to time pursuant to subsection 10.7(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor; to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Agent or Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Agent or Lender may elect, against and on account of the obligations and liabilities of such Grantor to such Agent or Lender hereunder and claims of every nature and description of such Agent or Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Credit Document or otherwise, as such Agent or Lender may elect, whether or not any Agent or Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each of the Agents and Lenders shall notify such Grantor promptly of any such set-off and the application made by such Agent or Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and Lender under this subsection 7.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Agent or Lender may have.

            7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            7.10 Integration. This Agreement and the other Credit Documents represent the agreement of the Grantors, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any of the Agents or Lenders relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Credit Documents.

            7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            7.12 SUBMISSION TO JURISDICTION; WAIVERS. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  7.12(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  7.12(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  7.12(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH GRANTOR AT ITS ADDRESS REFERRED TO IN SUBSECTION 7.2 OR AT SUCH OTHER ADDRESS OF WHICH THE ADMINISTRATIVE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

                  7.12(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                  7.12(e) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

            7.13 Acknowledgements. Each Grantor hereby acknowledges that:

                  7.13(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

                  7.13(b) none of the Agents nor Lenders has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor, and

                  7.13(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Agents, among the Agents and/or the Lenders or among the Grantors and the Agents and/or the Lenders.

            7.14 WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE LENDERS AND THE AGENTS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            7.15 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to subsection 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

            7.16 Releases.

                  (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors and the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement.

            7.17 Conflict. In the event there is a conflict between the terms of this Agreement and the Credit Agreement, the Credit Agreement shall control.

                            [Signature page follows]

            IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.


                                     [NAMES OF SUBSIDIARIES]


                                     By:
                                        -----------------------
                                        Name:
                                        Title:


                                    Address for Notices:

                                    ___________________________
                                    ___________________________
                                    ___________________________

                                    Attention:

                                    Phone:( ) ___________
                                    Fax:  ( ) ___________

Accepted on behalf of the Agents and
the Lenders as of the date first
above written:

BANK OF AMERICA NT & SA, AS ADMINISTRATIVE AGENT


By:
   -------------------------------
   Name:
   Title:

                                                                      Schedule 1

                        DESCRIPTION OF PLEDGED SECURITIES

Pledged Stock:

       Issuer         Class of Stock     Stock Certificate No.    No. of Shares
-------------------  ----------------   -----------------------  ---------------

Pledged Notes:

      Issuer              Payee            Principal Amount
-------------------  ----------------   -----------------------

                                                                      Schedule 2

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                         Uniform Commercial Code Filings
                         -------------------------------

         [List each office where a financing statement is to be filed]

                          Patent and Trademark Filings
                          ----------------------------

                               [List all filings]

                      Actions with respect to Pledged Stock
                      -------------------------------------

                                  Other Actions
                                  -------------

                      [Describe other actions to be taken]

                                                                      Schedule 3

       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

                Grantor                                  Location
                -------                                  --------

                                                                      Schedule 4

                       LOCATION OF INVENTORY AND EQUIPMENT

                Grantor                                  Locations
                -------                                  ---------

                                                                      Schedule 5

                       COPYRIGHTS AND COPYRIGHT LICENSES

                           PATENTS AND PATENT LICENSES

                       TRADEMARKS AND TRADEMARK LICENSES

                                                                      Schedule 6

                              GOVERNMENT CONTRACTS

                           ACKNOWLEDGEMENT AND CONSENT

      The undersigned hereby acknowledges receipt of a copy of the Subsidiary Pledge and Security Agreement dated as of _________ __, ___ (the "Agreement"), made by the Grantors parties thereto for the benefit of Bank of America NT & SA, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

      1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

      2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.8(a) of the Agreement.

      3. The terms of Sections 5.3(a) and 5.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(a) or 5.7 of the Agreement.

                                    [NAME OF ISSUER]


                                    ____________________________________________
                                    Name:_______________________________________

                                    Title:______________________________________


                                    Address for Notices:


                                    ____________________________________________
                                    ____________________________________________
                                    Fax: _______________________________________

                                                                  EXHIBIT C-1 TO
                                                                CREDIT AGREEMENT

                               [FORM OF MORTGAGE]

--------------------------------------------------------------------------------

                              REAL ESTATE MORTGAGE

                                      among

                  L-3 COMMUNICATIONS CORPORATION, as Mortgagor,

                                       and

         BANK OF AMERICA NT & SA, as Administrative Agent, as Mortgagee

                           Dated as of April 30, 1997

--------------------------------------------------------------------------------

This document was prepared by,
and after recording should be
returned to:

Latham & Watkins
885 Third Avenue
New York, New York
Attn: Rose Greenberg, Esq.

                              REAL ESTATE MORTGAGE

            THIS REAL ESTATE MORTGAGE, dated as of the 30 day of April 1997, between L-3 COMMUNICATIONS CORPORATION, a Delaware corporation ("Mortgagor"), having its principal office at 600 Third Avenue, 34th Floor, New York, New York 10016, and BANK OF AMERICA NT & SA, a Delaware corporation ("Mortgagee"), having an office at 335 Madison Avenue, New York, New York 10017, as Administrative Agent for the lenders (the "Lenders") under that certain Credit Agreement, dated as of April 30, 1997 (the "Credit Agreement"), among Mortgagor, Mortgagee, Lenders and Lehman Commercial Paper Inc., as Arranger, Syndication Agent and Documentation Agent.

                               W I T N E S S E T H

            TO SECURE:

            (i) The Principal sum of up to a maximum of TWO HUNDRED SEVENTY FIVE MILLION ($275,000,000) as evidenced by, and all of Mortgagor's obligations under, the promissory notes dated as of the date hereof (the "Notes") from Mortgagor in favor of Mortgagee;

            (ii) performance and observance of each term to be performed by Mortgagor under the Credit Agreement and any of the Credit Documents;

            (iii) performance and observance of each term contained in this Mortgage and payment of all sums payable by Mortgagor to Mortgagee as provided in this Mortgage; and

            (iv) future obligations of Mortgagor to Mortgagee and future advances by Mortgagee under the Credit Agreement.

Mortgagor hereby conveys, grants, assigns, transfers and sets over to Mortgagee the following (collectively, the "Mortgaged Property"):

            (A) the real property described in Exhibit _____ attached hereto and made a part hereof (the "Premises");

            (B) all buildings, improvements and fixtures now or hereafter located or erected on the Premises (the "Improvements");

            (C) any and all leases, underlettings and licenses of the Premises or Improvements, or any part thereof, now existing or hereafter entered into by Mortgagor, including, without limitation, upon the happening and during the continuance of an Event of Default, the right to receive and collect the rents, issues and profits derived or to be derived by Mortgagor therefrom; and

            (D) all right, title and interest of Mortgagor in and to (i) all and singular, the tenements, hereditaments, rights of way, easements, waters, water courses, riparian rights, appendages and appurtenances and property rights belonging or in any way pertaining to the

      Premises or the Improvements and (ii) all estate, right, title, claim or demand whatsoever, either in law or in equity, in possession or expectancy, of, in and to the Premises and the Improvements.

            TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns forever.

            IN THE EVENT Mortgagor shall perform its obligations under the Credit Agreement in accordance with the terms thereof and shall pay all of the sums payable hereunder by Mortgagor, and shall comply with the terms hereunder, then this Mortgage shall be null and void and of no further force and effect and shall be released by the Mortgagee at the expense of Mortgagor.

            SECTION 1. COVENANTS

            Mortgagor covenants with Mortgagee as follows:

            1.1 Definitions. As used in this Mortgage, all capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Credit
Agreement:

            Default Rate: Citibank Base Rate as announced from time to time plus 5% per year.

            Events of Default: (a) any Event of Default or (b) the default in the payment of any Imposition required to be paid under this Mortgage.

            Loss Proceeds: all insurance proceeds, condemnation awards or other compensation in respect of a condemnation or casualty affecting all or a portion of the Mortgaged Property.

            Mortgage: this instrument, and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

            Requirements of Law: all laws, ordinances, orders, judgments, rules and regulations applicable to the Mortgaged Property.

            Taking: a taking of all or any part of the Mortgaged Property or any interest therein or right accruing thereto, as the result of or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Mortgaged Property or any part thereof.

            1.2 Payment of Indebtedness. Mortgagor shall pay the indebtedness secured by this Mortgage in accordance with the terms of the Credit Agreement and perform each obligation to be performed under this Mortgage and any of the other Credit Documents.

            1.3 Insurance. (a) Mortgagor shall maintain with insurers approved by Mortgagee:

            (i) Insurance covering the Improvements against loss or damage by fire, lightning, vandalism and malicious mischief and by such other, further and additional risks as now are or hereafter may be covered by the standard extended coverage endorsement in amounts not less than the full insurable value (actual replacement value less actual physical depreciation);

            (ii) If the Mortgaged Property is located within a flood hazard area, flood insurance in such amounts as provided in Section 6.5 of the Credit Agreement;

            (iii) Comprehensive public liability, property damage and business interruption insurance applicable to the Mortgaged Property in such amounts as provided in Section 6.5 of the Credit Agreement;

            (iv) During the course of any construction or repair of the Improvements, workers' compensation insurance in amounts reasonably satisfactory to Mortgagee;

            (v) During the course of any construction or repair of Improvements, builder's completed value risk insurance against "all risks of physical loss," including collapse and transit coverage, during construction of the Improvements, covering the total value of work performed and equipment, supplies and materials furnished;

            (vi) Boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against loss of occupancy or use arising from any such breakdown, in amounts reasonably satisfactory to Mortgagee; and

            (vii) Such other insurance, and in such amounts, as reasonably may be required by Mortgagee against the same or other hazards.

All policies of insurance shall, except for workers' compensation insurance, name Mortgagee as additional named insured and loss payee as its interest may require.

            (b) Mortgagor will make all payments for insurance premiums and will deliver to Mortgagee, promptly upon request, copies of all insurance policies required hereunder (or, in the case of blanket policies, certificates thereof) together with evidence of payment of all premiums due thereon.

            (c) Any amounts advanced or expended by Mortgagee to pay costs of collection of insurance proceeds hereunder, including, without limitation, reasonable attorneys' fees, costs and disbursements, shall be paid by Mortgagor to Mortgagee on demand, together with interest thereon at the Default Rate, and shall be deemed part of the indebtedness secured by this Mortgage.

            1.4 Maintenance, Repairs, Additions, etc. Mortgagor shall (a) maintain the Mortgaged Property in good condition and repair (including, without limitation, any repair or rebuilding required as a result of any damage, destruction or Taking of the Mortgaged Property), wear and tear excepted, and shall not commit or suffer any waste thereof, (b) not materially alter or demolish the Mortgaged Property except to the extent that such alterations do not decrease the value of the Mortgaged Property and that any replacements will be of like or better quality than the

Improvements which were altered or demolished and (c) subject to subsection 1.6, comply with all Requirements of Law affecting the Mortgaged Property.

            1.5 Impositions. (a) Prior to delinquency, Mortgagor shall pay (i) all real estate taxes or assessments and special assessments for local improvements, sewer rents, water rates and any other charges in lieu of or in substitution of real estate taxes or assessments and (ii) any license fee, tax or assessment imposed on Mortgagee and measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby ((i) and (ii), collectively, the "Impositions").

            (b) Mortgagor shall furnish Mortgagee upon request within 30 days after the date upon which any such Imposition is payable hereunder by Mortgagor, official receipts of the appropriate taxing authority, or other proof reasonably satisfactory to Mortgagee, evidencing the payment thereof.

            (c) If requested by Mortgagee, after any default hereunder in the payment of Impositions or after the occurrence of any Event of Default, Mortgagor shall cause to be furnished to Mortgagee a tax report of a type, duration and prepared by a company reasonably satisfactory to Mortgagee, covering the Mortgaged Property.

            1.6 Permitted Contests. Mortgagor may contest, after notice to Mortgagee, any Imposition or Requirement of Law, provided that (a) in the case of an unpaid Imposition such proceedings shall suspend the collection thereof from Mortgagor, Mortgagee and the Mortgaged Property, (b) neither the Mortgaged Property nor any interest therein would be in danger of being sold, forfeited or lost, (c) in the case of a Requirement of Law, neither Mortgagor nor Mortgagee would be in any danger of any additional civil or any criminal liability for failure to comply therewith, and (d) Mortgagor shall have set aside on its books adequate reserves with respect thereto, and shall have furnished such security as may be reasonably requested by Mortgagee.

            1.7 Expenses of Litigation. All sums reasonably incurred by Mortgagee for the expense of any litigation (including, without limitation, reasonable attorneys' fees and expenses) to prosecute or defend the rights and lien created by this Mortgage shall be paid by Mortgagor on demand, together with interest thereon at the Default Rate, and shall be deemed part of the indebtedness secured by this Mortgage.

            1.8 Casualty or Taking of the Mortgaged Property. (a) In the event of a condemnation of all or substantially all of the Mortgaged Property, all Loss Proceeds in respect of such condemnation shall be paid to Administrative Agent on behalf of Mortgagee (as agent for all of the Lenders) and applied to the indebtedness due to Mortgagee and the other Lenders under the Credit Agreement, with any excess to be paid to Mortgagor.

            (b) Subject to subsection (c) below, in the event of damage to or destruction of the Mortgaged Property, or in the event of a partial condemnation of the Mortgaged Property, all Loss Proceeds shall be paid to Mortgagor, and Mortgagor shall commence to repair and restore the Mortgaged Property pursuant to Section 6.5(b) of the Credit Agreement.

            (c) If pursuant to Section 6.5(b) of the Credit Agreement Loss Proceeds are required to be paid to the Administrative Agent and held as collateral for application in accordance with the Security Documents, such Loss Proceeds shall be applied, and repair and restoration shall be undertaken, as follows: Mortgagor shall commence to repair and restore the Mortgaged Property pursuant to plans and specifications approved by Mortgagee, in its reasonable discretion, within ninety (90) days from the date of such condemnation, damage or destruction, and shall complete the same with reasonable diligence and as promptly as may be practicable after Mortgagee approves the plans and specifications. Any Loss Proceeds received in connection with such condemnation, damage or destruction shall be payable to Mortgagee to be applied in accordance with the following provisions:

            (i) If the Loss Proceeds received are less than $50,000, then such proceeds shall be given to Mortgagor to be held in trust for Mortgagee and the Lenders and applied only for the purpose of repairing, restoring, replacing or rebuilding the Mortgaged Property. Any excess held by Mortgagor, after such restoration, may be retained by Mortgagor.

            (ii) In all other cases, the net amount of the Loss Proceeds on account of such condemnation, damage or destruction to the Mortgaged Property, after reimbursement out of such proceeds for any costs and expenses (including reasonable attorneys' fees and disbursements) for collection thereof (such net proceeds and deposits, and any other deposits made therein as provided below, being herein collectively called the "Fund") shall be received and held by Mortgagee and applied in accordance with the following provisions:

                  (A) If the net amount of Loss Proceeds shall be insufficient to pay the entire cost of restoring the Mortgaged Property (as estimated by a registered architect or professional engineer reasonably satisfactory to Mortgagee, which estimate shall be delivered to Mortgagee before the commencement of any such work), Mortgagor shall, prior to allowing such work to commence, deposit the amount of the deficiency into the Fund, and thereafter from time to time such additional amounts as shall be needed to meet any increases in estimates made by said registered architect or professional engineer. If the net amount of said proceeds shall be insufficient to pay the entire cost of such work, Mortgagor shall pay and be responsible for the deficiency.

                  (B) Mortgagor shall be entitled out of the Fund to ninety percent (90%) of the cost of making temporary repairs or doing other work to protect the Mortgaged Property pending adjustment of the insurance loss or the making of permanent repairs, restoration, replacements or rebuilding.

                  (C) Mortgagor shall be entitled out of the Fund to payments from time to time as the work progresses in amounts equal to a maximum of ninety percent (90%) of the cost of labor and material incorporated into and used in such work and architects' and engineers' fees, provided and upon condition that
(1) the work shall have been done in accordance with the plans and specifications therefor, any other requirements contained in this Section, (2) the remaining amount of the Fund shall be sufficient to pay in full for all of the remaining work, and (3) a certificate of an independent registered architect or professional engineer satisfactory to Mortgagee stating that such conditions have been met shall have been delivered to Mortgagee.

                  (D) Mortgagor shall be entitled out of the Fund to the remaining ten percent (10%) of the cost of labor and material incorporated into and used in such work and architects' and engineers' fees when such work shall have been fully completed and paid for and a certificate of an independent registered architect or professional engineer satisfactory to Mortgagee stating that such conditions have been met shall have been delivered to Mortgagee.

                  (E) At Mortgagee's request, Mortgagor shall furnish to Mortgagee at the time of any such progress or final payment, a title search or other evidence reasonably satisfactory to

Mortgagee (including waivers of lien agreements from the general contractor supervising such work, or in the absence of a general contractor, all contractors, materialmen and others providing labor or services in connection therewith) that the Mortgaged Property and the interests therein of Mortgagee and Mortgagor shall be free from (1) liens for labor performed or claimed to have been performed or materials supplied or claimed to have been supplied, unless the same are bonded, and (2) chattel mortgages, conditional sales contacts, title retention agreements, security interests and agreements, financing agreements, financing statements and any similar agreements, in connection with such work. Notwithstanding any provision to the contrary, Mortgagor shall not be entitled to any amount out of the Fund (x) while any such lien or other encumbrance shall remain unsatisfied of record, unless in the case of a lien the same is bonded or (y) during the continuance of any Event of Default.

                  (F) If any of such Loss Proceeds shall remain after the full completion of, and payment for, such repairs, restoration, replacements or rebuilding, the excess shall be paid to Mortgagor.

            1.9 Inspection. Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Mortgaged Property at all reasonable times upon reasonable notice.

            1.10 Utilities. Mortgagor shall pay when due all utility, sprinkler system and protective services charges which are furnished to the Mortgaged Property, whether public or private.

            1.11 Action by Mortgagee to Preserve Mortgaged Property. Should Mortgagor fail to make any payment or do any act as and in the manner provided in this Mortgage, Mortgagee without obligation so to do and without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation, may make or do the same in such manner and to such extent as it may deem necessary therefor. Mortgagor shall, upon demand therefor by Mortgagee pay all reasonable costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing rights (including, without limitation, reasonable attorneys' fees and expenses) together with interest thereon from the date of each such expenditure until paid, calculated at the Default Rate and the same shall be deemed part of the indebtedness secured by this Mortgage.

            SECTION 2. DEFAULT

            2.1 Remedies. (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Credit Documents, or as provided by law, and without limitation, (a) if such event is an Event of Default specified in clause (a) or (b) of Section 8 of the Credit Agreement, automatically the indebtedness secured hereby and all other amounts owing under this Mortgage and the other Credit Documents immediately shall become due and payable, and (b) if such event is any other Event of Default, by `notice to Mortgagor, Mortgagee may declare the indebtedness secured hereby and all other amounts payable under this Mortgage and the other Credit Documents to be immediately due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

            (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Notes, or (C) take such other action at law or in equity for the enforcement of this Mortgage or any of the Credit Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

            (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the indebtedness and obligations secured hereby enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

            (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Mortgaged Property may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

            (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

            2.2. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee, shall, as a matter of right, be entitled to the appointment of a receiver for the Mortgaged Property, and Mortgagor hereby consents to such appointment and waives notice of any application therefor.

            2.3 Remedies, etc. Cumulative. Each right, power and remedy of Mortgagee provided for herein and now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative, and the exercise by Mortgagee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Mortgagee of any or all such other rights, powers or remedies.

            SECTION 3. MISCELLANEOUS

            3.1 Agreement. This Mortgage has been executed and delivered pursuant to the Credit Agreement and is entitled to the benefits thereof.

            3.2 Notices. All notices, requests, demands and other communications hereunder shall be given as provided in the Credit Agreement.

            3.3 No Oral Modification. This Mortgage may not be changed or terminated orally.

            3.4 Terms Subject to Applicable Law. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. In the event any one or more of the terms contained in this Mortgage shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term hereof.

            3.5 Successors and Assigns. All terms of this Mortgage shall run with the land and bind Mortgagor, its successors and assigns, and all persons claiming under or through Mortgagor or any such successor or assign and shall inure to the benefit of Mortgagee, and its successors and assigns.

            3.6 Warranty of Title. Mortgagor represents that it has good and marketable fee simple title to the Mortgaged Property, subject only to the permitted exceptions shown on the title insurance policy delivered to the Mortgagee pursuant to subsection 5.1(r) of the Credit Agreement and to other Liens permitted under Section 7.3 of the Credit Agreement, and has the right to mortgage the Mortgaged Property. Mortgagor will warrant and defend to Mortgagee such title and the lien and interest of this Mortgage as a valid and enforceable first mortgage thereon.

            3.7 Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the indebtedness secured hereby upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single trustee's sale or foreclosure action, as the case may be, all sale or foreclosure proceedings against all such collateral securing the indebtedness secured hereby (including the Mortgaged Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated sale or foreclosure action is a specific inducement to Mortgagee and the Lenders to extend the indebtedness secured hereby, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the sale or foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more sales, foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the indebtedness secured hereby, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue any sale or foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Mortgaged Property, to foreclose this Mortgage or the exercise of any other rights hereunder or the recovery of any judgment by Mortgagee or the occurrence of any sale in any such proceedings shall not prejudice, limit or preclude Mortgagee's right to commence or continue one or more sales, foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the indebtedness secured hereby, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales, foreclosure or proceedings or exercise of any remedies in such sales, foreclosure or proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales, foreclosures or proceedings or any sale or action under this Mortgage on such basis.

            3.8. Receipt of Copy. Mortgagor acknowledges that it has received a true copy of this Mortgage.

            3.9. Future Advances. State Specific Clauses. [Insert additional state required clauses.]

            IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor and its corporate seal has been duly affixed hereto.

ATTEST                                   ____________________
[corporate seal]

By:                                      By:
    ---------------------------              -------------------------
    Name:                                    Name:
    Title:                                   Title:

                  The address of the within-named Mortgagee is:

--------------------------------------------------------------------------------

                                        For the Mortgagee


                                        ---------------------------------
                                        Name:
                                        Title:

                                [ACKNOWLEDGEMENT]

                                   EXHIBIT ___
                                       to
                                    Mortgage

                            REAL PROPERTY DESCRIPTION

                                                                  EXHIBIT C-2 TO
                                                                CREDIT AGREEMENT

--------------------------------------------------------------------------------
                                  DEED OF TRUST

                                      among

                   L-3 COMMUNICATIONS CORPORATION, as Grantor,

                                       and

                            [__________], as Trustee

                                       and

        BANK OF AMERICA NT & SA, as Administrative Agent, as Beneficiary


                           Dated as of April 30, 1997

--------------------------------------------------------------------------------

This document was prepared by,
and after recording should be
returned to:

Latham & Watkins
885 Third Avenue
New York, New York 10022
Attn: Rose Greenberg, Esq.

                                  DEED OF TRUST

            THIS DEED OF TRUST, dated as of the 30 day of April, 1997 ("Deed of Trust"), among L-3 COMMUNICATIONS CORPORATION, a Delaware corporation ("Grantor"), having its principal office at 600 Third Avenue, 34th Floor, New York, New York 10016; _________________ ("Trustee"), having an address at _______________; and BANK OF AMERICA NT & SA, a Delaware corporation, ("Beneficiary"), having an office at 335 Madison Avenue, New York, New York 10017, as Administrative Agent for the lenders (the Lenders") under that certain Credit Agreement, dated as of April 30, 1997 (the "Credit Agreement"), among Grantor, Grantee, Lenders and Lehman Commercial Paper Inc., as Arranger, Sydication Agent and Documentation Agent.

                               W I T N E S S E T H

            TO SECURE:

            (i) The Principal sum of up to a maximum of TWO HUNDRED SEVENTY FIVE MILLION ($275,000,000) as evidenced by, and all of Grantor's obligations under, the promissory notes dated as of the date hereof (the "Notes") from Grantor in favor of Beneficiary;

            (ii) performance and observance of each term to be performed by Grantor under the Credit Agreement and any of the Credit Documents: and

            (iii) performance and observance of each term contained in this Deed of Trust and payment of all sums payable by Grantor to Beneficiary as provided in this Deed of Trust;

            (iv) future obligations of Grantor to Beneficiary and future advances by Beneficiary under the Credit Agreement.

Grantor hereby conveys, grants, assigns, transfers and sets over to Trustee the following (collectively, the "Trust Property"):

            (A) the real property described in Exhibit A attached hereto and made a part hereof (the "Premises");

            (B) all buildings, improvements and fixtures now or hereafter located or erected on the Premises (the "Improvements");

            (C) any and all leases, underlettings and licenses of the Premises or Improvements, or any part thereof, now existing or hereafter entered into by Grantor, including, without limitation, upon the happening and during the continuance of an Event of Default, the right to receive and collect the rents, issues and profits derived or to be derived by Grantor therefrom; and

            (D) all right, title and interest of Grantor in and to (i) all and singular, the tenements, hereditaments, rights of way, easements, waters, water courses, riparian rights, appendages and appurtenances and property rights belonging or in any way pertaining to the Premises or the Improvements and (ii) all estate, right, title, claim or demand whatsoever, either in law or in equity, in possession or expectancy, of, in and to the Premises and the Improvements.

            TO HAVE AND TO HOLD the Trust Property unto Trustee, its successors and assigns forever.

            IN TRUST, NEVERTHELESS, upon the terms and trust herein set forth for the benefit and security of Beneficiary.

            IN THE EVENT Grantor shall perform its obligations under the Subsidiaries' Guarantee in accordance with the terms thereof and shall pay all of the sums payable under the Subsidiaries' Guarantee and hereunder by Grantor, and shall comply with the terms hereunder, then this Deed of Trust shall be null and void and of no further force and effect and shall be released by the Trustee at the direction of Beneficiary at the expense of Grantor.

            SECTION 1. COVENANTS

            Grantor covenants with Beneficiary as follows:

            1.1 Definitions. As used in this Deed of Trust all capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement:

            Deed of Trust: this instrument, and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

            Default Rate: Citibank Base Rate as announced from time to time, plus 5% per year.

            Events of Default: (a) any Event of Default or (b) the default in the payment of any Imposition required to be paid under this Deed of Trust.

            Loss Proceeds: all insurance proceeds, condemnation awards or other compensation in respect of a condemnation or casualty affecting all or a portion of the Trust Property.

            Requirements of Law: all laws, ordinances, orders, judgments, rules and regulations applicable to the Trust Property.

            Taking: a taking of all or any part of the Trust Property or any interest therein or right accruing thereto, as the result of or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, or a change of grade affecting the Trust Property or any part thereof.

            1.2 Payment of Indebtedness. Grantor shall pay the indebtedness secured by this Deed of Trust in accordance with the terms of the Subsidiaries' Guarantee and perform each obligation to be performed under this Deed of Trust and any of the other Credit Documents.

            1.3 Insurance. (a) Grantor shall maintain with insurers approved by
Beneficiary:

            (i) Insurance covering the Improvements against loss or damage by fire, lightning, vandalism and malicious mischief and by such other, further and additional risks as now are or hereafter may be covered by the standard extended coverage endorsement in amounts not less than the full insurable value (actual replacement value less actual physical depreciation);

            (ii) If the Trust Property is located within a flood hazard area, flood insurance in such amounts as provided in Section 6.5 of the Credit Agreement;

            (iii) Comprehensive public liability, property damage and business interruption insurance applicable to the Trust Property in such amounts as provided in Section 6.5 of the Credit Agreement;

            (iv) During the course of any construction or repair of the Improvements, workers' compensation insurance in amounts reasonably satisfactory to Beneficiary;

            (v) During the course of any construction or repair of Improvements, builder's completed value risk insurance against "all risks of physical loss," including collapse and transit coverage, during construction of the Improvements, covering the total value of work performed and equipment, supplies and materials furnished;

            (vi) Boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against loss of occupancy or use arising from any such breakdown, in amounts reasonably satisfactory to Beneficiary; and

            (vii) Such other insurance, and in such amounts, as reasonably may be required by Beneficiary against the same or other hazards.

All policies of insurance shall, except for workers' compensation insurance, name Beneficiary as additional named insured and loss payee as its interest may require.

            (b) Grantor will make all payments for insurance premiums and will deliver to Beneficiary, promptly upon request, copies of all insurance policies required hereunder (or, in the case of blanket policies, certificates thereof) together with evidence of payment of all premiums due thereon.

            (c) Any amounts advanced or expended by Beneficiary to pay costs of collection of insurance proceeds hereunder, including, without limitation, reasonable attorneys' fees, costs and disbursements, shall be paid by Grantor to Beneficiary on demand, together with interest thereon at the Default Rate, and shall be deemed part of the indebtedness secured by this Deed of Trust.

            1.4 Maintenance, Repairs, Additions, etc. Grantor shall (a) maintain the Trust Property in good condition and repair (including, without limitation, any repair or rebuilding required as a result of any damage, destruction or Taking of the Trust Property), wear and tear excepted, and shall not commit or suffer any waste thereof, (b) not materially alter or demolish the Trust Property except to the extent that such alterations do not decrease the value of the Trust Property and that any replacements will be of like or better quality than the Improvements which were altered or demolished and (c) subject to subsection 1.6, comply with all Requirements of Law affecting the Trust Property.

            1.5 Impositions. (a) Prior to delinquency, Grantor shall pay (i) all real estate taxes or assessments and special assessments for local improvements, sewer rents, water rates and any other charges in lieu of or in substitution of real estate taxes or assessments and (ii) any license fee, tax or assessment imposed on Beneficiary and measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby ((i) and (ii), collectively, the "Impositions").

            (b) Grantor shall furnish Beneficiary upon request within 30 days after the date upon which any such Imposition is payable hereunder by Grantor, official receipts of the appropriate taxing authority, or other proof reasonably satisfactory to Beneficiary, evidencing the payment thereof.

            (c) If requested by Beneficiary, after any default hereunder in the payment of Impositions or after the occurrence of any Event of Default, Grantor shall cause to be furnished to Beneficiary a tax report of a type, duration and prepared by a company reasonably satisfactory to Beneficiary, covering the Trust Property.

            1.6 Permitted Contests. Grantor may contest, after notice to Beneficiary, any Imposition or Requirement of Law, provided that (a) in the case of an unpaid Imposition, such proceedings shall suspend the collection thereof from Grantor, Beneficiary and the Trust Property, (b) neither the Trust Property nor any interest therein would be in danger of being sold, forfeited or lost,
(c) in the case of a Requirement of Law, neither Grantor nor Beneficiary would be in any danger of any additional civil or any criminal liability for failure to comply therewith, and (d) Grantor shall have set aside on its books adequate reserves with respect thereto, and shall have furnished such security as may be reasonably requested by Beneficiary.

            1.7 Expenses of Litigation. All sums reasonably incurred by Beneficiary for the expense of any litigation (including, without limitation, reasonable attorneys' fees and expenses) to prosecute or defend the rights and lien created by this Deed of Trust shall be paid by Grantor on demand, together with interest thereon at the Default Rate, and shall be deemed part of the indebtedness secured by this Deed of Trust.

            1.8 Casualty or Taking of the Trust Property. (a) In the event of a condemnation of all or substantially all of the Trust Property, all Loss Proceeds in respect of such condemnation award shall be paid to Administrative Agent on behalf of Beneficiary (as agent for all of the Lenders) and applied to the indebtedness due to Beneficiary and the Lenders under the Credit Agreement, with any excess to be paid to Grantor.

            (b) Subject to subsection (c) below, in the event of damage to or destruction of the Trust Property, or in the event of a partial condemnation of the Trust Property, all Loss Proceeds shall be paid to Grantor, and Grantor shall commence to repair and restore the Trust Property pursuant to Section 6.5(b) of the Credit Agreement.

            (c) If pursuant to Section 6.5(b) of the Credit Agreement Loss Proceeds are required to be paid to the Administrative Agent and held as collateral for application in accordance with the Security Documents, such Loss Proceeds shall be applied, and repair and restoration shall be undertaken, as follows: Grantor shall commence to repair and restore the Trust Property pursuant to plans and specifications approved by Beneficiary, in its reasonable discretion, within ninety (90) days from the date of such condemnation, damage or destruction, and shall complete the same with reasonable diligence and as promptly as may be practicable after Beneficiary approves the plans and specifications. Any Loss Proceeds received in connection with such condemnation, damage or destruction shall be payable to Beneficiary to be applied in accordance with the following provisions:

            (i) If the Loss Proceeds received are less than $50,000, then such proceeds shall be given to Grantor to be held in trust for Beneficiary and the Lenders and applied only for the purpose of repairing, restoring, replacing or rebuilding the Trust Property. Any excess held by Grantor, after such restoration, may be retained by Grantor.

            (ii) In all other cases, the net amount of the Loss Proceeds on account of such condemnation, damage or destruction to the Trust Property, after reimbursement out of such proceeds for any costs and expenses (including reasonable attorneys' fees and disbursements) for collection thereof (such net proceeds and deposits, and any other deposits made therein as provided below, being herein collectively called the "Fund") shall be received and held by Beneficiary and applied in accordance with the following provisions:

                  (A) If the net amount of Loss Proceeds shall be insufficient to pay the entire cost of restoring the Trust Property (as estimated by a registered architect or professional engineer reasonably satisfactory to Beneficiary, which estimate shall be delivered to Beneficiary before the commencement of any such work), Grantor shall, prior to allowing such work to commence, deposit the amount of the deficiency into the Fund, and thereafter from time to time such additional amounts as shall be needed to meet any increases in estimates made by said registered architect or professional engineer. If the net amount of said proceeds shall be insufficient to pay the entire cost of such work, Grantor shall pay and be responsible for the deficiency.

                  (B) Grantor shall be entitled out of the Fund to ninety percent (90%) of the cost of making temporary repairs or doing other work to protect the Trust Property pending adjustment of the insurance loss or the making of permanent repairs, restoration, replacements or rebuilding.

                  (C) Grantor shall be entitled out of the Fund to payments from time to time as the work progresses in amounts equal to a maximum of ninety percent (90%) of the cost of labor and material incorporated into and used in such work and architects' and engineers' fees, provided and upon condition that
(1) the work shall have been done in accordance with the plans and specifications therefor, any other requirements contained in this Section, (2) the remaining amount of the Fund shall be sufficient to pay in full for all of the remaining work, and (3) a certificate of an independent registered architect or professional engineer satisfactory to Beneficiary stating that such conditions have been met shall have been delivered to Beneficiary.

                  (D) Grantor shall be entitled out of the Fund so the remaining ten percent (10%) of the cost of labor and material incorporated into and used in such work and architects' and engineers' fees when such work shall have been fully completed and paid for and a certificate of an independent registered architect or professional engineer satisfactory to Beneficiary stating that such conditions have been met shall have been delivered to Beneficiary.

                  (E) At Beneficiary's request, Grantor shall furnish to Beneficiary at the time of any such progress or final payment, a title search or other evidence reasonably satisfactory to Beneficiary (including waivers of lien agreements from the general contractor supervising such work, or in the absence of a general contractor, all contractors, materialmen and others providing labor or services in connection therewith) that the Trust Property and the interests therein of Beneficiary and Grantor shall be free from (1) liens for labor performed or claimed to have been performed or materials supplied or claimed to have been supplied, unless the same are bonded, and (2) chattel mortgages, conditional sales contacts, title retention agreements, security interests and agreements, financing agreements, financing statements and any similar agreements, in connection with such work. Notwithstanding any provision to the contrary, Grantor shall not be entitled to any amount out of the Fund (x) while any such lien or other encumbrance shall remain unsatisfied of record, unless in the case of a lien the same is bonded or (y) during the continuance of any Event of Default.

                  (F) If any of such Loss Proceeds shall remain after the full completion of, and payment for, such repairs, restoration, replacements or rebuilding, the excess shall be paid to Grantor.

            1.9 Inspection. Beneficiary and any persons authorized by Beneficiary shall have the right to enter and inspect the Trust Property at all reasonable times upon reasonable notice.

            1.10 Utilities. Grantor shall pay when due all utility, sprinkler system and protective services charges which are furnished to the Trust Property, whether public or private.

            1.11 Action by Mortgagee to Preserve Trust Property. Should Grantor fail to make any payment or do any act as and in the manner provided in this Deed of Trust, Beneficiary without obligation so to do and without notice to or demand upon Grantor and without releasing Grantor from any obligation, may make or do the same in such manner and to such extent as it may deem necessary therefor. Grantor shall, upon demand therefor by Beneficiary pay all reasonable costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing rights (including, without limitation, reasonable attorneys' fees and expenses) together with interest thereon from the date of each such expenditure until paid, calculated at the Default Rate and the same shall be deemed part of the indebtedness secured by this Deed of Trust.

            SECTION 2. DEFAULT

            2.1 Remedies. (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Beneficiary may have pursuant to the Credit Documents, or as provided by law, and without limitation, (a) if such event is an Event of Default specified in clause (a) or (b) of Section 8 of the Credit Agreement, automatically the indebtedness secured hereby and all other amounts owing under the Deed of Trust and the other Credit Documents immediately shall become due and payable, and (b) if such event is any other Event of Default, by notice to Grantor, Beneficiary may declare the indebtedness secured hereby and all other amounts payable under this Deed of Trust and the other Credit Documents to be immediately due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Beneficiary may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

            (i) Beneficiary may, to the extent permitted by law, elect to cause the Trust Property or any part thereof to be sold as follows: The Trustee, his successor or substitute, is authorized and empowered and it shall be his special duty at the request of Beneficiary to enter and take possession of the Trust Property, and before or after such entry to [INSERT STATE SPECIFIC REQUIREMENTS FOR SALE] advertise the sale of the Trust Property for ___ days by ___ weekly notices in some newspaper published in the county where such sale is to be made and to sell the Trust Property or any part thereof situated in the State(s) of [________] at the [courthouse door of any county] in the State(s) of [_______________] in which any part of the Trust Property is situated, at public vendue to the highest bidder for cash between the hours of [__________________] of the day fixed in the notice. Said sale shall be free from equity of redemption, statutory right of redemption, homestead, dower, and all other rights and exemptions of every kind, all of which are hereby waived, and the Trustee shall execute a conveyance to the purchaser and deliver possession to the purchaser, which Grantor binds itself shall be given without obstruction, hindrance or delay. Any sale made by the Trustee hereunder may be as an entirety or in such parcels or parts as Beneficiary may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by the Trustee of less than the whole of the Trust Property shall not exhaust the power of sale herein granted, and the Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Trust Property shall be sold; and, if the proceeds of such sale of less then the whole of the Trust Property shall be less than the aggregate of the indebtedness secured hereby and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Trust Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Trust Property but Beneficiary shall have the right, at its sole election, to request the Trustee to sell less than the whole of the Trust Property. After each sale, the Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances, conveying the property so sold to the purchaser or purchasers with general warranty of title as then possessed by the Trustee, and after each sale the Trustee shall receive the proceeds of said sale or sales and apply the same as herein provided. The power of sale granted herein shall not be exhausted by any sale held hereunder by the Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as the Beneficiary may deem necessary until all the Trust Property has been duly sold and all secured indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of the Beneficiary, such sale shall not exhaust the power of sale hereunder and the Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by the Trustee or any successor or substitute appointed hereunder as to nonpayment of the indebtedness secured hereby or as to the occurrence of any default, or as to Beneficiary having declared all such indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to the refusal, failure or inability to act of the Trustee or any substitute or successor, or as to the appointment of any substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. [The Trustee, his successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of the Trustee, his successor or substitute.] This Deed of Trust shall be effective as a mortgage as well as a deed of trust and upon the occurrence of a default may be foreclosed as to any of the Trust Property in any manner permitted by the laws of the State[s] of [_____________] or of any other state in which any part of the Trust Property is situated, and any foreclosure suit may be brought by the Trustee or by Beneficiary. In the event a foreclosure hereunder shall be commenced by the Trustee, or his substitute or successor, Beneficiary may at any time before the sale of the Trust Property direct the said Trustee to abandon the sale, and may then institute suit for the collection of the indebtedness and obligations secured hereby, and for the foreclosure of the lien of this Deed of Trust. It is agreed that if Beneficiary should institute a suit for the collection of the secured indebtedness and for the foreclosure of the lien of this Deed of Trust, Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same, and require the Trustee, his substitute or successor to sell the property in accordance with the provisions of this Deed of Trust.

            (ii) Beneficiary may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Trust Property, (B) institute and maintain an action on the Subsidiaries' Guarantee, or (C) take such other action at law or in equity for the enforcement of this Deed of Trust or any of the Credit Documents as the law may allow. Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment.

            (iii) Beneficiary may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the indebtedness and obligations secured hereby enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control the Trust Property and every part thereof. Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust Property for such periods of time and upon such conditions as Beneficiary may, in its discretion, deem proper, (y) to enforce, cancel or modify any lease on such property and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as Beneficiary shall deem appropriate as fully as Grantor might do.

            (b) Beneficiary, in any action to foreclose this Deed of Trust in a judicial procedure or in connection with the exercise of any non-judicial power of sale by Trustee, shall be entitled to the appointment of a receiver. In case of a trustee's sale or foreclosure sale, the Trust Property may be sold, at Beneficiary's election, in one parcel or in more than one parcel and Beneficiary is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.

            (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Deed of Trust, Beneficiary or Trustee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary and Trustee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.

            2.2. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary, shall, as a matter of right, be entitled to the appointment of a receiver for the Trust Property, and Grantor hereby consents to such appointment and waives notice of any application therefor.

            2.3 Remedies, etc. Cumulative. Each right, power and remedy of Beneficiary provided for herein and now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative, and the exercise by Beneficiary of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Beneficiary of any or all such other rights, powers or remedies.

            SECTION 3. MISCELLANEOUS

            3.1 Agreement. This Deed of Trust has been executed and delivered pursuant to the Credit Agreement and is entitled to the benefits thereof.

            3.2 Notices. All notices, requests, demands and other communications hereunder shall be given as provided in the Credit Agreement, except that notices to Trustee shall be given at the address set forth at the beginning of this Deed of Trust.

            3.3 No Oral Modification. This Deed of Trust may not be changed or terminated orally.

            3.4 Terms Subject to Applicable Law. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. In the event any one or more of the terms contained in this Deed of Trust shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term hereof.

            3.5 Successors and Assigns. All terms of this Deed of Trust shall run with the land and bind Grantor, its successors and assigns, and all persons claiming under or through Grantor or any such successor or assign and shall inure to the benefit of Trustee and Beneficiary, and their respective successors and assigns.

            3.6 Warranty of Title. Grantor represents that it has good and marketable fee simple title to the Trust Property, subject only to the permitted exceptions shown on the title insurance policy delivered to the Beneficiary pursuant to subsection 5.1(r) of the Credit Agreement and to other Liens permitted under Section 7.3 of the Credit Agreement, and has the right to mortgage the Trust Property. Grantor will warrant and defend to Beneficiary such title and the lien and interest of this Deed of Trust as a valid and enforceable first deed of trust thereon.

            3.7 Successor Trustee. Beneficiary shall have the right to appoint a substitute, or a successor trustee, to act as Trustee hereunder by written designation. Such right shall extend to the appointment of other successor and substitute trustees successively until the indebtedness hereby secured has been paid in full or until the Trust Property is sold hereunder, and each substitute and successor trustee shall succeed to all of the rights and powers of the original Trustee named herein. [ADD ADDITIONAL STATE SPECIFIC REQUIREMENTS]

            3.8 Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the indebtedness secured hereby upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee's sale or foreclosure action, as the case may be, all sale or foreclosure proceedings against all such collateral securing the indebtedness secured hereby (including the Trust Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated sale or foreclosure action is a specific inducement to Beneficiary and the Lenders to extend the indebtedness secured hereby, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the sale or foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more sales, foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the indebtedness secured hereby, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue any sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a sale of the Premises or foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Trust Property in a trustee's sale, to foreclose this Deed of Trust or the exercise of any other rights hereunder or the recovery of any judgment by Beneficiary or the occurrence of any sale by the Trustee in any such proceedings shall not prejudice, limit or preclude Beneficiary's right to commence or continue one or more sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the indebtedness secured hereby, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales, foreclosure or proceedings or exercise of any remedies in such sales, foreclosure or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales, foreclosure or proceedings or any sale or action under this Deed of Trust on such basis.

            3.9. Receipt of Copy. Grantor acknowledges that it has received a true copy of this Deed of Trust.

            3.10. State Specific Clauses. [ADD ADDITIONAL STATE REQUIRED
CLAUSES]

            IN WITNESS WHEREOF, this Deed of Trust has been duly executed by Grantor and its corporate seal has been duly affixed hereto.


                                        _________________________________


                                        By: _____________________________
                                            Name:
                                            Title:

                                [ACKNOWLEDGEMENT]

                                    EXHIBIT A
                                       to
                                  Deed of Trust


                            REAL PROPERTY DESCRIPTION

                                                                     EXHIBIT D-1

                   [LETTERHEAD OF SIMPSON THACHER & BARTLETT]

                                 April 30, 1997


Lehman Commercial Paper Inc.,
 as Arranger, Syndication Agent and Documentation Agent
3 World Financial Center, 9th Floor
New York, New York 10285

Bank of America NT & SA,
 as Administrative Agent
335 Madison Avenue
New York, New York 10017

The Lenders Listed on Schedule 1 hereto

Ladies and Gentlemen:

            We have acted as special counsel to L-3 Communications Holdings, Inc., a Delaware corporation ("Holdings"), and L-3 Communications Corporation, a Delaware corporation (the "Borrower", collectively with Holdings, the "Loan Parties"), in connection with the preparation, execution and delivery of the following documents: (i) the Credit Agreement dated as of April 30, 1997 (the "Credit Agreement") among the Borrower, the Lenders parties thereto, Lehman Commercial Paper Inc., as Arranger, Syndication Agent and Documentation Agent, and Bank of America NT & SA, as Administrative Agent, (ii) the Notes, (iii) the Parent Pledge and Security Agreement, (iv) the Borrower Pledge and Security Agreement, (v) the Parent Guarantee and (vi) the

SIMPSON THACHER & BARTLETT

Lehman Commercial Paper Inc.
Bank of America NT & SA                -2-                       April 30, 1997


Mortgages (the documents referred to in clauses (i) through (vi) are referred to herein collectively as the "Loan Documents"). Terms defined in the Loan Documents are used herein as therein defined. This opinion is being delivered to you pursuant to Section 5.1(p) of the Credit Agreement.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of each of the Loan Documents. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            For the purposes hereof, we have assumed, with your permissions, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and regularity of all documents examined by us. As to questions of fact relevant to this opinion, we have relied upon, and assume the accuracy of, the representations and warranties of the Loan Parties in the Loan Documents and have relied upon certificates and oral or written statements and other information of public officials, officers and representatives of the Loan Parties and others and assume compliance on the part of all parties to the Loan Documents with their covenants and agreements contained therein.

            In rendering the opinions expressed below, we have assumed, with your permission and without any independent investigation or verification of any kind, that (a) the Loan Documents constitute the valid and legally binding obligations of each party to

SIMPSON THACHER & BARTLETT

Lehman Commercial Paper Inc.
Bank of America NT & SA                -3-                       April 30, 1997


the Loan Documents other than the Loan Parties, enforceable against such parties in accordance with their respective terms, and (b) the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party do not (i) contravene, or require any order, consent, approval, license, authorization, validation, filing, recording, registration or exemption not obtained or made under, any applicable provision of any law, statute, rule or regulation (other than any law, statute, rule or regulation of the United States of America or the State of New York and the Delaware General Corporation Law) or any order, writ, injunction or decree of any court or other governmental authority binding upon such Loan Party or (ii) contravene, or require any consent not obtained under, any contractual obligation applicable to or binding upon such Loan Party (other than the Transaction Documents).

            Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

            1. The Borrower has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Credit Agreement, the Notes, the Borrower Pledge and Security Agreement, and the Mortgages (collectively, the "Borrower Credit Documents") and perform its obligations thereunder. Based solely on certificates from public officials, we confirm that the Borrower is qualified to do business in each State where such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

            2. Holdings has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into the Parent Guarantee and the Parent Pledge and Security Agreement (collectively, the "Guarantor Documents") and perform its obligations

SIMPSON THACHER & BARTLETT

Lehman Commercial Paper Inc.
Bank of America NT & SA                -4-                       April 30, 1997


      thereunder. Based solely on certificates from public officials, we confirm that Holdings is qualified to do business in New York.

            3. The execution, delivery and performance of the Borrower Credit Documents have been duly authorized by all necessary corporate action of the Borrower, and the Borrower Credit Documents have been duly executed and delivered by the Borrower.

            4. The execution, delivery and performance of the Guarantor Documents have been duly authorized by all necessary corporate action of Holdings, and the Guarantor Documents have been duly executed and delivered by Holdings.

            5. Each of the Borrower Credit Documents (other than any Mortgage which by its terms is governed by the laws of a jurisdiction other than New York State) constitutes a legally valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

            6. Each of the Guarantor Documents constitutes a legally valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms.

            7. The execution and delivery of the Borrower Credit Documents by the Borrower, the borrowing and granting of security interests by the Borrower under the Borrower Credit Documents and the consummation of the Transaction on the date hereof do not: (a) violate any federal or New York statute, rule or regulation applicable to the Borrower or the Delaware General Corporation Law (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, but excluding any government procurement statute or regulations issued pursuant thereto, as to which we understand that you have obtained the opinion of Fried, Frank, Harris, Schriver & Jacobsen), (b) violate the provisions of its certificate of incorporation or by-laws, (c) result in
      (i) the breach of or a default under any of the Transaction Documents to which the Borrower is a party or (ii) the creation of any lien under any of the Transaction Documents to which the Borrower is a party, except for liens arising under the Security Documents (as defined below), or (d) require any consents, approvals, authorizations, registrations, declarations or filings by the Borrower under any federal or New York State statute, rule or regulation applicable to the Borrower, except (i) the filing of the Financing Statements (as defined below) naming the Borrower as the debtor, (ii) approvals required by the Hart-Scott-Rodino Antitrust Improvements Act which have been obtained, (iii) the consents under the Assignment of Claims Act and (iv) those other consents, approvals, authorizations, registrations, declarations and filings required under any federal or New York State statute, rule or regulation and listed on Schedule 4.4 to the Credit Agreement.

SIMPSON THACHER & BARTLETT

Lehman Commercial Paper Inc.
Bank of America NT & SA                -5-                       April 30, 1997


            8. The execution and delivery of the Guarantor Documents by Holdings, the making of the guarantee and granting of the security interests by Holdings under the Guarantor Documents and the consummation of the Transaction on the date hereof do not: (a) violate any federal or New York statute, rule or regulation applicable to Holdings or the Delaware General Corporation Law (including, without limitation. Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, but excluding any government procurement statute or regulations issued pursuant thereto, as to which we understand that you have obtained the opinion of Fried, Frank, Harris, Schriver & Jacobsen), (b) violate the provisions of its certificate of incorporation or by-laws, (c) result in
      (i) the breach of or a default under any of the Transaction Documents to which Holdings is a party or (ii) the creation of any lien under any of the Transaction Documents to which Holdings is a party, except for liens arising under the Security Documents (as defined below), or (d) require any consents, approvals, authorizations, registrations, declarations or filings by Holdings under any federal or state statute, rule or regulation applicable to Holdings, except (i) the filing of the Financing Statements (as defined below) naming Holdings as the debtor, (ii) approvals required by the Hart-Scott-Rodino Antitrust Improvements Act which have been obtained, (iii) the consents under the Assignment of Claims Act and (iv) those other consents, approvals, authorizations, registrations, declarations and filings required under any federal or New York State statute, rule or regulation and listed on Schedule 4.4 to the Credit Agreement.

            9. The provisions of the Borrower Pledge and Security Agreement are effective to create valid security interests in favor of the Administrative Agent in that portion of the collateral described in the Borrower Pledge and Security Agreement which is subject to Article 9 of the New York UCC (the "Borrower Collateral") as security for the payment, to the extent set forth therein, of all obligations of the Borrower to the Agents and the Lenders under the Borrower Credit Documents.

            10. The provisions of the Parent Pledge and Security Agreement are effective to create valid security interests in favor of the Administrative Agent in that portion of the collateral described in the Parent Pledge and Security Agreement which is subject to Article 9 of the New York UCC (the "Parent Collateral" and, together with the Borrower Collateral, the "Collateral") as security for the payment, to the extent set forth therein, of all obligations of the Holdings to the Agents and the Lenders under the Guarantor Documents.

            11. The UCC-1 financing statements naming the Borrower as debtor which are attached hereto as Exhibit A (the "Borrower Financing Statements") and the UCC-1 financing statements naming Holdings as debtor which are attached hereto

SIMPSON THACHER & BARTLETT

Lehman Commercial Paper Inc.
Bank of America NT & SA                -6-                       April 30, 1997


      as Exhibit B (the "Holdings Financing Statements"; the Borrower Financing Statements and the Holdings Financing Statements, collectively, the "Financing Statements") are in appropriate form for filing in the Office of the Secretary of State of New York, the Office of the New York City Register and the Office of the Suffolk County Clerk (collectively, the "Filing Offices"). Upon the proper filing of the Financing Statements in the Filing Offices, the security interest in favor of the Administrative Agent in the Collateral will be perfected to the extent a security interest in such Collateral can be perfected by filing a financing statement under the provisions of the New York UCC.

            12. Assuming the Administrative Agent takes possession of and holds the shares of capital stock listed on Schedule 1 to the Parent Pledge and Security Agreement (the "Pledged Shares"), delivered to the Administrative Agent pursuant to the Parent Pledge and Security Agreement, with undated stock powers duly indorsed in blank, in the State of New York, the Parent Pledge and Security Agreement will create a valid and perfected security interest in favor of the Administrative Agent in the rights in such Pledged Shares which Holdings has or has actual authority to convey, as security for the payment, to the extent set forth in the Parent Pledge and Security Agreement, of all obligations of Holdings to the Lenders under the Guarantor Documents.

            13. The Borrower's authorized capital stock consists of 100 shares of common stock, all of which have been duly authorized and validly issued, are fully paid and nonassessable, are free of preemptive rights and, based solely on our review of the Borrower's stock records, are owned of record by Holdings free and clear of all liens, claims, charges, or encumbrances other than Liens created or permitted by the Security Documents. Holdings has no direct or indirect Subsidiaries other than the Borrower.

            14. Assuming the Mortgage covering the Borrower's real property located in Hauppauge, New York (the "New York Mortgage") is recorded in the appropriate public records and that all necessary mortgage recording taxes have been paid, the New York Mortgage will constitute a valid and enforceable lien on the property described therein, securing the Borrower's obligations under the Notes.

            15. The Borrower is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            16. Holdings is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

SIMPSON THACHER & BARTLETT

Lehman Commercial Paper Inc.
Bank of America NT & SA                -7-                       April 30, 1997


            17. The choice of New York law to govern each Loan Document in which such choice is stipulated is a valid and effective choice of law under the laws of the State of New York.

            Our opinions in paragraphs 5 and 6 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Our opinions in paragraphs 5 and 6 above are also subject to the qualification that certain remedial and exculpatory provisions of, and waivers of rights contained in, the Borrower Pledge and Security Agreement, the Parent Pledge and Security Agreement and the New York Mortgage (together, the "Security Documents") are or may be unenforceable in whole or in part under the laws of the State of New York, but such laws do not, in our opinion, make the remedies afforded by the Security Documents inadequate for the practical realization of the benefits intended to be provided thereby.

            Our opinions in paragraph 9, 10 and 11 above are limited to Article 9 of the New York UCC and our opinion in paragraph 12 above is limited to
Article 8 of the New York UCC and therefore those opinion paragraphs do not address (i) the laws of jurisdictions other than New York, (ii) the laws of New York except for Article 8 or 9, as the case may be, of the New York UCC, (iii) collateral of a type not subject to Article 8 or 9, as the case may be, of the New York UCC and (iv) what law governs perfection of the security interests granted in the collateral covered by this opinion letter under New

SIMPSON THACHER & BARTLETT

Lehman Commercial Paper Inc.
Bank of America NT & SA                -8-                       April 30, 1997


York UCC ss. 9-103. Our opinions in paragraphs 9, 10, 11 and 12 above should be interpreted in accordance with the Special Report by the TriBar Opinion
Committee: U.C.C. Security Interest Opinions. 49 Bus. Law. 359 (1993).

            With your permission, we express no opinion as to (a) the perfection of the Administrative Agent's security interests in Pledged Securities with respect to which a security interest may be perfected only through methods other than the possession of certificates representing the Pledged Securities; (b) any provision of the Loan Documents which is intended (i) to establish any standard as the measure of the performance by any party thereto of such party's obligations of good faith, diligence, fair dealing, reasonableness or care or the fulfillment of the duties imposed on any secured creditor with respect to the disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities owed to any creditor or unsecured creditor or (ii) to permit modification thereof only by means of an agreement in writing signed by the parties thereto; (c) except as set forth in paragraphs 9, 10, 11 and 12 above, the attachment, creation, perfection, enforceability or priority of any liens or security interests purported to be granted under the Loan Documents; (d) any provision of the Loan Documents (i) requiring payment of attorneys' fees, except to the extent a court determines such fees to be reasonable or (ii) waiving objections based on forum non-conveniens; (e) the effect of the compliance or noncompliance with any federal or state laws or regulations applicable to the Lenders or their affiliates because of their legal or regulatory status or the nature of their businesses; (f) any provision of the

SIMPSON THACHER & BARTLETT

Lehman Commercial Paper Inc.
Bank of America NT & SA                -9-                       April 30, 1997


Loan Documents insofar as it purports to grant a right of setoff in respect of any Loan Party's or its subsidiaries' assets (i) to any person other than a creditor of such Loan Party or subsidiary, as the case may be, or (ii) to any Lender in an amount greater than the amount owing by such Loan Party or subsidiary, as the case may be, to such Lender; (g) the right, title or interest of any person in or to, or the condition of title or ownership of, or the existence of, any property purported to be subject to the Loan Documents; (h)
Section 2.9(c) of the Credit Agreement (and corresponding provisions in each of the other Loan Documents) insofar as they relate to post-judgment or default interest rates or interest on overdue amounts; (i) any provision of the Loan Documents which purports to require that any collateral or property be held in trust or imposes fiduciary duties on any party thereto; (j) any provisions of any Loan Document that provides that a Loan Party's liability thereunder shall not be affected by action or failure to act on the part of the beneficiaries of any Loan Document or by amendments or waivers of provisions of documents governing the guaranteed or secured obligations; (k) with respect to the validity, binding effect or enforceability of any provision of any Loan Document which purports to authorize you to sign or file financing statements or other documents without the signature of the applicable Loan Party (except to the extent a secured party may execute and file financing statements without the signature of the debtor under Section 9-402(2) of the New York UCC); (l) as to the enforceability of the indemnification provisions of the Loan Documents insofar as said provisions contravene public policy; and (m) the enforceability of the provisions of any agreement or document to the extent

SIMPSON THACHER & BARTLETT

Lehman Commercial Paper Inc.
Bank of America NT & SA               -10-                       April 30, 1997


that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived.

            We wish to point out that (a) in the case of property that becomes collateral under the Loan Documents after the date hereof, Section 552 of Title 11 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case and (b) the perfection of the Administrative Agent's security interest in proceeds is limited to the extent set forth in 9-306 of the New York UCC.

            In addition, we express no opinion as to the enforceability of any provision of any Loan Document whereby any Loan Party purports to submit to the subject matter jurisdiction of the United States District Court for the Southern District of New York. We note the limitations of 28 U.S.C. ss. 1332 on federal court jurisdiction where diversity of citizenship is lacking, and we also note that such submissions cannot supersede that court's discretion in determining whether to transfer an action from one federal court to another under 28 U.S.C. ss. 1404(a).

            We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to the enforceability, attachment, creation,

SIMPSON THACHER & BARTLETT

Lehman Commercial Paper Inc.
Bank of America NT & SA               -11-                       April 30, 1997


perfection or priority of any security interest in or lien on patents, trade names, trademarks, copyrights, other intellectual property or any agreements, licenses or instruments relating thereto.

            This opinion is rendered to you in connection with the above-described transactions. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation without our prior written consent.

                                        Very truly yours,


                                        /s/ Simpson Thacher & Bartlett

                                        SIMPSON THACHER & BARTLETT

                                                                      Schedule 1

                                     LENDERS


LEHMAN COMMERCIAL PAPER INC.
BANK OF AMERICA NT & SA
CREDIT LYONNAIS, NEW YORK BRANCH
FLEET NATIONAL BANK
MARINE MIDLAND BANK
BANK OF NOVA SCOTIA
BANKBOSTON, N.A.
THE FIRST NATIONAL BANK OF CHICAGO
THE FUJI BANK, LIMITED NEW YORK BRANCH
CANADIAN IMPERIAL BANK OF COMMERCE
CITIBANK, N.A.
THE ING CAPITAL SENIOR SECURED HIGH INCOME FUND, L.P.
KZH HOLDING CORPORATION II
KZH HOLDING CORPORATION
MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.
METROPOLITAN LIFE INSURANCE COMPANY
OAK HILL SECURITIES FUND, L.P.
OCTAGON CREDIT INVESTORS LOAN PORTFOLIO
 (a unit of the Chase Manhattan Bank)
PARIBAS CAPITAL FUNDING LLC
PILGRIM AMERICA PRIME RATE TRUST
PRIME INCOME TRUST
ROYALTON COMPANY
CRESCENT / MACH I PARTNERS L.P.
UNITED COMPANIES LIFE INSURANCE COMPANY
VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST
BANK OF MONTREAL
BANK OF TOKYO - MITSUBISHI TRUST COMPANY
BANQUE FRANCAISE DU COMMERCE EXTERIEUR
BHF - BANK AKTIENGESELLSCHAFT GRAND CAYMAN BRANCH
CORESTATES BANK, N.A.
GOLDMAN SACHS CREDIT PARTNERS L.P.
PNC BANK, NATIONAL ASSOCIATION
SKANDINAVISKA ENSKILDA BANKEN CORPORATION
SOCIETE GENERALE, NEW YORK BRANCH
THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH
THE BANK OF NEW YORK
THE MITSUBISHI TRUST AND BANKING CORPORATION
TRANSAMERICA BUSINESS CREDIT CORPORATION
U.S. BANK

                                                                     EXHIBIT A
                           STATE OF NEW YORK

           Uniform Commercial Code - FINANCING STATEMENT - Form UCC-1

--------------------------------------------------------------------------------
This FINANCING STATEMENT is presented to a Filing Officer for filing pursuant to the Uniform Commercial Code
--------------------------------------------------------------------------------
No of Additional
Sheets Presented
--------------------------------------------------------------------------------
1. Debtor(s) (Last Name First) and Address(es)
L-3 COMMUNICATIONS
CORPORATION
600 Third Avenue, 34th Fl.
New York, New York 10016

                13-3937436
--------------------------------------------------------------------------------
2. Secured Party(ies) Name(s) and Address(es)
BANK OF AMERICA NT & SA, as
ADMINISTRATIVE AGENT
335 Madison Avenue
New York, New York 10017

             94-168-7665
--------------------------------------------------------------------------------
3. |_| The debtor is a transmitting utility
--------------------------------------------------------------------------------
4. For Filing Officer Date, Time No Filing Office

--------------------------------------------------------------------------------
5. This Financing Statement covers the following types (or items) of property:
All Accounts; Chattel Paper; Contracts; Documents; Deposit Accounts; Equipment; Fixtures; General Intangibles; Instruments; Intellectual Property; Inventory; Investment Property; Pledged Securities; books and records pertaining to the collateral; and proceeds and products of the foregoing as more particularly defined and described on Exhibit A attached hereto and made a part hereof.
FILED WITH: NEW YORK COUNTY

|X| Products of the Collateral are also covered
--------------------------------------------------------------------------------
6. Assignee(s) of Secured Party and Address(es)


--------------------------------------------------------------------------------
7. |_| The described crops are growing or to be grown on*
   |_| The described goods are to be affixed to*
   |_| The timber to be cut or minerals or the like (including oil and gas) is on*
   *(Describe Real Estate Below)
--------------------------------------------------------------------------------
8. Describe Real Estate Here:       |_| This statement is to be indexed in
                                        the Real Estate Records


No. & Street          Town or City        County       Section    Block   Lot
--------------------------------------------------------------------------------
9. Name of a Record Owner

--------------------------------------------------------------------------------
10. This statement is filed without the debtor's signature to perfect a security interest in collateral (check appropriate box)

|_| under a security agreement signed by debtor authorizing secured party to file this statement, or
|_| which is proceeds of the original collateral described above in which a security interest was perfected, or
|_| acquired after a change of name, identity or corporate structure of the debtor, or |_| as to which the filing has lapsed, or already subject to a security interest in another jurisdiction:
    |_| when the collateral was brought into this state, or |_| when the debtor's location was changed to this state

L-3 COMMUNICATIONS CORPORATION          BANK OF AMERICA NT & SA,
                                        as ADMINISTRATIVE AGENT
-----------------------------------     -----------------------------------


By /s/ [Illegible]                   By /s/ [Illegible]
   --------------------------------     ------------------------------------
      Signature(s) of Debtor(s)          Signature(s) of Secured Party(ies)

   (1) Filing Officer Copy - Numerical
         STANDARD FORM - FORM UCC-1
--------------------------------------------------------------------------------
INSTRUCTIONS

(1) Remove Secured Party and Debtor copies and send other three copies to the filing officer.
(2)   Filing fee - for filing in the office of the Secretary of State, see section 96-a of the Executive Law; for filing in the office of the County Clerk or New York City Register see section 8021(f) at the Civil Practice Law and Rules; or you may contact any of the respective offices for information relative to fees.
(3) If the space provided for any item(s) on the form is inadequate, the item(s) should be continued on additional sheets, preferably 7-1" x 10" or 7-1" x 8". Only one copy of such additional sheets need be presented to the filing officer with a set of three copies of this financing statement.
(4) If collateral is crops or goods which are or are to become fixtures or timber to be cut, or minerals or the like (including oil and gas), check the appropriate box in Item 7; check the box in Item 8 the real estate by street and number, if any or if none, by description sufficient to identify it, such as "The real property described in Liber ____ of Deeds (or Mortgages) at Page ____", and by city or town and county, if any, and if in New York City, or Nassau or Onondaga County where the "block" system of recording or registering and indexing conveyances is in use, by the number of the Block and of the Section, if any, and of the Lot, if any, of the real estate involved. Also give the name(s) of a record owner of the real estate in Item 9.
(5) When a copy of the security agreement is used as a Financing Statement, the filing fee is that of a non-standard form filing. It is requested that it be accompanied by a completed but unsigned set of these forms.
(6) At the time of original filing, filing officer will return second copy as an acknowledgement.

                                    EXHIBIT A
              TO UNIFORM COMMERCIAL CODE FINANCING STATEMENT NAMING
                    L-3 COMMUNICATIONS CORPORATION, AS DEBTOR
                                       AND
               BANK OF AMERICA NT AND SA, AS ADMINISTRATIVE AGENT,
                                AS SECURED PARTY

================================================================================

DEBTOR:                                       SECURED PARTY

L-3 Communications Corporation          Bank of America NT & SA, as
_____________________________           Administrative Agent
_____________________________           _____________________________
_____________________________           _____________________________
                                        _____________________________
Fed. Taxpayer I.D. # __________

================================================================================

The Collateral covered by this financing statement includes all of the above-named Debtor's right, title and interest in, all of the following property now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right (collectively, the "Collateral"): all Accounts; all Chattel Paper; Contracts; Documents; Deposit Accounts; Equipment; Fixtures; General Intangibles; Instruments; Intellectual Property; Inventory; Investment Property; Pledged Securities; Real Property-Related Collateral; books and records pertaining to the Collateral; and to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, however, except as permitted by
Section 9-318(4) of the NY UCC (hereinafter defined), the Collateral shall not include any Contract, General Intangible, Patent License or Trademark License to the extent that such Contract, General Intangible, Patent License or Trademark License, or the instruments giving the same, would prohibit such assignment.

            As used herein:

            (a) The following terms which are defined in the Uniform Commercial Code as in effect in the State of New York on April 30, 1997 (the "NY UCC") are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, Instruments and Inventory.

            (b) The following terms shall have the following meanings:

            "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Contracts" means all contracts and agreements to which the Debtor is or becomes a party, including, without limitation, (i) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Debtor to damages arising thereunder and (iii) all rights of the Debtor to perform and to exercise all remedies thereunder.

            "Credit Agreement" means that certain Credit Agreement dated as of April 30. 1997 by and among L-3 Communications Corporation, a Delaware corporation, the Lenders, Lehman Commercial Paper Inc., as arranger, syndication agent and documentation agent and Bank of America NT & SA, as administrative agent for the Lenders, as the same be amended, restated and/or otherwise modified from time to time.

              "Copyrights" means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

             "Copyright Licenses" means any written agreement naming the Debtor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

            "General Intangibles" means all "general intangibles" as such term is defined in Section 9-106 of the NY UCC and, in any event, including, without limitation, with respect to the Debtor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which the Debtor is a party or under which the Debtor has any right, title or interest or to which the Debtor or any property of the Debtor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Debtor to damages arising thereunder and (iii) all rights of the Debtor to perform and to exercise all remedies thereunder, in each case to the extent the grant by the Debtor of a security interest in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Debtor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Debtor of a security interest to the Secured Party in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

            "Government Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Government Contract" means a Contract with a Government Authority.

            "Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Intercompany Note" means any promissory note evidencing loans made by the Debtor to any of its subsidiaries.

            "Investment Property" has the meaning ascribed thereto in the Uniform Commercial Code as in effect on April 30, 1997 in the State of California.

            "Patents" means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

            "Patent License" means all agreements, whether written or oral, providing for the grant by or to the Debtor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Pledged Notes" means all promissory notes, all Intercompany Notes at any time issued to the Debtor and all other promissory notes issued to or held by the Debtor (other than promissory notes issued in connection with extensions of trade credit by the Debtor in the ordinary course of business).

            "Pledged Securities" means the collective reference to the Pledged Notes and the Pledged Stock.

            "Pledged Stock" means all shares of Capital Stock, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may from time to time be issued or granted to, or held by, the Debtor.

            "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the NY UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

            "Real Property-Related Collateral" means (i) all buildings, improvements and fixtures (the "Improvements") now or hereafter located or erected on the real property described in Exhibit A to each of the Mortgages (as such term is defined in the Credit Agreement (as defined above)) (the "Premises"), (ii) any and all leases, underlettings and licenses of the Premises or Improvements, or any part thereof, now existing or hereafter entered into by the mortgagors, and/or grantors, as applicable, under the Mortgages (collectively, the "Grantor"), including, without limitation, upon the happening and during the continuance of an Event of Default (as defined in the Credit Agreement), the right to receive and collect the rents, issues and profits derived or to be derived by the Grantor therefrom, and (iv) all right, title and interest of Grantor in and to (a) all and singular, the tenements, hereditaments, rights of way, easements, waters, water courses, riparian rights, appendages and appurtenances and property rights belonging or in any way pertaining to the Premises or the Improvements and (b) all estate, right, title, claim or demand whatsoever, either in law or in equity, in possession or expectancy, of, in and to the Premises and the Improvements.

            "Receivable" means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

            "Restricted Government Contract" means Government Contracts which, by their terms, prohibit the assignment or Receivables thereunder.

            "Trademarks" means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

            "Trademark License" means any agreement, whether written or oral, providing for the grant by or to the Debtor of any right to use any Trademark.

The Secured Party acts as "Administrative Agent" for the various "Lenders" from time to time party to that certain Credit Agreement dated as of April 30, 1997 by and among L-3 Communications Corporation, a Delaware corporation, the Lenders, Lehman Commercial Paper Inc., as arranger, syndication agent and documentation agent and Bank of America NT & SA, as administrative agent for the Lenders, as the same be amended, restated and/or otherwise modified from time to time.


Debtor:               L-3 COMMUNICATIONS CORPORATION


                      By: /s/ [Illegible]
                          ---------------------------------
                           Name:
                           Title:

                           STATE OF NEW YORK

           Uniform Commercial Code - FINANCING STATEMENT - Form UCC-1

--------------------------------------------------------------------------------
This FINANCING STATEMENT is presented to a Filing Officer for filing pursuant to the Uniform Commercial Code
--------------------------------------------------------------------------------
No. of Additional
Sheets Presented
--------------------------------------------------------------------------------
1. Debtor(s) (Last Name First) and Address(es)
L-3 COMMUNICATIONS
CORPORATION
600 Third Avenue, 34th Fl.
New York, New York 10016

                13-3937436
--------------------------------------------------------------------------------
2. Secured Party(ies) Name(s) and Address(es)
BANK OF AMERICA NT & SA, as
ADMINISTRATIVE AGENT
335 Madison Avenue
New York, New York 10017

             94-168-7665
--------------------------------------------------------------------------------
3. |_| The debtor is a transmitting utility
--------------------------------------------------------------------------------
4. For Filing Officer Date, Time No Filing Office

--------------------------------------------------------------------------------
5. This Financing Statement covers the following types (or items) of property:
All Accounts; Chattel Paper; Contracts; Documents; Deposit Accounts; Equipment; Fixtures; General Intangibles; Instruments; Intellectual Property; Inventory; Investment Property; Pledged Securities; books and records pertaining to the collateral; and proceeds and products of the foregoing as more particularly defined and described on Exhibit A attached hereto and made a part hereof.
FILED WITH: Secretary of State

|X| Products of the Collateral are also covered
--------------------------------------------------------------------------------
6. Assignee(s) of Secured Party and Address(es)


--------------------------------------------------------------------------------
7. |_| The described crops are growing or to be grown on*
   |_| The described goods are to be affixed to*
   |_| The timber to be cut or minerals or the like (including oil and gas) is on*
   *(Describe Real Estate Below)
--------------------------------------------------------------------------------
8. Describe Real Estate Here:       |_| This statement is to be indexed in
                                        the Real Estate Records


No. & Street          Town or City        County       Section    Block   Lot
--------------------------------------------------------------------------------
9. Name of a Record Owner

--------------------------------------------------------------------------------
10. This statement is filed without the debtor's signature to perfect a security interest in collateral (check appropriate box)

|_| under a security agreement signed by debtor authorizing secured party to file this statement, or
|_| which is proceeds of the original collateral described above in which a security interest was perfected, or
|_| acquired after a change of name, identity or corporate structure of the debtor, or |_| as to which the filing has lapsed, or already subject to a security interest in another jurisdiction:
    |_| when the collateral was brought into this state, or |_| when the debtor's location was changed to this state

L-3 COMMUNICATIONS CORPORATION          BANK OF AMERICA NT & SA,
                                        as ADMINISTRATIVE AGENT
-----------------------------------     -----------------------------------


By /s/ [Illegible]                   By /s/ [Illegible]
   --------------------------------     ------------------------------------
      Signature(s) of Debtor(s)          Signature(s) of Secured Party(ies)

   (1) Filing Officer Copy - Numerical
         STANDARD FORM - FORM UCC-1
--------------------------------------------------------------------------------
INSTRUCTIONS

(1) Remove Secured Party and Debtor copies and send other three copies to the filing officer.
(2)   Filing fee - for filing in the office of the Secretary of State, see section 96-a of the Executive Law; for filing in the office at the County Clerk or New York City Register see section 8021(f) at the Civil Practice Law and Rules; or you may contact any at the respective offices for information relative to fees.
(3) If the space provided for any item(s) on the form is inadequate, the item(s) should be continued on additional sheets, preferably 7-1" x 10" or 7-1" x 8". Only one copy of such additional sheets need be presented to the filing officer with a set of three copies of this financing statement.
(4) If collateral is crops or goods which are or are to become fixtures or timber to be cut, or minerals or the like (including oil and gas), check the appropriate box in Item 7; check the box in Item 8 the real estate by street and number, if any or if none, by description sufficient to identify it, such as "The real property described in Liber ____ of Deeds (or Mortgages) at Page ____", and by city or town and county, if any, and if in New York City, or Nassau or Onondaga County where the "block" system of recording or registering and indexing conveyances is in use, by the number of the Block and of the Section, if any, and of the Lot, if any, of the real estate involved. Also give the name(s) of a record owner of the real estate in Item 9.
(5) When a copy of the security agreement is used as a Financing Statement, the filing fee is that of a non-standard form filing. It is requested that it be accompanied by a completed but unsigned set of these forms.
(6) At the time of original filing, filing officer will return second copy as an acknowledgement.

                                    EXHIBIT A
              TO UNIFORM COMMERCIAL CODE FINANCING STATEMENT NAMING
                    L-3 COMMUNICATIONS CORPORATION, AS DEBTOR
                                       AND
               BANK OF AMERICA NT AND SA, AS ADMINISTRATIVE AGENT,
                                AS SECURED PARTY

================================================================================

DEBTOR:                                       SECURED PARTY:

L-3 Communications Corporation          Bank of America NT & SA, as
_____________________________           Administrative Agent
_____________________________           _____________________________
_____________________________           _____________________________
                                        _____________________________
Fed. Taxpayer I.D. # __________

================================================================================

The Collateral covered by this financing statement includes all of the above-named Debtor's right, title and interest in, all of the following property now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right (collectively, the "Collateral"): all Accounts; all Chattel Paper; Contracts; Documents; Deposit Accounts; Equipment; Fixtures; General Intangibles; Instruments; Intellectual Property; Inventory; Investment Property; Pledged Securities; Real Property-Related Collateral; books and records pertaining to the Collateral; and to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, however, except as permitted by
Section 9-318(4) of the NY UCC (hereinafter defined), the Collateral shall not include any Contract, General Intangible, Patent License or Trademark License to the extent that such Contract, General Intangible, Patent License or Trademark License, or the instruments giving the same, would prohibit such assignment.

            As used herein:

            (a) The following terms which are defined in the Uniform Commercial Code as in effect in the State of New York on April 30, 1997 (the "NY UCC") are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, Instruments and Inventory,

            (b) The following terms shall have the following meanings:

            "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Contracts" means all contracts and agreements to which the Debtor is or becomes a party, including, without limitation, (i) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Debtor to damages arising thereunder and (iii) all rights of the Debtor to perform and to exercise all remedies thereunder.

            "Credit Agreement" means that certain Credit Agreement dated as of April 30, 1997 by and among L-3 Communications Corporation, a Delaware corporation, the Lenders, Lehman Commercial Paper Inc., as arranger, syndication agent and documentation agent and Bank of America NT & SA, as administrative agent for the Lenders, as the same be amended, restated and/or otherwise modified from time to time.

              "Copyrights" means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

             "Copyright Licenses" means any written agreement naming the Debtor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

            "General Intangibles" means all "general intangibles" as such term is defined in Section 9-106 of the NY UCC and, in any event, including, without limitation, with respect to the Debtor, all contracts, agreements, instruments, and indentures in any form, and portions thereof, to which the Debtor is a party or under which the Debtor has any right, title or interest or to which the Debtor or any property of the Debtor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Debtor to damages arising thereunder and (iii) all rights of the Debtor to perform and to exercise all remedies thereunder, in each case to the extent the grant by the Debtor of a security interest in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Debtor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Debtor of a security interest to the Secured Party in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

            "Government Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Government Contract" means a Contract with a Government Authority.

            "Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Intercompany Note" means any promissory note evidencing loans made by the Debtor to any of its subsidiaries.

            "Investment Property" has the meaning ascribed thereto in the Uniform Commercial Code as in effect on April 30, 1997 in the State of California.

            "Patents" means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

            "Patent License" means all agreements, whether written or oral, providing for the grant by or to the Debtor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Pledged Notes" means all promissory notes, all Intercompany Notes at any time issued to the Debtor and all other promissory notes issued to or held by the Debtor (other than promissory notes issued in connection with extensions of trade credit by the Debtor in the ordinary course of business).

            "Pledged Securities" means the collective reference to the Pledged Notes and the Pledged Stock.

            "Pledged Stock" means all shares of Capital Stock, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may from time to time be issued or granted to, or held by, the Debtor.

            "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the NY UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

            "Real Property-Related Collateral" means (i) all buildings, improvements and fixtures (the "Improvements") now or hereafter located or erected on the real property described in Exhibit A to each of the Mortgages (as such term is defined in the Credit Agreement (as defined above)) (the "Premises"), (ii) any and all leases, underlettings and licenses of the Premises or Improvements, or any part thereof, now existing or hereafter entered into by the mortgagors and/or grantors, as applicable, under the Mortgages (collectively, the "Grantor"), including, without limitation, upon the happening and during the continuance of an Event of Default (as defined in the Credit Agreement), the right to receive and collect the rents, issues and profits derived or to be derived by the Grantor therefrom, and (iv) all right, title and interest of Grantor in and to (a) all and singular, the tenements, hereditaments, rights of way, easements, waters, water courses, riparian rights, appendages and appurtenances and property rights belonging or in any way pertaining to the Premises or the Improvements and (b) all estate, right, title, claim or demand whatsoever, either in law or in equity, in possession or expectancy, of, in and to the Premises and the Improvements.

            "Receivable" means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

            "Restricted Government Contract" means Government Contracts which, by their terms, prohibit the assignment or Receivables thereunder.

            "Trademarks" means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

            "Trademark License" means any agreement, whether written or oral, providing for the grant by or to the Debtor of any right to use any Trademark.

The Secured Party acts as "Administrative Agent" for the various "Lenders" from time to time party to that certain Credit Agreement dated as of April 30, 1997 by and among L-3 Communications Corporation, a Delaware corporation, the Lenders, Lehman Commercial Paper Inc., as arranger, syndication agent and documentation agent and Bank of America NT & SA, as administrative agent for the Lenders, as the same be amended, restated and/or otherwise modified from time to time.


Debtor:               L-3 COMMUNICATIONS CORPORATION


                      By: /s/ [Illegible]
                          ---------------------------------
                           Name:
                           Title:

                           STATE OF NEW YORK                           Exhibit B

           Uniform Commercial Code - FINANCING STATEMENT - Form UCC-1

--------------------------------------------------------------------------------
This FINANCING STATEMENT is presented to a Filing Officer for filing pursuant to the Uniform Commercial Code
--------------------------------------------------------------------------------
No. of Additional
Sheets Presented
--------------------------------------------------------------------------------
1. Debtor(s) (Last Name First) and Address(es)
L-3 COMMUNICATIONS HOLDINGS, INC.
600 Third Avenue, 34th Fl.
New York, New York 10016

                13-3937434
--------------------------------------------------------------------------------
2. Secured Party(ies) Name(s) and Address(es)
BANK OF AMERICA NT & SA, as
ADMINISTRATIVE AGENT
335 Madison Avenue
New York, New York 10017

             94-168-7665
--------------------------------------------------------------------------------
3. |_| The debtor is a transmitting utility
--------------------------------------------------------------------------------
4. For Filing Officer Date, Time No Filing Office

--------------------------------------------------------------------------------
5. This Financing Statement covers the following types (or items of) property:
All Accounts; Chattel Paper; Contracts; Documents; Deposit Accounts; Equipment; Fixtures; General Intangibles; Instruments; Intellectual Property; Inventory; Investment Property; Pledged Securities; books and records pertaining to the collateral; and proceeds and products of the foregoing as more particularly defined and described on Exhibit A attached hereto and made a part hereof.
Filed with New York County

|X| Products of the Collateral are also covered
--------------------------------------------------------------------------------
6. Assignee(s) of Secured Party and Address(es)


--------------------------------------------------------------------------------
7. |_| The described crops are growing or to be grown on*
   |_| The described goods are to be affixed to*
   |_| The timber to be cut or minerals or the like (including oil and gas) is on*
   *(Describe Real Estate Below)
--------------------------------------------------------------------------------
8. Describe Real Estate Here:       |_| This statement is to be indexed in
                                        the Real Estate Records


No. & Street          Town or City        County       Section    Block   Lot
--------------------------------------------------------------------------------
9. Name of a Record Owner

--------------------------------------------------------------------------------
10. This statement is filed without the debtor's signature to perfect a security interest in collateral (check appropriate box)

|_| under a security agreement signed by debtor authorizing secured party to file this statement, or
|_| which is proceeds of the original collateral described above in which a security interest was perfected, or
|_| acquired after a change of name, identity or corporate structure of the debtor, or |_| as to which the filing has lapsed, or already subject to a security interest in another jurisdiction:
    |_| when the collateral was brought into this state, or |_| when the debtor's location was changed to this state

L-3 COMMUNICATIONS HOLDINGS, INC.       BANK OF AMERICA NT & SA,
                                        as ADMINISTRATIVE AGENT
-----------------------------------     -----------------------------------


By /s/ [Illegible]                   By /s/ [Illegible]
   --------------------------------     ------------------------------------
      Signature(s) of Debtor(s)          Signature(s) of Secured Party(ies)

   (1) Filing Officer Copy - Numerical
         STANDARD FORM - FORM UCC-1
--------------------------------------------------------------------------------
INSTRUCTIONS

(1) Remove Secured Party and Debtor copies and send other three copies to the filing officer.
(2)   Filing fee - for filing in the office of the Secretary of State, see section 96-a of the Executive Law; for filing in the office of the County Clerk or New York City Register see section 8021(f) at the Civil Practice Law and Rules; or you may contact any of the respective offices for information relative to fees.
(3) If the space provided for any item(s) on the form is inadequate, the item(s) should be continued on additional sheets, preferably 7-1" x 10" or 7-1" x 8". Only one copy of such additional sheets need be presented to the filing officer with a set of three copies of this financing statement.
(4) If collateral is crops or goods which are or are to become fixtures or timber to be cut, or minerals or the like (including oil and gas), check the appropriate box in Item 7; check the box in Item 8 the real estate by street and number, if any or if none, by description sufficient to identify it, such as "The real property described in Liber ____ of Deeds (or Mortgages) at Page ____", and by city or town and county, if any, and if in New York City, or Nassau or Onondaga County where the "block" system of recording or registering and indexing conveyances is in use, by the number of the Block and of the Section, if any, and of the Lot, if any, of the real estate involved. Also give the name(s) of a record owner of the real estate in Item 9.
(5) When a copy of the security agreement is used as a Financing Statement, the filing fee is that of a non-standard form filing. It is requested that it be accompanied by a completed but unsigned set of these forms.
(6) At the time of original filing, filing officer will return second copy as an acknowledgement.

                                    EXHIBIT A
              TO UNIFORM COMMERCIAL CODE FINANCING STATEMENT NAMING
                  L-3 COMMUNICATIONS HOLDINGS, INC., AS DEBTOR
                                       AND
               BANK OF AMERICA NT AND SA, AS ADMINISTRATIVE AGENT,
                                AS SECURED PARTY

================================================================================

DEBTOR:                                       SECURED PARTY:

L-3 Communications Holdings, Inc.         Bank of America NT & SA, as
600 Third Avenue, 34th Floor              Administrative Agent
New York, New York  10016                 335 Madison Avenue
                                          New York, New York  10017

Fed. Taxpayer I.D. # 13-3937434

================================================================================

The Collateral covered by this financing statement includes all of the above-named Debtor's right, title and interest in, all of the following property now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right (collectively, the "Collateral"): all Accounts; all Chattel Paper; Contracts; Documents; Deposit Accounts; Equipment; Fixtures; General Intangibles; Instruments; Intellectual Property; Inventory; Investment Property; Pledged Securities; books and records pertaining to the Collateral; and to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, however, except as permitted by Section 9-318(4) of the NY UCC (hereinafter defined), the Collateral shall not include any Contract, General Intangible, Patent License or Trademark License to the extent that such Contract, General Intangible, Patent License or Trademark License, or the instruments giving the same, would prohibit such assignment.

            As used herein:

            (a) The following terms which are defined in the Uniform Commercial Code as in effect in the State of New York on April 30, 1997 (the "NY UCC") are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, Instruments and Inventory,

            (b) The following terms shall have the following meanings:

            "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Contracts" means all contracts and agreements to which the Debtor is or becomes a party, including, without limitation, (i) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Debtor to damages arising thereunder and (iii) all rights of the Debtor to perform and to exercise all remedies thereunder.

               "Copyrights" means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

             "Copyright Licenses" means any written agreement naming the Debtor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

            "General Intangibles" means all "general intangibles" as such term is defined in Section 9-106 of the NY UCC and, in any event, including, without limitation, with respect to the Debtor, all contracts, agreements, instruments, and indentures in any form, and portions thereof, to which the Debtor is a party or under which the Debtor has any right, title or interest or to which the Debtor or any property of the Debtor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Debtor to damages arising thereunder and (iii) all rights of the Debtor to perform and to exercise all remedies thereunder, in each case to the extent the grant by the Debtor of a security interest in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Debtor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Debtor of a security interest to the Secured Party in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

            "Government Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Government Contract" means a Contract with a Government Authority.

            "Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Intercompany Note" means any promissory note evidencing loans made by the Debtor to any of its subsidiaries.

            "Investment Property" has the meaning ascribed thereto in the Uniform Commercial Code as in effect on April 30, 1997 in the State of California.

            "Patents" means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

            "Patent License" means all agreements, whether written or oral, providing for the grant by or to the Debtor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Pledged Notes" means all promissory notes, all Intercompany Notes at any time issued to the Debtor and all other promissory notes issued to or held by the Debtor (other than promissory notes issued in connection with extensions of trade credit by the Debtor in the ordinary course of business).

            "Pledged Securities" means the collective reference to the Pledged Notes and the Pledged Stock.

            "Pledged Stock" means all shares of Capital Stock, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may from time to time be issued or granted to, or held by, the Debtor.

            "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the NY UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

            "Receivable" means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

            "Restricted Government Contract" means Government Contracts which, by their terms, prohibit the assignment or Receivables thereunder.

            "Trademarks" means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

            "Trademark License" means any agreement, whether written or oral, providing for the grant by or to the Debtor of any right to use any Trademark.

The Secured Party acts as "Administrative Agent" for the various "Lenders" from time to time party to that certain Credit Agreement dated as of April 30, 1997 by and among L-3 Communications Corporation, a Delaware corporation, the Lenders, Lehman Commercial Paper Inc., as arranger, syndication agent and documentation agent and Bank of America NT & SA, as administrative agent for the Lenders, as the same be amended, restated and/or otherwise modified from time to time.


Debtor:               L-3 COMMUNICATIONS HOLDINGS, INC.


                      By: /s/ [Illegible]
                          ---------------------------------
                           Name:
                           Title:

                           STATE OF NEW YORK

           Uniform Commercial Code - FINANCING STATEMENT - Form UCC-1

--------------------------------------------------------------------------------
This FINANCING STATEMENT is presented to a Filing Officer for filing pursuant to the Uniform Commercial Code
--------------------------------------------------------------------------------
No. of Additional
Sheets Presented
--------------------------------------------------------------------------------
1. Debtor(s) (Last Name First) and Address(es)
L-3 COMMUNICATIONS
HOLDINGS, INC.
600 Third Avenue, 34th Fl.
New York, New York 10016

                13-3937434
--------------------------------------------------------------------------------
2. Secured Party(ies) Name(s) and Address(es)
BANK OF AMERICA NT & SA, as
ADMINISTRATIVE AGENT
335 Madison Avenue
New York, New York 10017

             94-168-7665
--------------------------------------------------------------------------------
3. |_| The debtor is a transmitting utility
--------------------------------------------------------------------------------
4. For Filing Officer Date, Time No Filing Office

--------------------------------------------------------------------------------
5. This Financing Statement covers the following types (or items) of property:
All Accounts; Chattel Paper; Contracts; Documents; Deposit Accounts; Equipment; Fixtures; General Intangibles; Instruments; Intellectual Property; Inventory; Investment Property; Pledged Securities; books and records pertaining to the collateral; and proceeds and products of the foregoing as more particularly defined and described on Exhibit A attached hereto and made a part hereof.
Filed with Secretary of State

|X| Products of the Collateral are also covered
--------------------------------------------------------------------------------
6. Assignee(s) of Secured Party and Address(es)


--------------------------------------------------------------------------------
7. |_| The described crops are growing or to be grown on*
   |_| The described goods are to be affixed to*
   |_| The timber to be cut or minerals or the like (including oil and gas) is on*
   *(Describe Real Estate Below)
--------------------------------------------------------------------------------
8. Describe Real Estate here:       |_| This statement is to be indexed in
                                        the Real Estate Records


No. & Street          Town or City        County       Section    Block   Lot
--------------------------------------------------------------------------------
9. Name of a Record Owner

--------------------------------------------------------------------------------
10. This statement is filed without the debtor's signature to perfect a security interest in collateral (check appropriate box)

|_| under a security agreement signed by debtor authorizing secured party to file this statement, or
|_| which is proceeds of the original collateral described above in which a security interest was perfected, or
|_| acquired after a change of name, identity or corporate structure of the debtor, or |_| as to which the filing has lapsed, or already subject to a security interest in another jurisdiction:
    |_| when the collateral was brought into this state, or |_| when the debtor's location was changed to this state

L-3 COMMUNICATIONS HOLDINGS, INC.       BANK OF AMERICA NT & SA,
                                        as ADMINISTRATIVE AGENT
-----------------------------------     -----------------------------------


By /s/ [Illegible]                   By /s/ [Illegible]
   --------------------------------     ------------------------------------
      Signature(s) of Debtor(s)          Signature(s) of Secured Party(ies)

   (1) Filing Officer Copy - Numerical
         STANDARD FORM - FORM UCC-1
--------------------------------------------------------------------------------
INSTRUCTIONS

(1) Remove Secured Party and Debtor copies and send other three copies to the filing officer.
(2)   Filing fee - for filing in the office of the Secretary of State, see section 96-a of the Executive Law; for filing in the office of the County Clerk or New York City Register see section 8021(f) at the Civil Practice Law and Rules; or you may contact any of the respective offices for information relative to fees.
(3) If the space provided for any item(s) on the form is inadequate, the item(s) should be continued on additional sheets, preferably 7-1" x 10" or 7-1" x 8". Only one copy of such additional sheets need be presented to the filing officer with a set of three copies of this financing statement.
(4) If collateral is crops or goods which are or are to become fixtures or timber to be cut, or minerals or the like (including oil and gas), check the appropriate box in Item 7; check the box in Item 8 the real estate by street and number, if any or if none, by description sufficient to identify it, such as "The real property described in Liber ____ of Deeds (or Mortgages) at Page ____", and by city or town and county, if any, and if in New York City, or Nassau or Onondaga County where the "block" system of recording or registering and indexing conveyances is in use, by the number of the Block and of the Section, if any, and of the Lot, if any, of the real estate involved. Also give the name(s) of a record owner of the real estate in Item 9.
(5) When a copy of the security agreement is used as a Financing Statement, the filing fee is that of a non-standard form filing. It is requested that it be accompanied by a completed but unsigned set of these forms.
(6) At the time of original filing, filing officer will return second copy as an acknowledgement.

                                    EXHIBIT A
              TO UNIFORM COMMERCIAL CODE FINANCING STATEMENT NAMING
                   L-3 COMMUNICATIONS HOLDINGS, INC. AS DEBTOR
                                       AND
               BANK OF AMERICA NT AND SA, AS ADMINISTRATIVE AGENT,
                                AS SECURED PARTY

================================================================================

DEBTOR:                                       SECURED PARTY:

L-3 Communications Holdings, Inc.       Bank of America NT & SA, as
600 Third Avenue, 34th Floor            Administrative Agent
New York, New York 10016                305 Madison Avenue
                                        New York, New York  10017
Fed. Taxpayer I.D. # 13-3937434

================================================================================

The Collateral covered by this financing statement includes all of the above-named Debtor's right, title and interest in, all of the following property now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right (collectively, the "Collateral"): all Accounts; all Chattel Paper; Contracts; Documents; Deposit Accounts; Equipment; Fixtures; General Intangibles; Instruments; Intellectual Property; Inventory; Investment Property; Pledged Securities; books and records pertaining to the Collateral; and to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, however, except as permitted by Section 9-318(4) of the NY UCC (hereinafter defined), the Collateral shall not include any Contract, General Intangible, Patent License or Trademark License to the extent that such Contract, General Intangible, Patent License or Trademark License, or the instruments giving the same, would prohibit such assignment.

            As used herein:

            (a) The following terms which are defined in the Uniform Commercial Code as in effect in the State of New York on April 30, 1997 (the "NY UCC") are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, Instruments and Inventory,

            (b) The following terms shall have the following meanings:

            "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Contracts" means all contracts and agreements to which the Debtor is or becomes a party, including, without limitation, (i) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Debtor to damages arising thereunder and (iii) all rights of the Debtor to perform and to exercise all remedies thereunder.

              "Copyrights" means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

             "Copyright Licenses" means any written agreement naming the Debtor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

            "General Intangibles" means all "general intangibles" as such term is defined in Section 9-106 of the NY UCC and, in any event, including, without limitation, with respect to the Debtor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which the Debtor is a party or under which the Debtor has any right, title or interest or to which the Debtor or any property of the Debtor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Debtor to damages arising thereunder and (iii) all rights of the Debtor to perform and to exercise all remedies thereunder, in each case to the extent the grant by the Debtor of a security interest in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Debtor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Debtor of a security interest to the Secured Party in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

            "Government Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Government Contract" means a Contract with a Government Authority.

            "Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Intercompany Note" means any promissory note evidencing loans made by the Debtor to any of its subsidiaries.

            "Investment Property" has the meaning ascribed thereto in the Uniform Commercial Code as in effect on April 30, 1997 in the State of California.

            "Patents" means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

            "Patent License" means all agreements, whether written or oral, providing for the grant by or to the Debtor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Pledged Notes" means all promissory notes, all Intercompany Notes at any time issued to the Debtor and all other promissory notes issued to or held by the Debtor (other than promissory notes issued in connection with extensions of trade credit by the Debtor in the ordinary course of business).

            "Pledged Securities" means the collective reference to the Pledged Notes and the Pledged Stock.

            "Pledged Stock" means all shares of Capital Stock, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may from time to time be issued or granted to, or held by, the Debtor.

            "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the NY UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

            "Receivable" means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

            "Restricted Government Contract" means Government Contracts which, by their terms, prohibit the assignment or Receivables thereunder.

            "Trademarks" means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

            "Trademark License" means any agreement, whether written or oral, providing for the grant by or to the Debtor of any right to use any Trademark.

The Secured Party acts as "Administrative Agent" for the various "Lenders" from time to time party to that certain Credit Agreement dated as of April 30, 1997 by and among L-3 Communications Corporation, a Delaware corporation, the Lenders, Lehman Commercial Paper Inc., as arranger, syndication agent and documentation agent and Bank of America NT & SA, as administrative agent for the Lenders, as the same be amended, restated and/or otherwise modified from time to time.


Debtor:               L-3 COMMUNICATIONS HOLDINGS


                      By: /s/ [Illegible]
                          ---------------------------------
                           Name:
                           Title:

                                    EXHIBIT A
              TO UNIFORM COMMERCIAL CODE FINANCING STATEMENT NAMING
                   L-3 COMMUNICATIONS HOLDINGS, INC. AS DEBTOR
                                       AND
               BANK OF AMERICA NT AND SA, AS ADMINISTRATIVE AGENT,
                                AS SECURED PARTY

================================================================================

DEBTOR:                                       SECURED PARTY:

L-3 Communications Holdings, Inc.       Bank of America NT & SA, as
600 Third Avenue, 34th Floor            Administrative Agent
New York, New York 10016                305 Madison Avenue
                                        New York, New York  10017
Fed. Taxpayer I.D. # 13-3937434

================================================================================

The Collateral covered by this financing statement includes all of the above-named Debtor's right, title and interest in, all of the following property now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right (collectively, the "Collateral"): all Accounts; all Chattel Paper; Contracts; Documents; Deposit Accounts; Equipment; Fixtures; General Intangibles; Instruments; Intellectual Property; Inventory; Investment Property; Pledged Securities; books and records pertaining to the Collateral; and to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, however, except as permitted by Section 9-318(4) of the NY UCC (hereinafter defined), the Collateral shall not include any Contract, General Intangible, Patent License or Trademark License to the extent that such Contract, General Intangible, Patent License or Trademark License, or the instruments giving the same, would prohibit such assignment.

            As used herein:

            (a) The following terms which are defined in the Uniform Commercial Code as in effect in the State of New York on April 30, 1997 (the "NY UCC") are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, Instruments and Inventory,

            (b) The following terms shall have the following meanings:

            "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Contracts" means all contracts and agreements to which the Debtor is or becomes a party, including, without limitation, (i) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Debtor to damages arising thereunder and (iii) all rights of the Debtor to perform and to exercise all remedies thereunder.

            "Credit Agreement" means that certain Credit Agreement dated as of April 30, 1997 by and among L-3 Communications Corporation, a Delaware corporation, the Lenders, Lehman Commercial Paper Inc., as arranger, syndication agent and documentation agent and Bank of America NT & SA, as administrative agent for the Lenders, as the same be amended, restated and/or otherwise modified from time to time.

            "Copyrights" means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

             "Copyright Licenses" means any written agreement naming the Debtor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

            "General Intangibles" means all "general intangibles" as such term is defined in Section 9-106 of the NY UCC and, in any event, including, without limitation, with respect to the Debtor, all contracts, agreements, instrument, and indentures in any form, and portions thereof, to which the Debtor is a party or under which the Debtor has any right, title or interest or to which the Debtor or any property of the Debtor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Debtor to damages arising thereunder and (iii) all rights of the Debtor to perform and to exercise all remedies thereunder, in each case to the extent the grant by the Debtor of a security interest in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Debtor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Debtor of a security interest to the Secured Party in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

            "Government Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Government Contract" means a Contract with a Government Authority.

            "Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Intercompany Note" means any promissory note evidencing loans made by the Debtor to any of its subsidiaries.

            "Investment Property" has the meaning ascribed thereto in the Uniform Commercial Code as in effect on April 30, 1997 in the State of California.

            "Patents" means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

            "Patent License" means all agreements, whether written or oral, providing for the grant by or to the Debtor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

            "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Pledged Notes" means all promissory notes, all Intercompany Notes at any time issued to the Debtor and all other promissory notes issued to or held by the Debtor (other than promissory notes issued in connection with extensions of trade credit by the Debtor in the ordinary course of business).

            "Pledged Securities" means the collective reference to the Pledged Notes and the Pledged Stock.

            "Pledged Stock" means all shares of Capital Stock, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may from time to time be issued or granted to, or held by, the Debtor.

            "Proceeds" means all "proceeds" as such term is defined in Section 9-306(1) of the NY UCC and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

            "Real Property-Related Collateral" means (i) all buildings, improvements and fixtures (the "Improvements") now or hereafter located or erected on the real property described in Exhibit A to each of the Mortgages (as such term is defined in the Credit Agreement (as defined above)) (the "Premises"), (ii) any and all leases, underlettings and licenses of the Premises or Improvements, or any part thereof, now existing or hereafter entered into by the mortgagors and/or grantors, as applicable, under the Mortgages (collectively, the "Grantor"), including, without limitation, upon the happening and during the continuance of an Event of Default (as defined in the Credit Agreement), the right to receive and collect the rents, issues and profits derived or to be derived by the Grantor therefrom, and (iv) all right, title and interest of Grantor in and to (a) all and singular, the tenements, hereditaments, rights of way, easements, waters, water courses, riparian rights, appendages and appurtenances and property rights belonging or in any way pertaining to the Premises or the Improvements and (b) all estate, right, title, claim or demand whatsoever, either in law or in equity, in possession or expectancy, of, in and to the Premises and the Improvements.

            "Receivable" means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

            "Restricted Government Contract" means Government Contracts which, by their terms, prohibit the assignment or Receivables thereunder.

            "Trademarks" means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof.

            "Trademark License" means any agreement, whether written or oral, providing for the grant by or to the Debtor of any right to use any Trademark.

The Secured Party acts as "Administrative Agent" for the various "Lenders" from time to time party to that certain Credit Agreement dated as of April 30, 1997 by and among L-3 Communications Corporation, a Delaware corporation, the Lenders, Lehman Commercial Paper Inc., as arranger, syndication agent and documentation agent and Bank of America NT & SA, as administrative agent for the Lenders, as the same be amended, restated and/or otherwise modified from time to time.


Debtor:               L-3 COMMUNICATIONS CORPORATION


                      By: /s/ [Illegible]
                          ---------------------------------
                           Name:
                           Title:

                                                                     EXHIBIT D-2


            [Letterhead of FRIED, FRANK, HARRIS, SHRIVER & JACOBSON]

                                                            WRITER'S DIRECT LINE
                                                                    202/639-7130

Lehman Commercial Paper Inc., as Arranger,
  Syndication Agent and Documentation Agent
3 World Financial Center, 9th Floor
New York, New York 10285

Bank of America NT & SA.
  as Administrative Agent
335 Madison Avenue
New York, New York 10017

The Lenders Listed on Schedule I hereto

Ladies and Gentlemen:

      We are acting as special counsel to L-3 Communications Corporation, a Delaware corporation (the "Company"), regarding Federal Government contract matters, in connection with the Credit Agreement dated April 30, 1997. We are delivering this opinion pursuant to Section 5.1(p)(i) of the Credit Agreement. Capitalized terms used herein have the meaning given them in the Credit Agreement unless such terms are otherwise defined herein.

      Since we have acted only as special counsel to the Company, we have limited knowledge of the affairs of the Company. This opinion is therefore based on such knowledge of the affairs of the Company as we may have acquired in the course of the instant representation. We convened our review on February 20, 1997 and, as instructed by the client, completed the review by February 25, 1997. In connection with our engagement, we visited Communications Systems, Camden, NJ; Wideband, Salt Lake City, Utah; Advanced Recorders, Sarasota, Florida; Conic, San Diego, California; and Display Systems, Atlanta, Georgia; Telemetry & Instrumentation, San Diego, California and Randtron, Menlow Park, California. We did not visit Hycor, Microcom and Narda East and West. In connection with this review, we reviewed only those contracts specified on Exhibit A. Accordingly, the opinions set forth below are limited only to those contracts.

      To the extent that it may be relevant to the opinions expressed herein, we have assumed that the parties to the agreements described herein (other than the parties whose actions are the

                 NEW YORK   WASHINGTON   LOS   ANGELES   LONDON

                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

Lehman Commercial Paper Inc.
Bank of America NT & SA
April 30, 1997
Page 2

subject of our opinions) have the power to enter into and perform such agreements and that such agreements have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, such parties.

      We have examined and relied upon the originals, or certified, conformed or reproduced copies of all records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In all such examinations we have assumed the genuineness of all signatures on original or certified, conformed or reproduction copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinions, we have relied upon, and assumed the accuracy of, certificates of public officials and oral or written statements or certificates of officers or representatives of the Company and others.

      Based upon and subject to the foregoing, and further subject to the limitations and qualifications below, we are of the opinion that as of the date hereof:

                  (i) None of the execution, delivery or performance by the Loan
            Parties of the Credit Agreement or the transactions contemplated thereby, compliance by the Loan Parties with the provisions of the Credit Agreement nor consummation by the Loan Parties of the transactions contemplated thereby: (i) with respect to U.S. Government procurement matters (limited to our review of the contracts set forth on Exhibit A hereto) requires any consent, approval, authorization or other order of, or registration or filing with any federal court, federal regulatory body, U.S.
            administrative agency or other federal governmental body, agency or official having authority over government procurement matters (except for those governmental consents, approvals, authorizations or other orders of, or registrations or filings with, any federal court, federal regulatory body, U.S. administrative agency or other federal governmental body, agency or official having authority over federal government procurement matters contemplated in the Transaction Agreement, the Shareholders Agreement and the Credit Agreement, and except where the failure to obtain governmental consents, approvals, authorizations or other orders of, or registrations or filings with, any federal court, federal regulatory body, U.S. administrative agency or other federal governmental body, agency or official having authority over

                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

Lehman Commercial Paper Inc.
Bank of America NT & SA
April 30, 1997
Page 3

            federal government procurement matters would not have material adverse effect on the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Credit Agreement, and the Transaction Agreement) or (ii) conflicts or will conflict with or constitutes or will constitute a material breach of, or material default under any material government procurement contract (limited to our review of the contracts set forth on Exhibit A hereto and with the exception of those governmental consents, approvals, authorizations or other orders of, or registrations or filings with, any federal court, federal regulatory body, U.S. administrative agency or other federal governmental body, agency or official having authority over government procurement matters contemplated in the Transaction Agreement, the Shareholders Agreement and the Credit Agreement) or will violate, in any material respect, any law, statute, ordinance, governmental rule, regulation, regarding U.S. Government procurement contracts to which it or its property or assets may be subject or will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument (limited to our review of the contracts set forth on Exhibit A hereto) to which it is a party or by which it may be bound or to which any of its property or assets is subject pursuant to any government procurement contract (limited to our review of the contracts set forth on Exhibit A hereto).

      Our opinions also are subject to the effect of, and we express no opinion therein as to the application of notifications regarding any outstanding advance payments, disposition of pension plans or other post-retirement benefits. Our opinions are also subject to the effect of, and we express no opinion therein as to the environmental, intellectual property, labor or tax laws relating to the U.S. government contracts.

      The opinions expressed herein are limited to the federal laws of the United States.

                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

Lehman Commercial Paper Inc.
Bank of America NT & SA
April 30, 1997
Page 4

      The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

                              Very truly yours,

                              FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                              By: /s/ James J. McCullough
                                  --------------------------------------
                                  James J. McCullough

                                    EXHIBIT A

Telemetry & Instrumentation

Purchase Order No. 1288468 (Sales Order 14921)
Intra Lockheed Martin Work Transfer Agreement ("IWTA") No. AY-12-30001 (Sales Order 15705)
Purchase Order No. 231-5-20023 (Sales Order 14923)
IWTA No. BY-12-00001 & 2 (Sales Order 15605)
Purchase Order No. 0277-6003601 (Sales Order 15361)
Contract No. F04611-93-D-0010 (Sales Order 16125 & 5008)
Contract No. NASIO 96013(B) (Sales Order 15538)
Purchase Order No. RQ33367, (Sales Order 15151 & 15686)
Purchase Order No. 229, (Sales Order 15251)
Purchase Order No. X10/45070814, (Sales Order 15684)
IWTA Nos. OD 96390 & OD 7042, (Sales Order 15537 & 15698)
Contract No. GS03F-5087 (Sales Order 15643)

Conic/TerraCom

Purchase Order No. 633EW (Sales Order 5512)
Purchase Order No. M6J3BSA-587 408D (Sales Order 5434)
Purchase Order No. S-612418-EKW (Sales Order 5283)
Purchase Order No. DP5-020005 (Sales Order 5264)
Purchase Order No. 1-3199675 (Sales Order 5218)
Purchase Order No. HE 36722159 (Sales Order 5189)
Purchase Order Nos. I-3199674 & I-3199675 (Sales Orders 5117 & 5218)
Purchase Order No. Z50791 (Sales Order 5105)
Purchase Order No. 51340015 (Sales Order 5087)
Purchase Order No. GGM57112 (Sales Order 5078)
Purchase Order No. Z50809 (Sales Order 5058)
Purchase Order No. PP5-535015 (Sales Order 4964)
Purchase Order No. Various (Sales Order 4962)
Purchase Order No. 100662000 (Sales Order 4956 & 5126)
Prime Contract Order No. F 08626-95-0216 (Sales Order 4955)
Purchase Order No. KS-612039R (Sales Order 4909)
Purchase Order No. 109177455/459 (Sales Order 4614)
Purchase Order No. C0041/93 (Sales Order 4536)
Purchase Order No. RL1-1200 44 (Sales Order 4283)
Inter Company Work Transfer Agreement ("IWTA") with Lockheed Martin Integrated Systems (not yet listed on the Computer Sale Order listing):
TerraCom Purchase Order 1/200-96 (Sales Order 8058)

Communications Systems

P.O. 940S9011 - A - International Space Station Alpha
MDA904-94-C-B091 - A - LMD/KP 2.0 LRIP
N00024-92-C-4164 - A - AN/STC-2 FY 92-94
N00024-91-C-4122 - A - AN/STC-2 FY 90/91
MDA904-94-C-8028 - A - Nervetrunk HW/SW Supp
N00024-95-C-4079 - A - IVCS FY95/96 Prod
MDA904-94-C-8075 - A - FIRESTAR T&M
MDA904-95-C-4051 - A - STE
NAS 5-32542 - A - NOAA N & N1
P.O. CSD-IMSE-97-003 - A - IMSE Program (FMS)
MDA904-93-G-0055 - 5002 - A - ANSWERER LRIP
N00039-90-C-0011 I - A - IRR Training Support
N00019-95-C-0199 - A - AMODSM
P.O. 4500010122 - A - Common Tier 1
MDA904-96-C-1641 - A - ANSWERER Production
N00039-96-C-0039 - A - Baseband (SBCS) Switch
MDA904-96-D-0025-0005 - A - STE 1st Prod
CLASS 95-C-6880 - A - Centerboard Support
N66001-97-C-0130 - A - IRR Field Support
N66001-95-C-0003 - A - IRR PDSS FY95-96
P.O. UAF1D7680D - A - D-5 Trans/Preamplifier Inc XII
CLASS 317069 - A - Refurbishment #7
CLASS 97-C-6462 - A - CROSSHAIR
N00383-89-G-K214 - 7004-A - P3C Repairs
DABT63-95-C-0052 - A - IUGS Data Fusion
P.O. CO-7382-SAT - A - NATO PTS
MDA904-95-C-3189 - A - FIREONE
P.O. 4405/2 - A - IREMBASS New Zealand
MDA904-95-C-5554 - A - Microbic Software Support
P.O. 470506 - A - DCR-500 Spares
N00104-96-C-AA33 - A - Depot Repairs
MDA904-94-C-B031 - A - HGPCLSI Study
MDA904-96-C-P018 - A - NUTSEDGE
MDA904-96-C-0291 - A - Maroon Archer OM&E

Wideband Systems

TACAWS (No. DAAH0l94CR250) - Internal No.: _______
IWTA supporting the Raptor Program - Internal No.: 41812
EIS Support Contract - Internal No.: 400164
IWTA LDS-A2 ENG SU - Internal No.: 400167
IWTA GPS-OCS Support - Internal No.: 400138
BGPHES Production - Internal No.: 41785

ABIT (Airborne Information Transmission) Phase IV (No. F33657-95-C-5404) -
     Internal No. 41786
Ridex (No. F33615-94-C-1566) - Internal No.: 41736
TEUAV Predator (No. N0001994C0069) - Internal No.: 41725
HSS Systems (P.O. #6451) - Internal No.: 41751
IWTA ULTRA-High Resolution Digital Framing Electro-Optical Camera - Internal
     No.: 41802
CHBDL (Common High Band Width Data Link) Stage III Production
     (N00039-91-C-0027) - Internal Nos. 41800 and 41801
HSS System (P.O. #65586 - Internal No.: 41787
Depot Support Contract (No. SC-96-773043) - Internal No.: 400092
LAMPS Flir (SC No. 608793) - Internal No.: 41724
Predator Support (No. N00019-95-G-0135) - Internal No.: OCB28
National Tests Facility Operations and Maintenance - Internal No.: 400018
IWTA between LMFSC and LMTCS - Internal No.: _______
ISISS Contract - Internal No.: OS4417
GFY 97 Fielded Systems Technology (No. F09604-97-C-0011) - Internal No.: 41797 Tactical Interoperable Ground Data Link Phase I (TIGDL) (No. F0960496-C-0104) -
     Internal No. 41788
GFY 96 SR YEA - Internal No.: 41764
Direct Air-Satellite Relay ("DASR") - Internal No.: 41734
Guardrail A/B - Internal No.: 41682
GFY 93 DATALINK (No. F0900493-C-0011) - Internal No.: 41692
GFY 94 Data Link (No. F09604-94-C-0011) - Internal No.: 41717
GFY 95 SR.Y (No. F09604-95-C-0011) - Internal No.: 41735

Advanced Recorders

NOO163-96-D-0007
N00383-96-G-017J
N00383-93-D-033U

Randtron

Purchase Order No. IG0069922
Purchase Order No. SG006881
Purchase Order No. WT26342
Intra Lockheed Work Transfer ("IWT") Purchase Order No. 4325851
Purchase Order 4334545
Purchase Order No. 4325851
Purchase Order Amendment B2C452-95 regarding Job 1500000
Purchase Order No. 21-19577 regarding prime contract number N00019-94-C-0020 Purchase Order No. 21-19577. Amendment 17
Purchase Order No. 22-06002. Amendment 2 referencing Contract N00019-94-C-0020 Purchase Order No. E60119L

Purchase Order No. 22-12213
Purchase Order No. E6011
Purchase Order No. 601119L. Chance Order No. 002
Change Order 5 to LSC Work Order S-95-102
Subcontract No. H-1565118
Subcontract 92-7807-G-00l
Master Purchase Order from Lockheed. Ft. Worth
Purchase Order No. M3324
Master Purchase Order No. M3696 for Job Nos. 1880400, 1880500 and 1880600 Contract F42620-93-D-01999
Subcontract S612187RSC
Purchase Order under Contract No. DAAB07-94-DM758
Purchase Order under Contract No. N00019-94-C-0020
Purchase Order to Remec Components dated August 5, 1996
Purchase Order under Contract No. DAAB07-94-D-M758

Display Systems

E-2C Programs. P.O. Nos.           22-12200
                                   2209601
                                   21-75010
                                   4010382
                                   22-09505
                                   590697W
F-14. Development. P.O. No. 19-84457
F-14. Lot 1. P.O. No. 21-39015
V -22. Development. P.O. Nos.      AEF960
                                   AEF961
                                   AEF962
                                   AEF963
                                   ADA855
                                   ADA849
V-22. LRIP. P.O. Nos.              AET310
                                   AEL725
Contract No. N00019-94-C-0059
Contract No. N00383-95-G-002A
       P.O. No.     96054-0519
                    95342-0844
                    96068-0563

Doc. =71245

                                                                       Exhibit E
                                                             to Credit Agreement

                          FORM OF BORROWING CERTIFICATE

            Pursuant to subsection 5.1(j) of the Credit Agreement, dated as of April 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among L-3 Communications Corporation, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Lehman Commercial Paper Inc. ("LCPI") as Arranger, Syndication Agent, and Documentation Agent, and Bank of America NT & SA ("BOA"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), the undersigned hereby delivers this Certificate.

            The Borrower hereby requests that a [Eurodollar] [Base Rate] Loan be made in the aggregate principal amount of ________________ on _____________, [with an Interest Period of __ months].

            The undersigned hereby certifies as follows:

            (a)The representations and warranties made by the Borrower and each of its Subsidiaries and each of the other Credit Parties in the Credit Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof (except to the extent they relate to a particular date, in which case they shall remain true and correct as of such date); and

            (b) No Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to the Loans and other extensions of credit requested to be made on such date.

            Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

            The Borrower agrees that if prior to the time of the borrowing requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such borrowing as if then made.

            Please wire transfer the proceeds of the borrowing to the account of the Borrower at ________________ Routing No.: _____________ (Account
No.__________), or as otherwise directed by the Borrower on the attached
Schedule I.

            The Borrower has caused this Borrowing Certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its Responsible Officer this ___ day of ______________________, _____.

                                        L-3 COMMUNICATION CORPORATION


                                        By: ________________________
                                               Name:
                                               Title:

                                                                       Exhibit F
                                                             to Credit Agreement

                          FORM OF EXEMPTION CERTIFICATE

            Referenceis made to the Credit Agreement, dated as of April 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among L-3 Communications Corporation, a Delaware Corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Lehman Commercial Paper Inc, ("LCPI") as Arranger, Syndication Agent and Documentation Agent, and Bank of America NT & SA ("BOA"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. _______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to subsection 2.15(b) of the Credit Agreement. Under penalties of perjury, the Non-U.S. Lender hereby represents and warrants that:

            1.The Non-U.S. Lender is the sole record and beneficial owner of the Note(s) in respect of which it is providing this certificate and it shall remain the sole beneficial owner of such Note(s) at all times during which it is the record holder of such Note(s).

            2.The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

            (a)the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction;

            (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

            (c) the Non-U.S. Lender is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code;

            (d) the Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of
            Section 881(c)(3)(C) of the Code;

            3. The Non-U.S. Lender meets all of the requirements under Code
Section 871(h) or 881(c) to be eligible for a complete exemption from withholding of U.S. Taxes on interest payments made to it under the Credit Agreement.

            IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                   [NAME OF NON-U.S. LENDER]

                                   By: _________________________________
                                           Name:
                                           Title:

Date:___________________

                                                                       Exhibit G
                                                             to Credit Agreement

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Credit Agreement, dated as of April 30, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among L-3 Communication Corporation, a Delaware corporation, (the "Borrower"), the Lenders named therein, Lehman Commercial Paper Inc, ("LCPI"), as Arranger, Syndication Agent and Documentation Agent, and Bank of America NT & SA ("BOA"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

            The Assignor identified on Schedule I hereto (the "Assignor") and the Assignee identified on Schedule I hereto (the "Assignee") agree as follows:

            1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule I hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the credit facility contained in the Credit Agreement as set forth on Schedule I hereto (the "Assigned Facility"), in a principal amount for the Assigned Facility as set forth on Schedule I hereto.

            2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

            3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.15(b) of the Credit Agreement.

            4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule I hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

            5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

            6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

            7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule I hereto.

                                   Schedule I
                          to Assignment and Acceptance

Name of Assignor: __________________________________

Name of Assignee: __________________________________

Effective Date of Assignment: _________________________


Credit                   Principal             Commitment Percentage Assigned(1)
Facility Assigned        Amount Assigned       ---------------------------------
-----------------        ---------------

                            $ _______                   _______________%

[Name of Assignee]                      [Name of Assignor]

By: __________________________________  By: __________________________________
Title:                                  Title:

Accepted:                               Consented To:

BANK OF AMERICA NT & SA,                L-3 COMMUNICATION CORPORATION(2)
as Administrative Agent

By: __________________________________  By: __________________________________
Title:                                  Title:

----------
(1) Calculate the Commitment Percentage that is assigned to at least 9 decimal places and show as a percentage of the aggregate commitments of all Lenders.

(2) The Credit Agreement provides that the consent of the Borrower is required unless the assignee already is a Lender under the Credit Agreement.

                                                                      Schedule I
                                                             To Credit Agreement

                                                    Commitments and Addresses

                                                                   Tranche A Term         Tranche B Term     Tranche C Term
                                               Revolving Credit        Loan                    Loan              Loan
Lenders/Address for Notices                       Commitment        Commitment              Commitment         Commitment

LEHMAN COMMERCIAL PAPER INC.                     4,400,000.00       9,050,000.00          10,000,000.00       6,900,000.00
3 World Financial Center, 9th Floor
New York, New York 10285

Attention:     Michelle Swanson
Telecopy:      (212) 525-0819

BANK OF AMERICA NT & SA                          4,400,000.00       3,300,000.00                   0.00               0.00
335 Madison Avenue
New York, New York 10017
Attention:     Linda A. Carper
Telecopy:      (212) 503-7502

CITIBANK, N.A.                                   4,400,000.00       3,300,000.00                   0.00               0.00

CREDIT LYONNAIS, NEW YORK                        4,400,000.00       3,300,000.00                   0.00               0.00
BRANCH

FLEET NATIONAL BANK                              4,400,000.00       3,300,000.00                   0.00               0.00

MARINE MIDLAND BANK                              4,400,000.00       3,300,000.00                   0.00               0.00

BANK OF NOVA SCOTIA                              4,400,000.00       3,300,000.00                   0.00               0.00

BANKBOSTON, N.A.                                 4,400,000.00       3,300,000.00                   0.00               0.00

THE FIRST NATIONAL BANK OF                       4,400,000.00       3,300,000.00                   0.00               0.00
CHICAGO

THE FUJI BANK LIMITED NEW                        4,400,000.00       3,300,000.00                   0.00               0.00
YORK BRANCH

CANADIAN IMPERIAL BANK OF                                0.00       1,375,000.00           2,500,000.00       1,650,000.00
COMMERCE

CITIBANK, N.A.                                           0.00       1,375,000.00           2,500,000.00       1,650,000.00

THE ING CAPITAL SENIOR                                   0.00         687,500.00           1,250,000.00         825,000.00
SECURED HIGH INCOME FUND, L.P.

KZH HOLDING CORPORATION II                               0.00         687,500.00           1,250,000.00         825,000.00

KZH HOLDING CORPORATION                                  0.00       1,375,000.00           2,500,000.00       1,650,000.00

MERRILL LYNCH SENIOR                                     0.00       1,375,000.00           2,500,000.00       1,650,000.00
FLOATING RATE FUND, INC.

METROPOLITAN LIFE INSURANCE                              0.00       1,375,000.00           2,500,000.00       1,650,000.00
COMPANY

OAK HILL SECURITIES FUND, L.P.                           0.00       1,375,000.00           2,500,000.00       1,650,000.00

OCTAGON CREDIT INVESTORS                                 0.00       1,375,000.00           2,500,000.00       1,650,000.00
LOAN PORTFOLIO (a unit of the Chase
Manhattan Bank)

PARIBAS CAPITAL FUNDING LLC                              0.00       1,375,000.00           2,500,000.00       1,650,000.00

PILGRIM AMERICA PRIME RATE                               0.00       1,375,000.00           2,500,000.00       1,650,000.00
TRUST

PRIME INCOME TRUST                                       0.00       1,375,000.00           2,500,000.00       1,650,000.00

ROYALTON COMPANY                                         0.00       1,375,000.00           2,500,000.00       1,650,000.00

CRESCENT / MACH I PARTNERS L.P.                  0.00        687,500.00      2,075,000.00              0.00

UNITED COMPANIES LIFE                            0.00        687,500.00        425,000.00      1,650,000.00
INSURANCE COMPANY

VAN KAMPEN AMERICAN CAPITAL                      0.00      1,375,000.00      2,500,000.00      1,650,000.00
PRIME RATE INCOME TRUST

BANK OF MONTREAL                         4,000,000.00      3,000,000.00              0.00              0.00

BANK OF TOKYO - MITSUBISHI               4,000,000.00      3,000,000.00              0.00              0.00
TRUST COMPANY

BANQUE FRANCAISE DU                      4,000,000.00      3,000,000.00              0.00              0.00
COMMERCE EXTERIEUR

BHF - BANK                               4,000,000.00      3,000,000.00              0.00              0.00
AKTIENGESELLSCHAFT GRAND
CAYMAN BRANCH

CORESTATES BANK, N.A.                    4,000,000.00      3,000,000.00              0.00              0.00

GOLDMAN SACHS CREDIT                     4,000,000.00      3,000,000.00              0.00              0.00
PARTNERS L.P.

PNC BANK, NATIONAL                       4,000,000.00      3,000,000.00              0.00              0.00
ASSOCIATION

SKANDINAVISKA ENSKILDA                   4,000,000.00      3,000,000.00              0.00              0.00
BANKEN CORPORATION

SOCIETE GENERALE, NEW YORK               4,000,000.00      3,000,000.00              0.00              0.00
BRANCH

THE SUMITOMO BANK, LIMITED,              4,000,000.00      3,000,000.00              0.00              0.00
NEW YORK BRANCH

THE BANK OF NEW YORK                     4,000,000.00      3,000,000.00              0.00              0.00

THE MITSUBISHI TRUST AND                 4,000,000.00      3,000,000.00              0.00              0.00
BANKING CORPORATION

TRANSAMERICA BUSINESS CREDIT             4,000,000.00      3,000,000.00              0.00              0.00
CORPORATION

U.S. BANK                                4,000,000.00      3,000,000.00              0.00              0.00

                                                                     Schedule II
                                                             to Credit Agreement

                                  PRICING GRID

   Debt        Tranche A Term     Tranche A Term      Tranche B      Tranche B       Tranche C     Tranche C      Commitment
   Ratio          Loss and           Loss and         Term Loan      Term Loan       Term Loan     Term Loan          Fee*
              Revolving Credit   Revolving Credit     Applicable     Applicable      Applicable    Applicable
                  Facility           Facility           Margin-        Margin-         Margin-       Margin-
                 Applicable         Applicable        Eurodollar      Base Rate      Eurodollar    Base Rate
             Margin-Eurodollar     Margin-Base           Rate                           Rate
                   Rate*               Rate*
-------------------------------------------------------------------------------------------------------------------------------
  24.75x           225                 125                250            150            275          175             50
  24.25x           200                 100                250            150            275          175             50
  23.75x           175                  75                250            150            275          175           37.5
  23.75x           150                  5O                250            150            275          175           37.5

----------

* Notwithstanding the foregoing grid: (a) the Applicable Margin for the Tranche A Term Loan and the Revolving Credit Facility for the 5 months following the Closing Date will be 1.25% for Base Rate Loans and 2.25% for Eurodollar Loans, and (b) the Commitment Fee rate Revolving Credit Facility for the 5 months following the Closing Date will be 0.50%.

                                                                    Schedule III
                                                         to the Credit Agreement

                          REAL PROPERTY TO BE MORTGAGED

                    Property Location

1.    6000 Fruitville Road,
      Sarasota, FL

2.    6755, 6761, 6765 Peachtree Industrial Boulevard,
      Atlanta, GA

3.    1355 Bluegrass Lakes Parkway,
      Alpharetta, Georgia

4.    10 Gill Street,
      Woburn, MA

5.    300 Neck Road
      Haverhill, MA

6.    965 Thomas Drive.
      Warminster, PA

7.    435 Moreland Road,
      Hauppauge, NY

8.    9020 Balboa Avenue,
      San Diego, CA

                                                                     Schedule IV
                                                         to the Credit Agreement

                              TRANSACTION DOCUMENTS

1. Transaction Agreement, dated as of March 28, 1997, by and among Lockheed Martin Corporation, Lehman Brothers Capital Partners III, L.P., Frank C. Lanza, Robert V. Lapenta and L-3 Communications Holdings, Inc., as the same may be amended from time to time.

2. Transfer Agreement, dated as of March 28, 1997, by and between Lockheed Martin and L-3 Communications, as the same may be amended from time to time.

3. Exchange Agreement, dated as of the Closing Date, by and between Lockheed Martin Corporation and L-3 Communications Holdings, Inc., as the same may be amended from time to time.

4. Common Stock Subscription Agreements, dated as of the Closing Date and entered into by each of Lockheed Martin and Lehman Brothers Capital Partners III, L.P., Frank C. Lanza and Robert V. LaPenta, as the same may be amended from time to time.

5. Stockholders Agreement, dated as of the Closing Date by and among L-3 Communications Holdings, Inc., Lockheed Martin, Lehman Brothers Capital Partners III, L.P., Frank C. Lanza and Robert V. LaPenta, as the same may be amended from time to time.

6. L-3 Communications Holdings, Inc., Certificate of Incorporation, as the same may be amended from time to time.

7. L-3 Communications Holdings, Inc., By-Laws, as the same may be amended from time to time.

8.    Any exhibits or attachments to any of the foregoing.

                                                                    Schedule 4.4
                                                         to the Credit Agreement

                                REQUIRED CONSENTS

1. Compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

2. Compliance with any applicable requirements of the New Jersey Industrial Site Recovery Act.

3. The facilities clearance requirements of the Defense Investigative Service of the United States Department of Defense ("DIS"), as set forth in the DIS Industrial Security Regulation and the DIS Industrial Security Manual, as each may be amended from time to time.

4. The novation of the government contracts as contemplated by Section 7.08 of the Transaction Agreement.

5. Compliance with any applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any state securities or "Blue Sky" law, in connection with the issuance of the Subordinated Debt.

6.    The Consents and Approvals Required Prior to Closing attached hereto.

7. Such other consents, approvals, authorizations, permits and filings the failure to obtain or make would not have, in the aggregate, a Material Adverse Effect on the business conducted by the Borrower.

                         CONSENTS AND APPROVALS REQUIRED
                                PRIOR TO CLOSING

Conic Business Unit

1.    Permit to Operate Wave Solder Machine - Permit No. 910189.

2.    Permit to Operate Paint Spray Booth - Permit No. 911333.

3.    Permit to Operate Paint Spray Booth - Permit No. 911334.

4.    Permit to Operate Paint Spray Booth - Permit No. 911335.

5. Letter from California Water Resources Control Board dated May 16, 1996 re: acknowledgement of Lockheed as general Permittee.

6. Food Establishment Wastewater Discharge Permit issued on 2/15/96 - Fac. No. 123-00014, expiration date 11/1/97.

Wideband Systems Business Unit

1. State of Utah, Department of Environmental Quality, Division of Water Quality, Storm Water Permit No. UTR000412, issued August 13, 1996.

2. Salt Lake City Fire Department Hazardous Material Permit dated January 28, 1997.

3. State of Utah, Department of Environmental Quality, Division of Solid and Hazardous Waste, EPA Identification No. UTR 000000307, Dated: May 6, 1996.

4. State of Utah, Department of Environmental Quality, Division of Air Quality, Approval Order No. DAQE-1017-96, Dated: October 30, 1996.

5. Salt Lake City Corporation, Waste Water Division, Department of Public Utilities, Industrial Wastewater Discharge Permit #8-95-01. Issue Date:
      September 24, 1996.

6.    Lease: Farnsworth Peak, Salt Lake City, Utah (prior landlord consent).

7.    Lease: 3201 Skyway Drive, Santa Maria, CA (prior landlord consent).

8. Lease dated May 4, 1995 with Harris Trust & Savings Bank, as amended (prior landlord consent).

9. Lease dated May 5, 1995 with Unisys Corporation, as amended (prior landlord consent).

10. Lease dated November 1, 1995 with KSL, as amended (prior landlord consent).

11. Lease dated February 1, 1992 with The Mutual Life Insurance Company of New York, as amended (prior landlord consent).

12. Lease dated November 15, 1984 with Airport Business Park Limited Partnership, as amended (prior landlord consent).

13. Lease dated May 31, 1996 between The Prudential Insurance Company of America, a New Jersey corporation, as landlord, and Lockheed Martin IMS, as tenant, a portion of the premises of which are sublet to the business unit (prior landlord consent).

14. Software license with Mentor Graphics dated July 1, 1995 (consent of third party).

Randtron Business Unit

1. Three 1997 Fire Protection Permits issued by the Menlo Park Fire Protection District.

2. Notice of Intent Forms for permitted facilities showing the change of name and transmittal letter to the State Water Resources Control Board dated 4/30/96.

3. Mandatory Wastewater Discharge Permit WB 960401-4 issued by South Bayside System Authority and transmittal letter dated 10/30 - 11/8/96.

4. Mandatory Wastewater Discharge Permit WB 960401-1 issued by South Bayside System Authority and transmittal letter dated 10/30 - 11/8/96.

5. Permit to Operate for Plant No. 2877 issued by the Bay Area Air Quality Management District with expiration date of 12/1/97.

6. Permits to Operate Liquified Petroleum Gas Tank Nos.: 20501-86, 1598-72, 3181-87, 3182-87, 3188-87, 865-83, 3302-91, 21025-88, 3182-91, all issued by the Division of Occupational Safety and Health.

7. Renewal of Radiation Machines Tubes Registration sent by the Department of Health Services Radiological Health Branch dated 3/8/96.

8.    Lease: 130 Constitution Drive, Menlo Park, CA (prior landlord consent).

9.    Lease: 150 Constitution Drive, Menlo Park, CA (prior landlord consent).

10.   Lease: 3455 Edison Way, Redwood, CA (prior landlord consent).

11.   Lease: Ox Mountain, San Mateo County, CA (prior landlord consent).

12.   Lease: Skylawn, 32992 Mission Blvd., Hayward, CA (prior landlord consent).

13. Lease Agreement dated December 19, 1971 with Prime Ventures, Ltd., as amended (prior landlord consent).

14. Standard Industrial Lease dated September 1, 1981 with Menlo Associates, as amended (prior landlord consent).

15. Lease Agreement dated February 4, 1985 with C&M Investments, as amended (prior landlord consent).

16. Standard Industrial Lease Agreement with Alvin O. and Claire E. Lang dated November 21, 1984, as amended (prior landlord consent).

17. Lease Agreement dated May 1, 1994 with Eberhard P. Woertz, Trustee for Eric Eberstand Woerz Trust and Kristina Patricia Woerz Trust, as amended (prior landlord consent).

18. Lease Agreement dated as of February 15, 1972 with Skylawn, a California corporation (prior landlord consent).

19. Lease Agreement dated November 19, 1995 with James M. Portman, as amended (prior landlord consent).

Narda Microwave West Business Unit

1. Permit Tracking Report dated 2/24/97. (To the extent this tracking report lists environmental permits not otherwise listed in Schedule B.03 to the Transaction Agreement, we would like those permits as well.)

2. Sacramento Metropolitan Air Quality Agreement District Permit No. 10043 to operate Vapor Degreaser, expires 7/1/93.

3.    Renewal Invoice No. 950016 due 3/21/96 for Permit No. 10043.

4.    Renewal of Radiation Machine (Tubes) Registration No. C0049556 dated
      10/11/95.

5. Air Quality Permit No. 10043 issued by the Sacramento Metropolitan Air Quality Management District to operate a vapor degreaser.

6. Lease dated August 15, 1996 with Lincoln-Whitehall Pacific, L.L.C. (prior landlord consent).

7. Lease dated February 15, 1991 with 11,000 White Rock Limited Partnership, as amended (prior landlord consent).

8. Lease dated May 31, 1996 between The Prudential Insurance Company of America, a New Jersey corporation, as landlord, and Lockheed Martin IMS, as tenant, a portion of the premises of which are sublet to the business unit (prior landlord consent).

Narda East Business Unit (Includes FSI - Semiconductor)

1. EPA Notification of Hazardous Waste Activity dated: 5/20/96 (no expiration date) (authorizes hazardous waste activities)

2.    Suffolk County Sewer District #18 Discharge Certification permit number:
      018-001-0028 expires: 8/2/98
      (authorizes industrial wastewater pretreatment and discharge limitations)

3. N.Y.S.D.E.C. Air Emissions Permit(s), permit number: 1-4734-00124/00001-0 and 00003 through 00026 expires:  11/18/97
      (authorizes 24 process air emission plants)

4. N.Y.S.D.E.C. Air Emissions Permits, permit number: 1-4734-00124/00002-0 expires: 11/19/97
      (authorizes operation of one stationary combustion unit)

5. Suffolk County Storage Facility for Toxic and Hazardous Materials expires: 5/31/97
      (authorizes storage and handling of toxic and hazardous materials)

6. D.O.T. Hazardous Materials Certificate of Registration Reg. No.: 052196 011 003E, expires: 6/30/97
      (authorizes shipments of hazardous materials)

7.    Town of Smithtown Fire Prevention
      permit number: 96-5175 (flammable hazardous materials) permit number: 96-0621 (cutting and welding) permit number: 96-0622 (Spray booth) permit number: 96-0620 (compressed gases) expire: 9/97 (for all)

8.    Lowell, MA Wastewater Permit--Industrial user Permit No. 031.

9. Net Leases dated April 1, 1985 with Roger P. Nordblum et al., as amended (prior landlord consent).

Hycor Business Unit

1.    Massachusetts permit for Class C Explosives dated November 15, 1996.

2.    Massachusetts permit for various fluids dated June 9, 1996.

3.    U.S. Hazardous Materials registration dated May 21, 1996.

4. U.S. Department of Transportation Explosives shipment authorization dated August 17, 1988.

5.    Massachusetts permit for Class B and Class C Explosives dated October
      23, 1996.

6.    Massachusetts License for Class B Explosives dated December 19, 1984.

7.    Massachusetts License for Class A Explosives dated October 4, 1988.

8.    Massachusetts Regulation for Flamables/Explosives dated March 11, 1996.

9. Lease of explosive test site commencing January 31, 1983 with Bene Vento Sand and Gravel, Inc., as amended (prior landlord consent).

Display Systems Business Unit

1. Radioactive Materials License - issued by Georgia Department of Natural Resources
      (one in line air deionizer)

2.    LMDS Environmental Radioactive Materials License by GADNR referenced in
      3.26.96 memo to G. Bryan from K. Flanagan.

3. Lease: 6670 Jones Mill Court, Suite F, Norcross, GA (prior landlord consent)

4. Lease, dated August 11, 1992 with D&B No.3, a Georgia partnership, as amended (prior landlord consent).

Advanced Recorders Business Unit

1.    Air Agency Certificate No. LD7R612J dated May 24, 1994.

2.    Air Agency Certificate No. MMF321-14 dated June 7, 1996.

3. Storm Water General Permit Coverage Notice - Permit No. FLR00B068 issued by the U.S. Environmental Protection Agency.

4. Matters referred to in letter dated 9/12/96 from Florida Department of Environmental Protection accepting transfer of Post Closure Permit No. HF58-271405 and to the extent not already incorporated by reference, the facility's water use and HSWA permits.

Communications Systems Business Unit

1.    U.S. Nuclear Regulatory Commission Materials License No. 29-01788-03.

2. New Jersey Radioactive Materials Registration, Department of Environmental Protection, Bureau of Environmental Radiation, NRC License No. 29-01788-03.

3. Registration of x-ray machine source equipment with the State of New Jersey, Department of Environmental Protection, Bureau of Radiological Health, NJDEP Registration Numbers 101424, 102952, 103062, 103071, 103454
      and 103503, "Registration of a Radiation Producing Machine."

4. The Camden County Municipal Utilities Authority, Industrial Discharge Final Permit Numbers 3669-CA-1 and 3669-CA-2.

5. New Jersey Department of Environmental Protection, Bureau of New Source Review, Form VEM-040, Report on Amendment to Permits to Construct, Install or Alter Control Apparatus or Equipment and Certificates to Operate Control Apparatus or Equipment. NJ Stack ID

      Nos. 001, 002, 003, 005, 006, 007, 008, 009 and 010 at NJ Plant ID 50858.

6. State of New Jersey, Department of Community Affairs, Division of Fire Safety, Life Hazard Use Certificate of Registration.

7. Approval pursuant to the New Jersey Industrial Site Recovery Act of the Transaction.

Telemetry & Instrumentation Business Unit

1.    Lease: 15378 Avenue of Science, San Diego, CA (prior landlord consent).

2. 1175 North Courtenay Parkway, Merritt Island, FL (prior landlord consent).

3. Lease dated April 13, 1988 between Scripps Del Norte Center, Ltd. and Gould, Inc., as amended (prior landlord consent).

4. Lease Agreement dated July 20, 1989 between Dennis Oberman and Loral, as amended (prior landlord consent).

5. Commercial Lease dated February 22, 1996 with Westcourt Center Partnership (prior landlord consent).

Chief Executive Office

1.    Lease Agreement with 600 Third Avenue Associates (prior landlord consent).

                                                                    Schedule 4.5
                                                         to the Credit Agreement


                                  NO LEGAL BAR

      o     Novations referred to in Section 6.13 of the Credit Agreement.

      o Consents of the lessors of the real property referred to in subsection 6.15(b).

                                                                    Schedule 4.6
                                                         to the Credit Agreement


                               MATERIAL LITIGATION


      o Universal Navigation Corp., et al. v. Loral Corporation, et al.: the Borrower's Aviation Recorders operation ("Aviation Recorders") is subject to a suit by Universal Avionics Systems Corporation ("Universal"). Universal is seeking to recover at least $15 million in damages it alleges it incurred as a result of certain actions by Aviation Recorders in the cockpit voice recorder ("CVR") business. If this matter were determined adversely to the Borrower in a non-appealable final judgment, the Borrower could also be subject to treble damages. Universal's complaint contains the following claims:
            (i) antitrust claims alleging that Aviation Recorders has attempted to monopolize the CVR business by, among other things, its institution and maintenance of a bid protest, "petitioning" of the Federal Aviation Administration and foreign aviation authorities regarding CVR certification requirements and its marketing activities, and (ii) Lanham Act and common law claims arising out of alleged false statements regarding Universal's or Aviation Recorders' CVRs. Management believes that there are substantial defenses to Universal's claims and intends to defend itself vigorously.

                                                             Schedule 4.8 to the
                                                                Credit Agreement


                        ADVANCED RECORDERS BUSINESS UNIT


                                  REAL PROPERTY


I. Owned Real Property

      1. Professional Office Lease between Loral and Sarasota County dated October 24, 1995.

            (i)   6000 Fruitville Road, Sarasota, Florida

            (ii)  Loral Data Systems, Inc.

            Encumbrances:

            a. Professional office lease between Loral and Sarasota County dated October 24, 1995.

            b. Professional office lease between Lockheed Martin Advanced Recorders and Medical Education Technologies, Inc. dated March 10, 1997.

                      COMMUNICATIONS SYSTEMS BUSINESS UNIT


                                  REAL PROPERTY


I.    Owned Real Property

      NONE

                               CONIC BUSINESS UNIT


                                  REAL PROPERTY


I.    Owned Real Property

      1.    (i)   9020 Balboa Avenue, San Diego, California

            (ii)  LMADO

                          DISPLAY SYSTEMS BUSINESS UNIT


                                  REAL PROPERTY


I.    Owned Real Property

      1.    Peachtree Facility

            (i) Address - Building 1: 6765 Peachtree Industrial Blvd., Atlanta, GA 30360

                  Address - Building 2: 6761 Peachtree Industrial Blvd., Atlanta, GA 30360

                  Address - Building 3: 6755 Peachtree Industrial Blvd., Atlanta, GA 30360

            (ii)  Owner - Lockheed Martin Tactical Systems, Inc.

      2.    Alpharetta Facility

            (i)   1355 Bluegrass Lakes Parkway, Alpharetta, GA 30201

            (ii)  Owner - LMC Properties, Inc.
                  Warranty Deed dated 7/1/96 between AEL Industries, Inc. and LMC Properties, Inc.

            Note: Owned subject to the following encumbrances:

            BlueGrass, Ltd.: Declaration of Easements
            BlueGrass, Ltd.: Access and Utilities Easement
            BlueGrass, Ltd.: Temporary Construction Access Easement BlueGrass, Ltd.: Water Retention and Detention Easements

                               HYCOR BUSINESS UNIT


                                  REAL PROPERTY


I. Owned Real Property

      1.    (i)   Address:   300 Neck Road, Haverhill, Mass. 01830
            (ii)  Owner:     Lockheed MArtin Tactical Systems, Inc.

      2.    (i)   Address:   10 Gill Street, Woburn, Mass. 01801
            (ii)  Owner:     Lockheed Martin Tactical Systems. Inc.

                             MICROCOM BUSINESS UNIT


                                  REAL PROPERTY


I.    Owned Real Property

      1.    (i)   Address:   965 Thomas Drive, Warminster, Bucks County, PA
                             18974

            (ii)  Owner:     Microcom Corporation

                            NARDA EAST BUSINESS UNIT
                         (INCLUDES FSI - SEMICONDUCTOR)


                                REAL PROPERTY


I.    Owned Real Property

      1.    New York

            (i)   Address:   435 Moreland Road, Hauppauge, New York

            (ii)  Owner:     The Narda Microwave Corporation

                       NARDA MICROWAVE WEST BUSINESS UNIT


                                  REAL PROPERTY


I.    Owned Real Property

                                      NONE

                             RANDTRON BUSINESS UNIT


                                  REAL PROPERTY


I.    Owned Real Property

                                      NONE

                    TELEMETRY & INSTRUMENTATION BUSINESS UNIT


                                  REAL PROPERTY


I.    Owned Real Property

                                      NONE

                         WIDEBAND SYSTEMS BUSINESS UNIT


                                  REAL PROPERTY


I.    Owned Real Property

      1.    Offer to Purchase the following real property [ST-H-6(a)]:

            Building B

            (i)   Address: 480 North 2200 West Street, Salt Lake City, Utah

            (ii)  Owner: Unisys Master Pension Trust Corporation;

      2.    Offer to Purchase the following leased property:

            Building E

            (i)   Address: 640 North 2200 West Street, Salt Lake City, Utah

            (ii)  Owner: Unisys Master Pension Trust Corporation;

            Building F

            (i)   Address: 640 North 2200 West Street, Salt Lake City, Utah

            (ii)  Owner: Unisys Master Pension Trust Corporation.

                                                            Schedule 4.9 to the
                                                                Credit Agreement

                        ADVANCED RECORDERS BUSINESS UNIT


                              INTELLECTUAL PROPERTY
                                     CLAIMS



I. The following are instances in which Lockheed Martin does not own, free and clear of all Liens all right, title and interest in Intellectual Property used primarily in the Business:

      1. CPS-100 Non-Exclusive Licensing Agreement between Loral and Witchey/Shaw dated October 11, 1995.


II. The following are instances in which the use of such Intellectual Property in connection with the operation of the Business as heretofore conducted conflicts with, infringes upon or violates the intellectual property rights of other Persons:

                                      NONE


II. The following are instances in which Lockheed Martin does not have the right to use all Intellectual Property used by the Business and necessary for the continued operation of the Business in substantially the same manner as its operations have heretofore been conducted:

                                      NONE


IV. The following is a list of any Intellectual Property, (patents, copyrights, trademarks, etc.) that Lockheed Martin does not have the right to transfer or license to the Business and which are necessary for the continued operation of the Business as a whole in substantially the same manner as its operations have heretofore been conducted:

                                      NONE

                      COMNILNICATIONS SYSTEMS BUSINESS UNIT


                              INTELLECTUAL PROPERTY
                                    CLAIMS


I. The following are instances where Lockheed Martin does not own, free and clear of all Liens all right, title and interest in Intellectual Property used primarily in the Business:

      NONE


II. The following are instances where the use of such Intellectual Property in connection with the operation of the Business as heretofore conducted conflicts with, infringes upon or violates the intellectual property rights of any other Persons:

      NONE


III. The following are instances where Lockheed Martin does not have the right to use all Intellectual Property used by the Business and necessary for the continued operation of the Business in substantially the same manner as its operations have heretofore been conducted:

      NONE


IV. The following is a list of any Intellectual Property, (patents, copyrights, trademarks, etc.) which Lockheed Martin does not have the right to transfer or license to the Business and which are necessary for the continued operation of the Business as a whole in substantially the same manner as its operations have heretofore been conducted:

      NONE

                               CONIC BUSINESS UNIT


                              INTELLECTUAL PROPERTY
                                     CLAIMS


I. The following are instances in which Lockheed Martin does not own, free and clear of all Liens all right, title and interest in Intellectual Property used primarily in the Business:

                                      NONE

II. The following are instances in which the use of such Intellectual Property in connection with the operation of the Business as heretofore conducted conflicts with, infringes upon or violates the intellectual property rights of other Persons:

                                      NONE

II. The following are instances in which Lockheed Martin does not have the right to use all Intellectual Property used by the Business and necessary for the continued operation of the Business in substantially the same manner as its operations have heretofore been conducted:

                                      NONE

IV. The following is a list of any Intellectual Property, (patents, copyrights, trademarks, etc.) that Lockheed Martin does not have the right to transfer or license to the Business and which are necessary for the continued operation of the Business as a whole in substantially the same manner as its operations have heretofore been conducted:

                                      NONE

                         DISPLAY SYSTEMS BUSINESS UNIT


                              INTELLECTUAL PROPERTY
                                     CLAIMS


I. The following are instances in which Lockheed Martin does not own, free and clear of all Liens all right, title and interest in Intellectual Property used primarily in the Business:

            NONE

II. The following are instances in which the use of such Intellectual Property in connection with the operation of the Business as heretofore conducted conflicts with, infringes upon or violates the intellectual property rights of other Persons:

            NONE

II. The following are instances in which Lockheed Martin does not have the right to use all Intellectual Property used by the Business and necessary for the continued operation of the Business in substantially the same manner as its operations have heretofore been conducted:

            NONE

IV. The following is a list of any Intellectual Property, (patents, copyrights, trademarks, etc.) that Lockheed Martin does not have the right to transfer or license to the Business and which are necessary for the continued operation of the Business as a whole in substantially the same manner as its operations have heretofore been conducted:

            NONE

                              HYCOR BUSINESS UNIT


                              INTELLECTUAL PROPERTY
                                     CLAIMS


                                      NONE

                             MICROCOM BUSINESS UNIT

                              INTELLECTUAL PROPERTY
                                     CLAIMS



                                      NONE
                                                                              I.


                                                                             II.


                                                                             II.



                                                                             IV.

                            NARDA EAST BUSINESS UNIT
                         (INCLUDES FSI - SEMICONDUCTOR)


                              INTELLECTUAL PROPERTY
                                     CLAIMS


I. The following are instances in which Lockheed Martin does not own, free and clear of all Liens all right, title and interest in Intellectual Property used primarily in the Business:

            NONE

II. The following are instances in which the use of such Intellectual Property in connection with the operation of the Business as heretofore conducted conflicts with, infringes upon or violates the intellectual property rights of other Persons:

            NONE

II. The following are instances in which Lockheed Martin does not have the right to use all Intellectual Property used by the Business and necessary for the continued operation of the Business in substantially the same manner as its operations have heretofore been conducted:

            NONE

IV. The following is a list of any Intellectual Property, (patents, copyrights, trademarks, etc.) that Lockheed Martin does not have the right to transfer or license to the Business and which are necessary for the continued operation of the Business as a whole in substantially the same manner as its operations have heretofore been conducted:

            1. Letter dated 8/29/89 from The Narda Microwave Corporation to Dr. Om P. Gandhi (letter agreement granting Narda exclusive rights to certain inventions of Dr. Gandhi, including the right to patent)

                       NARDA MICROWAVE WEST BUSINESS UNIT


                              INTELLECTUAL PROPERTY
                                     CLAIMS


I. The following are instances in which Lockheed Martin does not own, free and clear of all Liens all right, title and interest in Intellectual Property used primarily in the Business:

      1. License for very small aperture transceiver with Titan Corporation dated 2/9/95.

II. The following are instances in which the use of such Intellectual Property in connection with the operation of the Business as heretofore conducted conflicts with, infringes upon or violates the intellectual property rights of other Persons:

                                      NONE

III. The following are instances in which Lockheed Martin does not have the right to use all Intellectual Property used by the Business and necessary for the continued operation of the Business in substantially the same manner as its operations have heretofore been conducted:

                                      NONE

IV. The following is a list of any Intellectual Property, (patents, copyrights, trademarks, etc.) that Lockheed Martin does not have the right to transfer or license to the Business and which are necessary for the continued operation of the Business as a whole in substantially the same manner as its operations have heretofore been conducted:

            1. License for very small aperture transceiver with Titan Corporation dated 2/9/95.

                             RANDTRON BUSINESS UNIT


                              INTELLECTUAL PROPERTY
                                     CLAIMS


I. The following are instances in which Lockheed Martin does not own, free and clear of all Liens all right, title and interest in Intellectual Property used primarily in the Business:

            The items and matters listed on Schedule B.10.III are incorporated herein by reference

II. The following are instances in which the use of such Intellectual Property in connection with the operation of the Business as heretofore conducted conflicts with, infringes upon or violates the intellectual property rights of other Persons:

                                      NONE

II. The following are instances in which Lockheed Martin does not have the right to use all Intellectual Property used by the Business and necessary for the continued operation of the Business in substantially the same manner as its operations have heretofore been conducted:

                                      NONE

IV. The following is a list of any Intellectual Property, (patents, copyrights, trademarks, etc.) that Lockheed Martin does not have the right to transfer or license to the Business and which are necessary for the continued operation of the Business as a whole in substantially the same manner as its operations have heretofore been conducted:

                                      NONE

                              INTELLECTUAL PROPERTY
                                     CLAIMS


I. The following are instances in which Lockheed Martin does not own, free and clear of all Liens all right, title and interest in Intellectual Property used primarily in the Business:

      1. License Agreement between Loral and DataViews Corporation executed on 1/26/95 and 1/20/95, together with Letter Amendment dated 8/28/96.

II. The following are instances in which the use of such Intellectual Property in connection with the operation of the Business as heretofore conducted conflicts with, infringes upon or violates the intellectual property rights of other Persons:

                                     NONE


II. The following are instances in which Lockheed Martin does not have the right to use all Intellectual Property used by the Business and necessary for the continued operation of the Business in substantially the same manner as its operations have heretofore been conducted:

                                     NONE


IV. The following is a list of any Intellectual Property, (patents, copyrights, trademarks, etc.) that Lockheed Martin does not have the right to transfer or license to the Business and which are necessary for the continued operation of the Business as a whole in substantially the same manner as its operations have heretofore been conducted:

                                     NONE

                         WIDEBAND SYSTEMS BUSINESS UNIT


                              INTELLECTUAL PROPERTY
                                     CLAIMS


I. The following are instances in which Lockheed Martin does not own, free and clear of all Liens all right, title and interest in Intellectual Property used primarily in the Business:

      1. Unisys has not yet provided Assignment documents for a number of patents and patent applications developed at Wideband Systems.

      2. Allegation by Purdue that Unisys/Loral (Wideband Systems) has infringed two Purdue patents (4,191,031 and 4,222,115); Loral sent a response on 3/1/96 denying any infringement; no further correspondence has been received from Purdue.

      3. Unisys claims that it should have retained ownership to two patent applications which Loral claimed ownership to; these are on the Transferred Asset List (08/606,285 and 08/606,378); Lockheed Martin has taken the position that they are owned by Lockheed Martin.

      4. Additional payments and royalties are due to Unisys in connection with the license of Fixed Wireless Corp. technology.

II. The following are instances in which the use of such Intellectual Property in connection with the operation of the Business as heretofore conducted conflicts with, infringes upon or violates the intellectual property rights of other Persons:

      1.    None

III. The following are instances in which Lockheed Martin does not have the right to use all Intellectual Property used by the Business and necessary for the continued operation of the Business in substantially the same manner as its operations have heretofore been conducted:

      1. Software license with Mentor Graphics dated July 1, 1995, permits assignment to a successor in interest with 60 days advance notice and subject to Mentor Graphics' then current transfer policy and associated transfer fees.

                         WIDEBAND SYSTEMS BUSINESS UNIT


IV. The following is a list of any Intellectual Property, (patents, copyrights, trademarks, etc.) that Lockheed Martin does not have the right to transfer or license to the Business and which are necessary for the continued operation of the Business as a whole in substantially the same manner as its operations have heretofore been conducted:

      None

                                                                           DRAFT

                                                                   Schedule 4.10
                                                         to the Credit Agreement


                                      TAXES


                                      NONE

                                                                   Schedule 4.14
                                                         to the Credit Agreement


                                  SUBSIDIARIES


                                      NONE

                                                           Schedule 4.17  to the
                                                                Credit Agreement


                              FILING JURISDICTIONS


                           UCC-1 Financing Statements


I.    ALABAMA

      a.    Alabama (Secretary of State)

      b.    Madison County, Alabama


II.   ARIZONA

      a.    Arizona (Secretary of State)

      b.    Maricopa County, Arizona


III.  CALIFORNIA

      a.    California (Secretary of State)

      b.    Los Angeles County, California

      c.    Sacramento County, California

      d.    San Diego County, California

      e.    San Mateo County, California

      f.    Santa Clara County, California

      g.    Santa Maria County, California

      h.    Ventura County, California


IV.   COLORADO

      a.    Colorado (Secretary of State)

      b.    El Paso County, Colorado


V.    GEORGIA

      a.    Georgia (Secretary of State)

      b.    Fulton County, Georgia

      c.    Gwinnett County, Georgia

VI.   FLORIDA

      a.    Florida (Secretary of State)

      b.    Brevard County, Florida

      c.    Sarasota County, Florida


VII.  MASSACHUSETTS

      a.    Massachusetts (Secretary of State)

      b.    Haverhill, Massachusetts

      c.    Lowell, Massachusetts

      d.    Wilmington, Massachusetts

      e.    Woburn, Massachusetts


VIII.  NEW JERSEY

      a.    New Jersey (Secretary of State)

      b.    Camden County, New Jersey


IX.   NEW YORK

      a.    New York (Secretary of State)

      b.    Suffolk County, New York

      c.    New York County, New York


X.    PENNSLYVANIA

      a.    Pennsylvania (Secretary of State)

      b.    Bucks County, Pennslyvania

      c.    Montgomery County, Pennslyvania


XI.   UTAH

      a.    Utah (Secretary of State)

      b.    Salt Lake County, Utah

      c.    Tooele County, Utah

                              Patent and Trademarks

I.    U.S. Patent and Trademark Office


                                    Mortgages


I.    CALIFORNIA

      a.    San Diego County, California


II.   FLORIDA

      a.    Sarasota County, Florida


III.  GEORGIA

      a.    Fulton County, Atlanta


IV.   MASSACHUSETTES

      a.    Essex County, Massachusettes

      b.    Middlesex County, Massachusettes

V.    NEW YORK

      a.    Suffolk County, New York


VI.   PENNSYLVANIA

      a.    Bucks County, Pennsylvania

                                                                    Schedule 6.5
                                                         to the Credit Agreement


                                    INSURANCE


During the term of this contract, L3 Communications will maintain insurance coverage for amounts not less than those shown below, and with deductibles and/or self-insurance amounts not greater than those shown below:

Insurance                        Amounts to be Insured/       Deductibles
---------                        Limits of Liability          Retentions (Self Insurance)
                                 -------------------          ---------------------------
"All Risks" Property             $100,000,000 Loss Limit      $1,500,000 per occurrence
including Transit, Business      with various sub-limits      except 10% of Total
Interruption and Boiler          for flood, earthquake,       Insured value per location
& Machinery including            windstorm and                with respect to Flood &
Flood & Earthquake               miscellaneous coverages.     Earthquake.
Replacement Cost
Valuation.

Marine Cargo & Transit           $1,000,000                   $5,000

Workers Compensation             Statutory                    $1,000,000
and Employers Liability          $1,000,000                   combined

Automobile Liability             $1,000,000                   $250,000
General Liability including      $1,000,000                   $250,000
Non-Aviation Products
Liability

Excess (Umbrella) Liability      $10,000,000                  Excess of above primary
                                                              Liability policies

Aviation Products Liability      $100,000,000                 $5,000,000

                                                                   Schedule 6.10
                                                         to the Credit Agreement


                              CERTAIN REAL PROPERTY


Part I

1.    10 Gill Street
      Woburn, MA

2.    300 Neck Road
      Haverhill, MA


Part II

1.    6000 Fruitville Road,
      Sarasota, FL

2.    6755, 6761, 6765 Peachtree Industrial Boulevard,
      Atlanta, GA

3.    1355 Bluegrass Lakes Parkway,
      Alpharetta, Georgia

4.    10 Gill Street,
      Woburn, MA

5.    300 Neck Road
      Haverhill, MA

6.    965 Thomas Drive,
      Warminster, PA

7.    435 Moreland Road,
      Hauppauge, NY

8.    9020 Balboa Avenue,
      San Diego, CA


Part III

1.    6755, 6761, 6765 Peachtree Industrial Boulevard,
      Atlanta, GA

                                                                 Schedule 7.2(f)
                                                         to thc Credit Agreement


                              EXISTING INDEBTEDNESS


Division                  Amount                Description
--------                  ------                -----------
Microcom Business         $280,439              Two capitalized leases for
 Unit                                            equipment

                                                                 Schedule 7.3(f)
                                                         to the Credit Agreement

                                 EXISTING LIENS


      As of April 30, 1997, the following lien search results have not yet been received:

(i)   Microcom Inc. - Montgomery County PA

(ii)  Lockheed Martin Corporation - Wilmington, MA and Lowell, MA

(iii) Loral Corporation - Wilmington, MA and Lowell, MA

(iv)  Lockheed Martin Tactical Systems - Wilmington, MA and Lowell, MA

(v)   Hycor Inc. - Wilmington, MA and Lowell, MA

(vi) Lockheed Martin FSI - Secretary of State, MA, Middlesex County, MA and Woburn, MA

(vii) L-3 Communications Holdings, Inc. - New York County, NY

(viii) L-3 Communications Corporation - New York County, NY

(ix)  Narda Microwave Corporation - Sacramento County, CA

(x)   Wideband Systems - Tooele County, UT

Liens may be in existence that would be reflected in search results not yet received. This chart may be updated to reflect such liens.

Jurisdiction            Secured Party                             File No.                Collateral
                                                                  (Date)
-------------------------------------------------------------------------------------------------------------
Bucks Co.,  Meridian Leasing Inc.                                 92-61739                Used Machining
PA          P0 Box 15204                                          (5/21/92)               Center
            Reading, PA 19612-5204
            (Lessor)
-------------------------------------------------------------------------------------------------------------
Bucks Co.,  Meridian Leasing Inc.                                 92-61740                Various Computer
PA          P0 Box 15204                                          (5/27/92)               Equipment, Computer
            Reading, PA 19612-5204                                                        Peripherals
            (Lessor)
-------------------------------------------------------------------------------------------------------------
Bucks Co.   Meridian Leasing Inc.                                 10746                   Telemetry System
PA          P0 Box 15204                                          (10/12/93)              Tester
            Reading, PA 19612-5204
            (Lessor)
-------------------------------------------------------------------------------------------------------------
CA          General Electric Capital Computer Leasing             94007615                All Equipment Leased
               Corporation                                        (1/14/94)               Under Master
            2000 Powell Street, Suite 200                                                 Equipment Lease
            Emeryville, CA 94608
-------------------------------------------------------------------------------------------------------------
CA          JLA Credit Corporation                                9613560590              Rolm Phone System
            970 W. 190th Street, Suite 710                        (5/13/96)
            Torrance, CA 90502
            (Lessor)
-------------------------------------------------------------------------------------------------------------
CA          Konica Business Machines                              9702260022              Photocopier Machine
            500 Day Hill Road                                     (1/21/97)
            Windsor, CT 06095

            Sanwa Leasing Corporation
            P.O. Box 7023
            Troy. MI 48007
-------------------------------------------------------------------------------------------------------------
CA          LPI Software Funding Group, Inc.                      9705160201              Various Computer
            One Glenhardie Corp. Center                           (2/13/97)               Software, Software
            1275 Drummers Lane                                                            Licenses and Software
            Wayne, PA 19087                                                               Agreements
-------------------------------------------------------------------------------------------------------------
CA          MetLife Capital Credit Corporation                    88089181                Various Computer
            Ten Stamford Forum                                    (4/15/88)               Equipment, Material
            Stamford, CT 06904                                                            Handling Equipment
                                                                                          and Laboratory Testing
            Continuation:                                         5716188-007             Equipment
            -  new name: MetLife Capital Corporation              (3/01/93)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
CA          NationsBanc Leasing Corporation of                    9435160029              Airframe, Engines,
             North Carolina                                       (12/15/94)              Equipment
            NationsBank Corporate Center
            100 N. Tryon Street, NC 1-007-12-01
            Charlotte, NC 28255-0001
            (Lessor)

            Vince Iaci, as Trustee UTC MCLP Aircraft
            Leasing Trust Agreement Dated as of
            November 16, 1993
            10900 NE 4th Street, Suite 500
            Bellevue, WA 98004
            (Assignee)
-------------------------------------------------------------------------------------------------------------
CA          Security Leasing Services, Inc.                       93191792                Various Alarm System
            1505-A N.E. Darwin Road                               (9/20/93)               Equipment
            Kansas City, MO 64116
            Avco Leasing Services, Inc.
            3349 Michelson Drive
            Irvine, CA 92715
            (Assignee)
-------------------------------------------------------------------------------------------------------------
Camden      EUA Cogenex Corp.                                     0457-96                 Various Energy
Co., NJ     Boott Mills South                                     (2/27/96)               Efficient Lighting
            100 Foot of John Street                                                       Fixtures
            Lowell, MA 01852
-------------------------------------------------------------------------------------------------------------
Camden      EUA Cogenex Corp.                                     0458-96                 Various Energy
Co., NJ     Boott Mills South                                     (2/27/96)               Efficient Lighting
            100 Foot of John Street                                                       Fixtures
            Lowell, MA 01852
-------------------------------------------------------------------------------------------------------------
FL          Data & Electronic Services, Inc.                      960000153545            Key Service Unit.
            P.O. Box 1585                                         (7/24/96)               LCD Display Kit,
            Destin, FL 32540                                                              Telephone Line
                                                                                          Protector, Battery
                                                                                          Backup Kit
-------------------------------------------------------------------------------------------------------------
FL          El Camino Resources, Ltd.                             970000077136            Equipment Leased
            21051 Warner Center Lane                              (4/11/97)               Under Master Lease
            Woodland Hills, CA 91367
            (Lessor)

            Republic National Bank of New York
            452 Fifth Avenue, Tower 25
            New York, NY 10018
            (Assignee)
-------------------------------------------------------------------------------------------------------------
FL          IBM Federal Government Systems                        950000246073            Model 9672 R21 and
            6705 Rockledge Drive                                  (12/08/95)              Software Licenses
            Bethesda, MD 20817
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
FL          Orbotech, Inc.                                        960000051936            Automated Optical
            44 Manning Road                                       (3/14/96)               Inspection System
            Billerica, MA 01821
-------------------------------------------------------------------------------------------------------------
Fulton Co., Canon Financial Services Inc.                         000794080               Fax Machine
GA          200 Commerce Square Blvd.                             (6/14/93)
            Burlington, NJ 08016
-------------------------------------------------------------------------------------------------------------
Fulton Co., Canon Financial Services Inc.                         000796004               Fax Machine
GA          200 Commerce Square Blvd.                             (7/21/93)
            Burlington, NJ 08016
-------------------------------------------------------------------------------------------------------------
Fulton Co., Cencor Capital Inc.                                   000820250               Leased Computer
GA          1701 East Woodfield Road, Suite 419                   (11/8/94)               Software
            Schaumburge, Illinois 60173

            Winona National and Savings Bank
            P.O. Box 499, 204 Main Street
            Winona MN 55987
            (Assignee)
-------------------------------------------------------------------------------------------------------------
Fulton Co., Cencor Capital Inc.                                   000820976               Leased Computer
GA          1701 E. Woodfield Road, Suite 419                     (11/28/94)              Software
            Schaumburge, Ill. 60173-5129

            Pioneer Bank and Trust Company
            4000 West North Avenue
            Chicago, Illinois 60639
            (Assignee)
-------------------------------------------------------------------------------------------------------------
Fulton Co., Memorandum of lease between Raldo S.                  Deed Book               Memorandum of lease
GA          Rowan and Larry Morris of 5.70 acres of               2631 Pg. 261
            property leased at                                    (3/25/71)
            6755-6765 Peachtree Industrial Blvd.
            Atlanta, GA 30360. Lease expires July 2031.
-------------------------------------------------------------------------------------------------------------
GA          BancBoston Leasing Inc.                               106-97-001848
Statewide   100 Federal Street                                    (4/09/97)
Authority   Boston, MA 02110
-------------------------------------------------------------------------------------------------------------
GA          The Commonwealth of Australia                         007-96-004149
Statewide   Resident Project Team (RAAF)                          (9/20/96)
Authority   Bldg. B95, 86 South Cobb Drive
            Marietta, GA 30063-0584
-------------------------------------------------------------------------------------------------------------
GA          Fleet National Bank                                   115-97-000427           Equipment and
Statewide   777 Main Street                                       (4/01/97)               Fixtures
Authority   Hartford, CT 06115

            Meridian Trust Company (as Security Trustee)
            P.O. Box 16003, 35 North Sixth Street
            Reading, PA 19601
            (Assignee)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
GA          Fleet National Rank                                   00520-0838              Equipment and
Statewide   777 Main Street                                       (8/21/95)               Fixtures
Authority   Hartford, CT 06115

            Meridian Trust Company
            35 North Sixth Street                                 115-96-001368
            Reading, PA 19601                                     (9/17/96)
            (Assignee)
-------------------------------------------------------------------------------------------------------------
GA          Fleet National Bank                                   115-95-000952           Equipment and
Statewide   777 Main Street                                       (7/13/95)               Fixtures
Authority   Hartford, CT 06115

            Meridian Trust Company, (as Security                  115-96-001369
            Trustee)                                              (9/17/96)
            P.O. Box 16003
            Reading, PA 19601
            (Assignee)
-------------------------------------------------------------------------------------------------------------
GA          IBM Credit Corporation                                033-97-00l377          Equipment
Statewide   1133 Westchester Avenue                               (1/27/97)
Authority   White Plains, NY 10604
-------------------------------------------------------------------------------------------------------------
GA          Leasing Solutions, Inc.                               007-96-[ILLEGIBLE]      ?
Statewide   10 Almaden Blvd., Suite 1500                          (11/06/96)
Authority   San Jose, CA 95113

            The First National Bank of Boston, as Agent
            435 Tasso Street, Suite 250
            Palo Alto, CA 94301
            (Assignee)
-------------------------------------------------------------------------------------------------------------
GA          Leasing Solutions, Inc.                               007-96-002545           ?
Statewide   10 Almaden Blvd., Suite 1500                          (7/12/96)
Authority   San Jose, CA 95113

            The First National Bank of Boston, as Agent
            435 Tasso Street, Suite 250
            Palo Alto, CA 94301
            (Assignee)
-------------------------------------------------------------------------------------------------------------
GA          Leasing Solutions, Inc.                               007-96-006686           ?
Statewide   10 Almaden Blvd., Suite 1500                          (12/24/96)
Authority   San Jose, CA 95113

            The First National Bank of Boston, as Agent
            435 Tasso Street, Suite 250
            Palo Alto, CA 94301
            (Assignee)
-------------------------------------------------------------------------------------------------------------
GA          Pitney Bowes Credit Corporation                       044-97-003405           ?
Statewide   201 Merritt Seven                                     (4/08/97)
Authority   Norwalk, CT 06856
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
[ILLEGIBLE] Shawmut Bank Connecticut, National                    ?                       ?
Statewide    Association
Authority   777 Main Street
            Hartford, CT 06115

            Meridian Trust Company (As Secured
             Trustee)
            P.O. Box 16003
            Reading, PA  19601
            (Assignee)
-------------------------------------------------------------------------------------------------------------
GA          Unisys Corporation                                    033-96-012471           Goods/Inventory
Statewide   4151 Ashford Dunwoody Road                            (9/09/96)
Authority   Atlanta, GA 30319
-------------------------------------------------------------------------------------------------------------
Los Angeles NationsBanc Leasing Corporation of                    9519260254              Airframe, Engines,
CA           North Carolina                                                                Equipment
            NationsBank Corporate Center
            100 N. Tryon Street, NC 1-007-12-01
            Charlotte, NC 28255-0001
            (Lessor)

            Vince Iaci, as Trustee UTC MCLP Aircraft
               Leasing Trust Agreement Dated as of
               November 16, 1993
            10900 NE 4th Street, Suite 500
            Bellevue, WA 98004
            (Assignee)
-------------------------------------------------------------------------------------------------------------
[ILLEGIBLE] VMX Credit Corporation                                099181                  Port Line Card and
            1650 Zanker Road, Suite 236                           (6/23/92)               Names Directories
            San Jose, CA 95112

            Hewlett-Packard Company                               1563652                 All Equipment leased
            Finance & Remarketing Division                        (4/08/94)               pursuant to Financing
            1360 Kifer Road                                                               Agreement No. 4126-
            Sunnyvale, CA 94086                                                           99911
-------------------------------------------------------------------------------------------------------------
[ILLEGIBLE] ICX Corporation                                       1701385                 Various Computer
            3 Summit Park Drive, Suite 200                        5/30/95                 Equipment, Electrical
            Cleveland, OH 44131                                                           Equipment, Machine
                                                                                          Tools
            Hitachi Credit America Corp.
            777 West Putnam Avenue
            Greenwich, CT 06830
            (Assignee)
-------------------------------------------------------------------------------------------------------------
[ILLEGIBLE] ICX Corporation                                       1717811                 Various Computer
            3 Summit Park Drive, Suite 200                        (8/19/95)               Equipment, Computer
            Cleveland, OH 44131                                                           Software

            Hitachi Credit America Corp.
            777 West Putnam Avenue
            Greenwich, CT 06830
            (Assignee)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
NJ          ICX Corporation                                       1720128                 Various Computer
            3 Summit Park Drive, Suite 200                        (9/4/96)                Equipment, Computer
            Cleveland, OH 44131                                                           Peripherals

            Hitachi Credit America Corp.
            777 West Putnam Avenue
            Greenwich, CT 06830
            (Assignee)
-------------------------------------------------------------------------------------------------------------
NJ          ICX Corporation                                       1747596                 Various Engineering
            3 Summit Park Drive, Suite 200                        (2/03/97)               Devices, Electrical
            Cleveland, OH 44131                                                           Equipment
-------------------------------------------------------------------------------------------------------------
NJ          ICX Corporation                                       1744893                 Various Equipment
            3 Summit Park Drive, Suite 200                        (1/15/97)
            Cleveland, OH 44131
-------------------------------------------------------------------------------------------------------------
NJ          ICX Corporation                                       1744896                 Various Equipment
            3 Summit Park Drive, Suite 200                        (1/15/97)
            Cleveland, OH 44131
-------------------------------------------------------------------------------------------------------------
NJ          ICX Corporation                                       1744898                 Various Equipment
            3 Summit Park Drive, Suite 200                        (1/15/97)
            Cleveland, OH 4413l
-------------------------------------------------------------------------------------------------------------
NJ          ICX Corporation                                       1744901                 Various Equipment
            3 Summit Park Drive, Suite 200                        (1/15/97)
            Cleveland, OH 44131
-------------------------------------------------------------------------------------------------------------
NJ          ICX Corporation                                       1751955                 Various Equipment
            3 Summit Park Drive, Suite 200                        (2/28/97)
            Cleveland, OH 44131
-------------------------------------------------------------------------------------------------------------
NJ          ICX Corporation                                       1744966                 Various Equipment
            3 Summit Park Drive, Suite 200                        (1/15/97)
            Cleveland, OH 44131
-------------------------------------------------------------------------------------------------------------
NJ          ICX Corporation                                       1749533                 Various Equipment
            3 Summit Park Drive, Suite 200
            Cleveland, OH 44131
-------------------------------------------------------------------------------------------------------------
NJ          National Micrographics Systems Inc                    1750326                 Various Equipment,
            11941 Bournefield Way                                 (2/10/97)               Printer
            Silver Spring, MD 20904

            Norwest Financial LSG
            P.O. Box 17229
            Charlotte, NC 28227
            (Assignee)
-------------------------------------------------------------------------------------------------------------
NJ          Pitney Bowes Credit Corporation                       1672723                 All Equipment subject
            201 Merritt Seven                                     (12/21/95)              to Lease #0196741-
            Norwalk, CT 06856                                                             001
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
NJ          Telecom Financial Services                            1717308                 Leased Equipment
            220 Athens Way                                        (8/16/96)
            Nashville, TN 37228
            (Lessor)
-------------------------------------------------------------------------------------------------------------
NY          BancBoston Leasing Inc.                               071460                  Various Computer
            100 Federal Street                                    (4/10/97)               Equipment, Computer
            Bostom, MA 02110                                                              Peripherals, Computer
                                                                                          Software
-------------------------------------------------------------------------------------------------------------
NY          Canon Financial Services, Inc.                        067688                  Graphics
            200 Commerce Square Blvd.                             (4/04/97)
            Burlington, NJ 08016
            (Lessor)
-------------------------------------------------------------------------------------------------------------
NY          Digital Financial Services, a division of GE          091925                  All Equipment
             Capital Corp.                                        (5/07/96)               Pursuant to DFS
            1400 Computer Drive                                                           Lease Agreement No.
            Westborough, MA 01581                                                         6608812-001
-------------------------------------------------------------------------------------------------------------
NY          El Camino Resources, Ltd.                             073271                  Various Computer
            21051 Warner Center Lane                              (4/11/97)               Equipment, Computer
            Woodland Hills, CA 91367                                                      Peripherals,
                                                                                          Computer Software
            Republic National Bank of New York
            452 Fifth Avenue, Tower 25
            New York, NY 10018
            (Assignee)
-------------------------------------------------------------------------------------------------------------
NY          Fleet National Bank                                   057968                  Machine Tools,
            777 Main Street                                       (3/21/97)               Production Equipment
            Hartford, CT 06115
            (Lessor)

            Meridian Trust Company
            35 North Sixth Street
            Reading, PA 19601
            (Assignee)
-------------------------------------------------------------------------------------------------------------
NY          Fleet National Bank                                   057971                  Machine Tools,
            777 Main Street                                       (3/21/97)               Production Equipment
            Hartford, CT 06115

            Meridian Trust Company
            35 North Sixth Street
            Reading, PA 19601
            (Assignee)
-------------------------------------------------------------------------------------------------------------
NY          General Electric Capital Corporation                  109401                  Universal Turning
            1080 Elm Street                                       (5/28/92)               Centers, Universal
            Rocky Hill, CT 06067                                                          Chucking Centers
-------------------------------------------------------------------------------------------------------------
NY          Liquid Carbonic lndu. Gases                           098236                  Lease of 6 Ton Vessel
            1280 Wall St. West                                    (5/15/95)
            Lyndhurst, NJ 07071
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
NY          Meridian Trust Company                                057934                  Amendment of
            35 North Sixth Street                                 (3/21/97)               #177404
            Reading, PA 06911
-------------------------------------------------------------------------------------------------------------
NY          Metlife Capital Credit Corp.                          065584                  All Equipment Leased
            Ten Stamford Forum                                    (3/15/88)               Under Master
            Stamford, CT 06904                                                            Equipment Lease
                                                                                          Agreement Dated
                                                                                          3/02/88
            Continuation:                                         044207
            - new name: MetLife Capital Corporation               (3/02/93)
-------------------------------------------------------------------------------------------------------------
NY          Oce-USA, Inc.                                         047933                  Oce Model 2400 with
            5450 North Cumberland Ave.                           (3/14/94)               All Spare Parts,
            Chicago, IL 60656                                                             Accessories,
                                                                                          Attachments,
                                                                                          Replacements
-------------------------------------------------------------------------------------------------------------
NY          Oce-USA, Inc.                                         047934                  Oce Model 2500 with
            5450 North Cumberland Ave.                            (3/14/94)               All Spare Parts,
            Chicago, IL 60656                                                             Accessories,
                                                                                          Attachments,
                                                                                          Replacements
-------------------------------------------------------------------------------------------------------------
NY          Primetec Leasing, Inc.                                246493                  SPARCStatic and
            1 New York Avenue                                     (11/25/92)              Related Accessories
            Framingham, MA 01701

            Sanwa Business Credit Corp.                           256346
            One South Wacker Drive                                (12/09/93)
            Chicago, IL 60606
            (Assignee)
-------------------------------------------------------------------------------------------------------------
NY          Shawmut Bank, National Association                    177404                  Machine Tools,
            777 Main Street                                       (8/30/95)               Production Equipment
            Hartford, CT 06115
            (Lessor)

            Meridian Trust Company, as Security Trustee
            P.O. Box 16003
            35 North Sixth Street
            Reading, PA 19601
            (Assignee)
-------------------------------------------------------------------------------------------------------------
PA          GE Capital Computer Leasing Corporation               24420563                Com 5/100XL, Com
            6875 Jimmy Carter Blvd., Suite 3400                   (6/26/95)               148188001
            Norcross GA 30071
-------------------------------------------------------------------------------------------------------------
PA          GE Capital Computer Leasing Corporation               24921779                Various Computer
            6875 Jimmy Carter Blvd., Suite 3400                   (11/29/95)              Equipment
            Norcross, GA 30071
-------------------------------------------------------------------------------------------------------------
PA          GE Capital Computer Leasing Corporation               26441646                Various Computer
            6875 Jimmy Carter Blvd., Suite 3400                   (3/10/97)               Equipment, Computer
            Norcross, GA 30071                                                            Peripherals
            (Lessor)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
PA          General Electric Capital Corporation                  20841296                Universal Turning
            1080 Elm Street                                                               Centers, Chucking
            Rocky Hill, CT 06067                                                          Centers
-------------------------------------------------------------------------------------------------------------
PA          General Electric Capital Corporation                  21431745                Various Computer
            44-2 Old Ridgebury Road                               (12/07/92)              Equipment, Computer
            Danbury, CT 06810                                                             Peripherals and
            (Lessor)                                                                      Computer Software
-------------------------------------------------------------------------------------------------------------
PA          Master Lease Div of Tokai Financial                   21131620                PBX Phone System
                Services, Inc.                                    (8/26/92)               Equipment/Lease
            1055 Westlakes Drive
            Berwyn, PA 19312
-------------------------------------------------------------------------------------------------------------
PA          Meridian Leasing Inc.                                 20840828                Computer System
            P0 Box 15204                                          (5/27/92)
            Reading, PA 19612-5204
            (Lessor)
-------------------------------------------------------------------------------------------------------------
PA          Meridian Leasing Inc.                                 20840953                Machining Center
            P0 Box 15204                                          (5/27/92)
            Reading, PA 19612-5204
            (Lessor)
-------------------------------------------------------------------------------------------------------------
PA          Meridian Leasing Inc.                                 22470322                Telemetry System
            P0 Box 15204                                          (10/08/93)              Tester
            Reading, PA 19612-5204
            (Lessor)
-------------------------------------------------------------------------------------------------------------
PA          United Financial Corporation                          20860541                LaserJet Printers
            275 N. Franklin Turnpike                              (6/02/92)
            Ramsey, NJ 07446
-------------------------------------------------------------------------------------------------------------
PA          United Financial Corporation                          21091553                Stand Alone Plain
            275 N. Franklin Turnpike                              (8/14/92)               Paper Fax Machine
            Ramsey, NJ 07446
-------------------------------------------------------------------------------------------------------------
PA          United Financial Corporation                          22760816                Various Computer
            275 N. Franklin Turnpike                              (1/14/94)               Equipment, Computer
            Ramsey, NJ 07446                                                              Peripherals and
                                                                                          Computer Software
-------------------------------------------------------------------------------------------------------------
PA          United Financial Corporation                          22851575                Stencil Printer,
            275 N. Franklin Turnpike                                                      Vacuum Fixture,
            Ramsey, NJ 07446                                                              Digital Dual Arm Pick
                                                                                          Place Dispense
                                                                                          System, Top Batch
                                                                                          Reflow Oven
-------------------------------------------------------------------------------------------------------------
PA          United Financial Corporation                          22971496                On-line
            275 N. Franklin Turnpike                              (3/30/94)               Uninterruptable Power
            Ramsey, NJ 07446                                                              System
-------------------------------------------------------------------------------------------------------------
PA          United Financial Corporation                          23261012                Computer Equipment
            275 N. Franklin Turnpike                              (6/27/94)
            Ramsey, NJ 07446

-------------------------------------------------------------------------------------------------------------
PA          United Financial Corporation                          23420772                Various Computer
            275 N. Franklin Turnpike                              (8/15/94)               Equipment and
            Ramsey, NJ 07446                                                              Computer Peripherals
-------------------------------------------------------------------------------------------------------------
PA          United Financial Funding                              21500639                Various Computer
            275 N. Franklin Turnpike                              (12/29/92)              Equipment, Computer
            Ramsey, NJ 07446                                                              Peripherals and
                                                                                          Computer Software
-------------------------------------------------------------------------------------------------------------
PA          United Financial Corporation                          22300930                Various Computer
            275 N. Franklin Turnpike                              (8/13/93)               Equipment, Computer
            Ramsey, NJ 07446                                                              Peripherals and
                                                                                          Computer Software
            Tilden Financial Corp.
            190 Motor Parkway
            Hauppauge, NY 11788
            (Assignee)
-------------------------------------------------------------------------------------------------------------
PA          Vision Financial Group, Inc.                          24941526                Apple Powerbook with
            1100 Liberty Avenue                                   (12/04/95)              Powerpoint, Universal
            Pittsburgh, PA 15222                                                          Notebook Case,
            (Lessor)                                                                      Hardware Installation
-------------------------------------------------------------------------------------------------------------
Suffolk     American Classic Spoec Corp                           18638                   Freezer
Co., NY     1565D Fifth Industrial Court
            Bayshore, NY 11706
-------------------------------------------------------------------------------------------------------------

                                                                    Schedule 7.4
                                                         to the Credit Agreement


                         EXISTING GUARANTEE OBLIGATIONS


1.    Letters of Credit - see attached.

2.    Surety Bonds - see attached.

LETTERS OF CREDIT

                                                                                                           AMOUNT         EXPIRATION
       DIVISION                     BANK                 PROGRAM                BENEFIT OF               OUTSTANDING         DATE
       --------                     ----                 -------                ----------               -----------      ----------
December 31, 1996

Microcom                None

Wideband                None

Display Systems         None

Narda West              None

Narda East              None

Randtron                None

Advanced Recorders      None

Camden                  ABN AMRO                      1-Renbass NZ      New Zealand Ministry of Defense     552,688        1/8/98

Conic                   Bank of America                                 Katron                               59,500 *      8/15/97
                                                                        Katron                              158,034 *      10/15/97
                                                                        DPA                                  37,833        6/10/97
                                                                        KTA                                  22,990        5/20/97
                                                                        DPA                                  22,223 *      6/30/98
                                                                        Katron                               75,305 *      8/1/97
                                                                        Inisel                               27,475 *      7/30/97

Hycor                   Canadian Imperial Bank of     1264/S ROK        Defense Procurement Republic of      17,796 *      12/31/97
                          Commerce                                        Korea
                        ARN AMRO                      1272/Turkey       Howaldtswerft Deutsche Werft, AG     64,005 *      12/31/97
                        ABN AMRO                      1272/Turkey       Blohm & Voss AG                     246,645 *      7/31/98
                        Bayerische Landesbank         1258/Ecuador      Blanco del Pacifico                 5O0,000 *      10/31/97

Telemetry &             Chase Manhattan Bank          MOCR#2            PT Industri Pesawat Terbang          40,678 *      1/28/98
Instrumentation                                                           Nusantara
                        Chase Manhattan Bank          Komstat           K.A.R.I.
                        Imperial Bank                 M10724            JHT Electronics                       2,000 *      11/30/98
                                                                                                             43,450        3/31/97
                                                                                                          ---------
TOTAL                                                                                                     1,827,172
                                                                                                          =========

------------------------

*     Letter of credit agrees to listing provided by Lockheed Martin legal.

                                                                                                           AMOUNT         EXPIRATION
       DIVISION                     BANK                 PROGRAM                BENEFIT OF               OUTSTANDING         DATE
       --------                     ----                 -------                ----------               -----------      ----------
March 31, 1997

Microcom                None

Wideband                None

Display Systems         None

Narda West              State Bank of India           Filters                                                 5,640        2/18/97

Narda East              None

Randtron                None

Advanced Recorders      None

Camden                  ABN AMRO                      I-Renbass NZ      New Zealand Ministry of Defense     921,148        1/8/98

Conic                   Bank of America                                 Katron                               40,000
                                                                        Daeyoung                             10,000
                                                                        KTA                                  75,000
                                                                        Katron                               95,000

Hycor                   TBD                           1272/Turkey       Howaldtswerft Deutsche Werft, AG     48,499  Dec   1991
                        TBD                           1277/Taiwan       Defense Procurement, Taipei         292,000  April 1998
                        TBD                           F124/Germany      German Gov't/Shipyard               300,000        1999
                                                      Saudi             European Shipyard                   600,000        1999

Telemetry &             TBD                           MOCR #3           PT Industri Pesawat Terbang
Instrumentation         TBD                                               Nusantra                           50,000
                                                      Rooivalk          Denel Aviation                      220,000
                                                                                                          ---------
TOTAL                                                                                                     2,657,487
                                                                                                          =========

Additional letters of credit as reported by Lockheed Martin legal:

                                                                                                    AMOUNT         EXPIRATION
DIVISION                     BANK                                                                 OUTSTANDING         DATE
--------                     ----                                                                 -----------      ----------
Conic                   Bank of America                                                             5,343          6/15/97

Conic                   Bank of America                                                            27,155          4/30/97

Conic                   Bank of America                                                           181,169          4/30/97

Telemetry & Instrum.    Bank of America                                                            29,054          11/28/97

Telemetry & Instrum.    Chase Manhattan                                                           162,712          3/31/97

Telemetry & Instrum.    Bank of America                                                            18,092          3/1/98
                                                                                                  -------
TOTAL                                                                                             423,525
                                                                                                  =======

SURETY BONDS

Principal                  Bond No.           Description       Obligee                  Eff/Exp      Bond Amount
---------                  --------           -----------       -------                  -------      -----------
Conic Corporation          5234628            Seller            State of CA              1/6/96-97       $10,000

Randtron Systems           960711003          Customs           U.S. Customs              9/16/96        $100,000

Narda Microwave Corp.      960711005          Customs           U.S. Customs              9/16/96        $100,000

Lockheed Martin Hycor      960711006          Customs           U.S. Customs              9/16/96        $100,000

Conic Corporation          960711007          Customs           U.S. Customs              9/16/96        $100,000

LM Communications          5857244            Turnpike Toll     PA Turnpike Commission    4/18/96-97     $3,000

                                                                 Schedule 7.9(c)
                                                         to the Credit Agreement


                                    OFFICERS


Division                Amount                  Explanation
--------                ------                  -----------

Display Systems         $35,409                 23 Employee loans

Conic                   $10,000                  1 Employee loan

Narda East              $14,030                 28 Employee loans

                                                                 Schedule 7.9(g)
                                                         to the Credit Agreement


                              EXISTING INVESTMENTS


Division                  Amount              Explanation
--------                  ------              -----------

Randtron                 $650                  LM Securities and LM Tactical
                                                 Systems

Hycor                    $2,600                Hycor International; LM Tactical
                                                 Systems

Advanced Recorders       $288,590              Medical Education Technologies,
                                                 Inc.

Narda West               $1,060                Dynamics of America


Narda East               --------              Dynamics of America

                                                                    Attachment I

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES

                         COMBINED FINANCIAL STATEMENTS

                      As of December 31, 1996 and 1995 and
                            for the three years ended
                        December 31, 1996, 1995 and 1994

                        [LETTERHEAD OF COOPERS & LYBRAND]

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of
 Lockheed Martin Corporation:

      We have audited the accompanying combined balance sheet of the Lockheed Martin Predecessor Businesses, as defined in Note 1 to the financial statements, (the "Businesses") as of December 31, 1996 and the related combined statements of operations and changes in invested equity and cash flows for the year then ended. These financial statements are the responsibility of the Businesses, management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of the Communications Systems Division, which statements represent total assets and sales constituting 35 percent and 30 percent of the related combined totals. These statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for the Communication Systems Division, is based solely on the report of the other auditors.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a tax basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of other auditors provide a reasonable basis for our opinion.

      In our opinion, based on our audit and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Lockheed Martin Predecessor Businesses as of December 31, 1996 and their combined results of operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                /s/ Coopers & Lybrand L.L.P.

1301 Avenue of the Americas
New York, New York
March 20, 1997

                       [LETTERHEAD OF ERNST & YOUNG LLP]

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Lockheed Martin Corporation

We have audited the combined balance sheets of Lockheed Martin Communications Systems Division, as defined in Note 1 to the financial statements, as of December 31, 1996 and 1995, and the related combined statements of operations and changes in invested equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Division's and Lockheed Martin Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a tax basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Lockheed Martin Communications Systems Division at December 31, 1996 (not presented separately herein) and 1995, and the combined results of its operations and its cash flows for the year ended December 31, 1996 (not presented separately herein), and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                /s/ Ernst & Young LLP

March 7, 1997

         Ernst & Young LLP is a member of Ernst & Young International Ltd.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES

                            COMBINED BALANCE SHEETS
                                 (in thousands)


                                                            December 31,
                                                         -------------------
                                                           1996       1995
                                                         --------   --------

             ASSETS

Current assets:
         Contracts in process                            $185,320   $ 42,457
         Other current assets                              16,414      3,100
                                                         --------   --------
                  Total current assets                    201,734     45,557
                                                         --------   --------

Property, plant and equipment                             116,566     31,657
         Less, accumulated depreciation and
          amortization                                     24,983     15,018
                                                         --------   --------
                                                           91,683     16,539
                                                         --------   --------

Intangibles, primarily cost in excess of net assets
         acquired, net of amortization                    282,674    157,560
Other assets                                               17,307      8,753
                                                         --------   --------

                                                         $593,298   $228,509
                                                         ========   ========

  LIABILITIES AND INVESTED EQUITY


Current liabilities:
         Accounts payable, trade                         $ 24,153   $  9,583
         Accrued employment costs                          27,313      6,534
         Customer advances and amounts in excess of
          costs incurred                                   14,299      1,363
         Other current liabilities                         27,113      6,983
                                                         --------   --------
                  Total current Liabilities               102,888     24,463
                                                         --------   --------

Other liabilities                                          18,801      9,383
Commitments and contingencies (Note 8)                    473,609    154,683
                                                         --------   --------
Invested equity                                          $593,298   $228,509
                                                         ========   ========


                  See notes to combined financial statements.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES

        COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN INVESTED EQUITY
                                 (In thousands)


                                                      For the years ended December 31,
                                                  ---------------------------------------
                                                  1996             1995              1994
                                                  ----             ----              ----
Sales                                            $543,081         $186,781         $218,845
Cost of sales                                     499,380          162,132          210,466
                                                 --------         --------         --------
Operating income                                   43,681            4,549            8,379

Allocated interest expense                         24,197            4,475            5,450
                                                 --------         --------         --------
Earnings before income taxes                       19,494              174            2,929

Income tax expense                                  7,798            1,186            2,293
                                                 --------         --------         --------
Net earnings (loss)                                11,696           (1,012)             636

Invested equity - beginning of year               194,883          199,505          218,943

Advances from (repayments to)
  Lockheed Martin                                 267,250           (3,831)         (18,073)
                                                 --------         --------         --------

Invested equity - end of year                    $473,609         $194,663         $199,506
                                                 ========         ========         ========


                  See notes to combined financial statements.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES

                        COMBINED STATEMENTS OF CASH FLOWS
                                 (In thousands)


                                                      For the years ended December 31,
                                                  ---------------------------------------
                                                  1996             1995              1994
                                                  ----             ----              ----
Operating activities:
Net income                                       $  11,696        ($1,012)         $   636
Depreciation and amortization                       25,039         11,578           11,487
Loss (gain) an disposition of property, plants
 and equipment                                         265             25           (1,078)
Changes in operating assets and liabilities
      Contracts in process                          26,103         (3,257)          14,002
      Other current assets                             489            788            1,502
      Other assets                                  (5,248)         1,245            2,044
      Accounts payable                               3,198           (643)          (3,099)
      Accrued employment costs                       2,282           (611)            (528)
      Customer advances and amounts in excess
        of costs incurred                          (11,586)        (2,041)             917
      Other current liabilities                      4,086          4,004           (3,304)
      Other liabilities                            (25,327)          (699)            (751)
                                                 ---------        -------          -------

Net cash from operating activities                  30,999          9,383           21,808
                                                 ---------        -------          -------

Investing activities:
Acquisition of business                           (287,803)             -                -
Capital expenditures                               (13,528)        (5,532)          (3,735)
Disposition of property, plant and equipment         3,082              -                -
                                                 ---------        -------          -------
Net cash used in investing activities             (298,249)        (5,532)          (3,735)
                                                 ---------        -------          -------

Financial activities:
Advances from (repayments to) Lockheed Martin      267,250         (3,831)         (18,073)
                                                 ---------        -------          -------

Net change in cash                                       -              -                -
                                                 =========        =======          =======


                  See notes to combined financial statements.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               December 31, 1996
                             (Dollars in thousands)


1. Background and Description of Businesses

      On January 31, 1997, Lockheed Martin Corporation ("Lockheed Martin"), Lahman Brothers Holdings Inc. ("Lehman"), Frank C. Lanza ("Lanza") and Robert V. LaPenta ("LaPenta") entered into a Memorandum of Understanding regarding the transfer of certain businesses of Lockheed Martin to a newly formed corporation "Newco" owned by Lockheed Martin, Lehman, Lanza and LaPenta. The businesses proposed to be transferred include Lockheed Martin's Wideband Systems, Division, Communications Systems Division and Products Group, comprising eleven autonomous operations (collectively the "Lockheed Martin Predecessor Businesses" or the "Businesses"). Also included in the transaction is the acquisition of a semiconductor product line of another business and certain leasehold improvements in New York City.

      Effective April 1, 1996, Lockheed Martin acquired substantially all the assets and liabilities of the defense businesses of Loral Corporation (Loral), including the Wideband Systems Division and the Products Group. The acquisition of the Wideband Systems Division and Products Group businesses (the "Acquired Businesses") has been accounted for as a purchase by Lockheed Martin Communications Systems Division ("Division"). The acquisition has been reflected in these financial statements based on the purchase price allocated to those acquired businesses by Lockheed Martin. As such, the accompanying combined financial statements reflect the results of operations of the Division and the acquired businesses from the effective date of acquisition including the effects of an allocated portion of cost in excess of net assets acquired resulting from the acquisition. The assets and liabilities recorded in connection with the purchase price allocation were $400,993 and $113,190, respectively.

      Had the acquisition of Wideband Systems Division and the Products Group occurred on January 1, 1995, the unaudited pro forma sales and net income for the years ending December 31, 1996 and 1995 would have been $675,596 and $14,351, and $691,136 and $4,790, respectively. The pro forma results, which are based on various assumptions, are not necessarily indicative of what would have occurred had the acquisition been consummated on January 1, 1995.

      The Businesses are suppliers of sophisticated secure communication systems and specialized communication products including secure, high data rate communication systems, commercial fixed wireless communication products, microwave components, avionic displays and recorders and instrument products. The Company's consumers included the Department of Defense, selected U.S. government intelligence agencies, major aerospace/defense prime contractors and commercial customers. The Businesses operate primarily in one industry segment, electronic components and systems.

      Substantially all the Businesses' products are sold to agencies of the U.S. Government, primarily the Department of Defense, to foreign government agencies or to prime contractors or subcontractors thereof. All domestic government contracts and subcontracts of the Businesses are subject to audit and various cost controls, and include standard provisions for permission for the convenience of the U.S. Government. Multi-year U.S. Government contracts and related orders are subject to cancellation if funds for contract performance for any subsequent year become unavailable. Foreign government contracts generally include comparable provisions relating to termination for the convenience of the government.

      The decline in the U.S. defense budget since the mid 1980s has resulted in program delays, cancellations and scope reduction for defense contracts in general. These events may or may not have an effect on the Businesses' programs; however, in the event that U.S. Government expenditures for products of the type manufactured by the Businesses are reduced, and not offset by greater commercial sales or other new programs or products, or acquisitions, there may be a reduction in the volume of contracts or subcontracts awarded to the Businesses.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
               NOTES TO COMBINED FINANCIAL STATEMENTS--(continued)
                             (Dollars in thousands)


2. Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

      The accompanying combined financial statements reflect the Businesses' assets, liabilities and operations included in Lockheed Martin's historical financial statements that will be transferred to Newco. Intercompany accounts between Lockheed Martin and the Businesses have been included in invested equity. Significant inter-business transactions and balances have been eliminated. The assets and operations of the semiconductor product line and certain other facilities, which are not material to the combined financial statements, have been excluded from the combined financial statements.

      The preparation of financial statements in conformity with generally accepted accounting principles requires the Businesses' management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant of these estimates and assumptions relate to contract estimates of sales and costs, allocations from Lockheed Martin, recoverability of recorded amounts of fixed assets and cost in excess of net assets acquired, litigation and environmental obligations. Actual results could differ from these estimates.

Sales and Earnings

      Sales and profits on cost reimbursable contracts are recognized as costs are incurred. Sales and estimated profits under long-term contracts are recognized under the percentage of completion method of accounting using the cost-to-cost method. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and realization is probable. Sales under short-term production-type contracts are recorded as units are shipped; profits applicable to such shipments are recorded pro rata, based upon estimated total profit at completion of the contract. Amounts representing contract change orders or claims are included in sales only when they can be reliably estimated and realization is probable. Losses on contracts are recognized when determined. Revisions in profit estimates are reflected in the period in which the facts which require the revision become known.

Contracts in Process

      Costs accumulated under long-term contracts include direct costs, as well as manufacturing overhead, and for government contracts, general and administrative costs, independent research and development costs and bid and proposal costs. Contracts in process contain ILLEGIBLE relating to contracts and programs for which the related operating cycles are longer that one year. In accordance with industry practice, these amounts are included in current assets.

Property, Plant and Equipment

      Property, plant and equipment are stated at cost. Depreciation is provided primarily using an accelerated method over the estimated useful lives (5 to 20 years) of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements.

Intangibles

      Intangibles, primarily the excess of the cost of purchased businesses over the fair value of the net assets acquired, is being amortized using a straight-line method primarily over a 40-year period. Other intangibles are

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
               NOTES TO COMBINED FINANCIAL STATEMENTS--(continued)
                             (Dollars in thousands)


amortized over their estimated useful lives which range from 11-15 years. Amortization expense was $10,115, $6,086 and $6,086 for 1996, 1995, and 1994,
respectively. Accumulated amortization was $26,524 and $16,738 at December 31, 1996 and 1995, respectively.

      Intangibles include costs allocated to the Businesses relating to the Request for Funding Authorization ("RFA"), consisting of over 20 restructuring projects to reduce operating costs, initiated by General Electric ("GE") Aerospace in 1990 and to the REC Advance Agreement ("RAA"), a restructuring plan initiated after Lockheed Martin's acquisition of GE Aerospace. The RAA was initiated to close two regional electronic manufacturing centers. Restructure costs are reimbursable from the U.S. Government, if savings can be demonstrated to exceed costs. The total cost of restructuring under the RFA and the RAA represented approximately 15% of the estimated savings to the U.S. Government and, therefore, a deferred asset has been recorded by Lockheed Martin. The deferred asset is being allocated to all the former GE Aerospace sites including the Communications Systems Division, on a basis that includes manufacturing labor, overhead, and direct material less non-hardware subcontracts. As of December 31, 1996 and 1995, approximately $4,400 and $7,500, respectively of unamortized RFA and RAA costs were recorded on the Businesses' combined balance sheet in other current assets and other assets.

      The carrying values of intangible assets are reviewed if the facts and circumstances indicate potential impairment of their carrying value. If this review indicates that intangible assets are not recoverable, as determined based on the undiscounted cash flows of the entity required over the remaining amortization period, the Division's carrying values related to the intangible assets are reduced by the estimated shortfall of cash flows.

Research and Development and Similar Costs

      Research and development costs sponsored by the Businesses include research and development and bid and proposal effort related to government products and services. These costs are generally are allocated among all contracts and programs in progress under U.S. Government contractual arrangements. Customer-sponsored research and development costs incurred pursuant to contracts are accounted for as contract costs.

Financial Instruments

      At December 31, 1996, the carrying value of the Businesses' financial instrument, such as receivables, accounts payable and accrued liabilities, approximate fair value, based on the short-term maturities of these instruments.

New Accounting Pronouncements

      Effective January 1, 1996, the Businesses adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 establishes the accounting standards for the impairment of long-lived assets, certain intangible assets and cost in excess of net assets required to be held and used for long-lived assets and certain intangible assets to be disposed of. The impact of adopting SFAS 121 was not material.

      Effective January 1, 1994, the Businesses adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postretirement Benefits" ("SFAS 112"). SFAS 112 requires that the cost of benefits provided to employees after employment but before retirement be recognized on an accrual basis. The adoption of SFAS 112 did not have a material impact on the combined results of operations of the Businesses.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
               NOTES TO COMBINED FINANCIAL STATEMENTS--(continued)
                             (Dollars in thousands)

3. Transactions with Lockheed Martin

      The Business rely on Lockheed Martin for certain services, including treasury, cash management, employee benefits, taxes, risk management, internal audit, financial reporting, contract administration and general corporate services. Although certain assets, liabilities and expenses related to these services have been allocated to Businesses, the combined financial position, results of operations and cash flows presented in the accompanying combined financial statements would not be the same as would have occurred had the Businesses been independent entities. The following describes the related party transactions.

Sales of Products

      The Businesses sell products to Lockheed Martin and its affiliates, not sales for which were $70,658, $25,874, and $9,983 in 1996, 1995 and 1994, respectively, included in Contracts in Process are receivables from Lockheed Martin and its affiliates of $10,924 and $30 at December 31, 1996 and 1995, respectively.

Allocation of Corporate Expenses

      The amount of allocated corporate expenses reflected in these combined financial statements has been estimated primarily on an allocation methodology prescribed by government regulations pertaining to government contractors. Allocated costs to the Businesses were $10,057, $2,964 and $4,141 in 1996, 1995 and 1994, respectively.

Pensions

      Certain of the Businesses participate in various Lockheed Martin-sponsored pension plans covering certain employees. Eligibility for participation in these plans varies, and benefits are generally based on members' compensation and years of service. Lockheed Martin's funding policy is generally to contribute in accordance with cost accounting standards that affect government contractors, subject to the Internal Revenue code and regulations. Since the aforementioned pension arrangements are part of certain Lockheed Martin defined benefit plans, no separate actuarial data is available for the portion allocable to the Businesses. Therefore, no liability or asset is reflected in the accompanying combined financial statements. The Businesses have been allocated pension costs based upon participant employee headcount. Net pension expense included in the accompanying financial statements was $7,027, $4,134, and $3,675 in 1996, 1995 and 1994, respectively.

Postretirement Health Care and Life Insurance Benefits

      In addition to participating in Lockheed Martin-sponsored pension plans, certain of the Businesses provide varying levels of health care and life insurance benefits for retired employees and dependents. Participants are eligible for these benefits when they retire from service and meet the pension plan eligibility requirements. These benefits are funded primarily on a pay-as-you-go basis with the retiree generally paying a portion of the cost through contributions, deductibles and [ILLEGIBLE] provisions.

      Since the aforementioned postretirement benefits are part of certain Lockheed Martin postretirement arrangements, no separate actuarial data is available for the portion allocable to the Businesses. Accordingly, no liability is reflected in the accompanying financial statements. The Businesses have been allocated postretirement benefits cost based on participant employee headcount. Postretirement benefits costs included in the accompanying financial statements was $2,787, $2,124 and $1,694 in 1996, 1995 and 1994, respectively.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
               NOTES TO COMBINED FINANCIAL STATEMENTS--(continued)
                             (Dollars in thousands)

Employee Savings Plans

      Under the various employee savings plans sponsored by Lockheed Martin, the Businesses match the contributions of participating employees up to a designated level. The extent of the match, vesting terms and the form of the matching contributions vary among the plans. Under the plans, the matching contributions, in cash, common stock or both, for 1996, 1995 and 1994 were $3,940, $1,478, and $1,842, respectively.

Interest Expenses

      Interest expense has been allocated to the Businesses by applying Lockheed Martin's weighted average consolidated interest rate to the portion of the beginning of the period invested equity account deemed to be financed by consolidated debt, which has been determined based on Lockheed Martin's debt to equity ratio on such date, except that the acquisition of the defense business of Loral Corporation ("Loral") has been assumed to be fully financed by debt.

      Interest expense was calculated using the following balances and interest rates:

                                            For the years ended December 31,
                                           -----------------------------------
                                             1996        1995          1994
                                           --------    --------    -----------
Invested Equity:
         Communications Systems Division   $194,663    $199,506    $   216,943
         Wideband Systems Division and
           Products Group                  $287,803

Interest Rate                                  7.20%       7.40%          7.23%

Income Taxes

      The Businesses are included in the consolidated Federal income tax return and certain combined and separate state and local income tax returns of Lockheed Martin. However, for purposes of these financial statements, the provision for income taxes is computed as if the Businesses were a separate taxpayer; accordingly, the provision for income taxes is based upon reported combined income before income taxes. Income taxes, current and deferred, are considered to have been paid or charged to Lockheed Martin and are recognized through the invested equity account with Lockheed Martin. The principal components of the deferred taxes are contract accounting methods, property, plant and equipment, goodwill amortization and timing of accruals.

Statement of Cash Flows

      The Businesses participate in Lockheed Martin's cash management system, under which all cash is received and payments are made by Lockheed Martin. All transactions between the Businesses and Lockheed Martin have been accounted for as settled in cash at the time such transactions were recorded by the Businesses.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
               NOTES TO COMBINED FINANCIAL STATEMENTS--(continued)
                             (Dollars in thousands)

4. Contracts in Process

      Billings and accumulated costs and profits on contracts, principally with the U.S. Government, comprise the following:


                                                          December 31,
                                                 ------------------------------
                                                    1996               1995
                                                    ----               ----

Billed contract receivables                      $ 40,299            $10,237
Other billed receivables, principally
 commercial                                        28,401                  -
Unbilled contract receivables                      91,053             23,643
Inventoried costs                                  61,380             10,830
                                                 --------            -------
                                                  221,133             44,710
Less, unliquidated progress payments              (35,813)            (2,253)
                                                 --------            -------
                                                 $185,320            $42,457
                                                 ========            =======

      The U.S. Government has title to, or a security interest in, inventories to which program payments are applied. Unbilled contract receivables represent accumulated costs and profits earned but not yet billed to customers at year-end. The Businesses believe that substantially all such amounts will be billed and collected within one year.

The following data has been used in the determination of cost of sales:

                                                                     1996           1995           1994
                                                                     ----           ----           ----
General and administrative costs included in inventoried costs     $14,700        $1,156          $  193
General and administrative costs charged to inventory              $25,400        $3,967          $3,640
Independent research and development and bid and proposal costs
 charged to inventory                                              $35,300        $2,558          $2,134

5. Property, Plant and Equipment

                                                          December 31,
                                                 ------------------------------
                                                    1996               1995
                                                    ----               ----
Land                                             $  9,200
Buildings and Improvements                         27,000
Machinery, equipment, furniture and fixtures       73,137            $29,216
Leasehold improvements                              7,229              2,441
                                                 --------            -------
                                                 $116,566            $31,657
                                                 ========            =======

      Depreciation and amortization expense in 1996, 1995 and 1994 was $14,824, $5,492, and $5,381, respectively.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
               NOTES TO COMBINED FINANCIAL STATEMENTS-(continued)
                             (Dollars in thousands)


6. Income Taxes

      The provision for income taxes was calculated by applying statutory tax rates to the reported pretax income after considering items that do not enter into the determination of taxable income and tax credits reflected in the consolidated provision of Lockheed Martin, which are related to the Businesses. For the years ended December 31, 1996, 1995 and 1994, it is estimated that the provision for deferred taxes represent ($2,143), $3,994 and $1,252, respectively. Substantially all the income of the Businesses are from domestic operations.

      The effective income tax rate differs from the statutory Federal income tax rate for the following reasons:

                                                            1996    1995   1994
                                                            ----    ----   ----
Statutory Federal income tax rate                             35%     34%    34%
Amortization of cost in excess of net assets acquired          2     529     31
Research and development and other tax credits                (2)
State and local income taxes, net of Federal
 income tax benefits and state and local income tax credits    6     101     12
Foreign sales corporation tax benefit                         (1)
Other, net                                                            17      1
                                                             ---     ---    ---
Effective income tax rates                                    40%    681%    78%
                                                             ===     ===    ===

         The difference between the statutory Federal income tax rate and the effective income tax rate in 1995 and 1994 is primarily due to the amortization of cost in excess of net assets acquired which is not deductible for income tax purposes.

7. Sales to Principal Customers

         The Businesses operate primarily in one industry segment, electronic components and systems. Sales to principal customers are as follows:

                                                                    December 31,
                                                           ------------------------------
                                                             1996       1995       1994
                                                           --------   --------   --------
U.S. Government Agencies                                   $425,033   $161,617   $216,034
Foreign (principally foreign government)                     33,475      4,945      1,623
Other (principally U.S. Government agencies)                 84,573        219      1,138
                                                           --------   --------   --------
                                                           $543,081   $166,781   $218,845
                                                           ========   ========   ========

8. Commitments and Contingencies

      The Businesses lease certain facilities and equipment under agreements expiring at various dates through 2011. At December 31, 1996, future minimum payments for noncancellable operating leases with initial or remaining terms in excess of one year are $11,400 for each of the years 1992 through 2001, and $12,300 in total thereafter.

      Leases covering major items of real estate and equipment contain renewal and or purchase options which may be exercised by the Businesses. Rent expense, net of sublease income from other Lockheed Martin entities, was $8,495, $4,772, and $5,597 in 1996, 1995 and 1994, respectively.

                     LOCKHEED MARTIN PREDECESSOR BUSINESSES
               NOTES TO COMBINED FINANCIAL STATEMENTS-(continued)
                             (Dollars in thousands)

      Management is continually assessing the Businesses' obligations with respect to applicable environmental protection laws. While it is difficult to determine the timing and ultimate cost to be incurred by the Businesses in order to comply with these laws, based upon available internal and external assessments, with respect to those environmental loss contingencies of which management of the Businesses is aware, the Businesses believe that even without considering potential insurance recoveries, if any, there are no environmental loss contingencies that, individually or in the aggregate, would be material to the Businesses' results of operations. The Businesses accrue for these contingencies when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated.

      The Businesses are engaged in providing products and services under contracts with the U.S. Government and to a lesser degree, under foreign government contracts, some of which are funded by the U.S. Government. All such contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government investigate whether such contracts were and are being conducted in accordance with these requirements. Under government procurement regulations, an indictment of the Businesses by a federal grand jury could result in the Businesses being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term.

      The Businesses are periodically subject to litigation, claims or assessments and various contingent liabilities (including environmental matters) incidental to its business. With respect to those investigative actions, items of litigation, claims or assessments of which they are aware, management of the Businesses is of the opinion that the probability is remote that, after taking into account certain provisions that have been made with respect to these matters, the ultimate resolution of any such investigative actions, terms of litigation, claims or assessments will have a material adverse effect on the financial position of results of the Businesses.

                                                                   Attachment II

              L-3 Communications Holdings, Inc. Acquired-Entities

                   Combined Statement of Net Tangible Assets

                               December 31, 1996
                      With Report of Independent Auditors

              L-3 Communications Holdings, Inc. Acquired-Entities

                   Combined Statement of Net Tangible Assets

                               December 31, 1996

                                    Contents

Report of Independent Auditors.............................................1
Combined Statement of Net Tangible Assets..................................2
Notes to Combined Statement of Net Tangible Assets......................3-12

                        [LETTERHEAD OF ERNST & YOUNG LLP]

                         Report of Independent Auditors

Board of Directors
Lockheed Martin Corporation

We have audited the accompanying combined statement of net tangible assets of the L-3 Communications Holdings, Inc. Acquired-Entities (as defined in Note 1) as of December 31, 1996. This combined statement of net tangible assets is the responsibility of Lockheed Martin Corporation's and the L-3 Communications Holdings, Inc. Acquired-Entities' management. Our responsibility is to express an opinion on the combined statement of net tangible assets based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of net tangible assets is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of net tangible assets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined statement of net tangible assets presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the accompanying combined statement of net tangible assets as of December 31, 1996 has been prepared for the purpose of complying with, and on the basis of, accounting practices specified in the Transaction Agreement (as defined in Note 1). The combined statement of net tangible assets is not intended to be a presentation in conformity with generally accepted accounting principles, nor is the statement intended to be a compete presentation of the L-3 Communications Holdings, Inc. Acquired-Entities' combined assets, liabilities and net tangible assets.

In our opinion, the combined statement of net tangible assets referred to above presents fairly, in all material respects, the net tangible assets of the L-3 Communications Holdings, Inc. Acquired-Entities at December 31, 1996, on the basis of accounting described in Notes 1 and 2. The accompanying combined statement of net tangible assets has been prepared assuming that the L-3 Communications Holdings, Inc. Acquired-Entities will continue as a going concern.

This report is intended solely for the information and use of the parties associated with the Transaction Agreement and should not be used for any other purpose.

                                             /s/ Ernst & Young LLP

February 28, 1997, except for Note 1,
as to which the date is March 31, 1997

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

              L-3 Communications Holdings, Inc. Acquired-Entities

                   Combined Statement of Net Tangible Assets

                                                                  December 31,
                                                                      1996
                                                                 --------------
                                                                 (In thousands)

Assets
Receivables, net                                                   $ 69,884
Intercompany accounts receivables, net                               10,724
Contracts in process                                                131,038
Property, plant and equipment, net                                   95,583
FSI Semiconductor Business net tangible assets                        4,800
LMEAP assets                                                            900
Other assets                                                         16,568
                                                                   --------
                                                                    329,497
Liabilities
Accounts payable                                                     34,194
Salaries, benefits and payroll taxes                                 23,113
Other liabilities                                                    35,272
                                                                   --------
Net tangible assets before Corporate pushdowns                      236,918

Corporate pushdowns, net                                                600
                                                                   --------
Net tangible assets                                                $237,518
                                                                   ========

See accompanying notes.

              L-3 Communications Holdings, Inc. Acquired-Entities

                   Combined Statement of Net Tangible Assets

                               December 31, 1996



1. Description of Business and Basis of Presentation

Description of Business

On January 31, 1997, Lockheed Martin Corporation ("Lockheed Martin"), Lehman Brothers Holdings Inc. ("Lehman Holdings"), Frank C. Lanza and Rober V. LaPenta ("Individual Purchasers") entered into a Memorandum of Understanding regarding the transfer of the Products Group, Tactical Communication Systems ("Wideband Systems") and Communications Systems ("Camden") businesses of Lockheed Martin to a newly-formed corporation, L-3 Communications Holdings, Inc. ("L-3 Communications"), to be jointly owned by Lockheed Martin, Lehman Holdings and its affiliates, and the Individual Purchasers.

The L-3 Communications Acquired-Entities are engaged in the design, engineering, manufacturing, integration, operation and support of a broad array of products and services for the electronics, command and control and communications industries. The L-3 Communications Acquired-Entities serve customers in both domestic and international defense, civilian, and commercial markets.

The accompanying combined statement of net tangible assets of the L-3 Communications Acquired-Entities include the accounts of the following business units, which are combined for financial reporting purposes:

o Wideband Systems headquartered in Salt Lake City, Utah,
o Communications Systems headquartered in Camden, New Jersey,
o Display Systems headquartered in Atlanta, Georgia,
o Advanced Recorders headquartered in Sarasota, Florida,
o Conic headquartered in San Diego, California,
o Telemetry & Instrumentation headquartered in San Diego, California,
o Microcom headquartered in Warminster, Pennsylvania,
o Randtron headquartered in Menlo Park, California,
o Microwave--Narda East headquartered in Hauppauge, New York,
o Microwave--Narda West headquartered in Rancho Cordova, California,
o Hycor headquartered in Woburn, Massachusetts,
o FSI Semiconductor Business headquartered in Lowell, Massachusetts, and
o Airport Explosive Detection Business ("EDS") headquartered in Pinellas,
  Florida.

              L-3 Communications Holdings, Inc. Acquired-Entities

1. Description of Business and Basis of Presentation (continued)

Basis of Presentation

The accompanying combined statement of net tangible assets as of December 31, 1996 has been prepared for the purpose of complying with, and on the basis of accounting practices specified in, the Transaction Agreement and related attachments by and among L-3 Communications, Lockheed Martin, Lehman Brothers Capital Partners III, L.P. ("Lehman"), and the Individual Purchasers dated March 28, 1997 ("Transaction Agreement"). This combined statement is not intended to be a presentation in conformity with generally accepted accounting principles, nor is this combined statement intended to be a complete presentation of the L-3 Communications Acquired-Entities' combined assets, liabilities and net tangible assets.

The following intangible amounts are excluded from the accompanying combined statement of net tangible assets, (1) goodwill, and (2) intangible assets related to contracts and programs acquired. All other recorded assets are considered tangible for purposes of this financial statement.

The accompanying combined statement of net tangible assets has been prepared after giving effect to the conditions or adjustments specifically referenced in the Transaction Agreement. Certain items were agreed to by and among Lockheed Martin, Lehman, the Individual Purchasers and L-3 Communications including, but not limited to:

      The combined statement of net tangible assets specifically excludes the following assets and liabilities: cash and cash equivalents; accounts or notes receivable or payable from or to Lockheed Martin except for receivables and payables relating to materials sold or services rendered; all obligations and liabilities of Lockheed Martin not arising out of the conduct of the business of the L-3 Communications Acquired-Entities; any reserve, liability or asset resulting from pension benefits, retirement benefits or other post-employment benefits; all accrued liabilities or benefits for current or deferred federal or state income taxes.

      All components of equity, including corporate intercompany advances, have been excluded from the accompanying combined statement of net tangible assets.

              L-3 Communications Holdings, Inc. Acquired-Entities

1. Description of Business and Basis of Presentation (continued)

Basis of Presentation (continued)

      Pursuant to the Transaction Agreement, any reserves or liabilities for the following matters shall not be considered in the combined statement of net tangible assets:

      o Camden's CAS 410 Issue,
      o Management Incentive Compensation Plan (NYHQ), and
      o Advanced Recorders' Sarasota Asset Step Up Issue.

      The following items specifically were assigned net tangible asset (liability) values in the Transaction Agreement and are included in the combined statement of net tangible assets before Corporate pushdowns at the stated amount (in thousands):

      FSI (Lowell, MA) Net Tangible Assets   $4,800
      LMEAP Assets                              900
      Microcom Earn Out                           0
      EDS Net Assets                              0
      EDS M&DS Subcontract Reserve                0
                                             ------
                                             $5,700
                                             ======

The following net tangible asset increases (decreases) to the historical books and records of the L-3 Communications Acquired-Entities were specifically agreed upon and valued in the Transaction Agreement and are included in the combined statement of net tangible assets before Corporate pushdowns (in thousands):

All L-3 Communications Acquired-Entities' Duplicate Pension/Benefit Liabilities   $ 6,000
Display Systems' Alpharetta building                                                4,000
Conic's LMEAP Reserve Reversal                                                        500
Advanced Recorders' ADC Settlement                                                   (300)
Wideband Systems' TSS Options                                                      (1,000)
Telemetry & Instrumentation G&A Costs in Inventory                                 (1,000)
Camden's Aegis Power Supply Contract and Option                                    (1,000)
All L-3 Communications Acquired-Entities' Cash/Negative Cash                       (1,600)
                                                                                  -------
                                                                                   $5,600
                                                                                  =======

              L-3 Communications Holdings, Inc. Acquired-Entities

1. Description of Business and Basis of Presentation (continued)

Basis of Presentation (continued)

      The following pushdown assets (liabilities) were specifically agreed upon and valued in the Transaction Agreement and are included in the combined statement of net tangible assets as Corporate pushdowns, net (in thousands):

      Incurred but not reported Reserve                 $(4,100)
      Environmental Reserve                              (3,200)
      Workers Compensation                               (1,200)
      Deferred Management Incentive Compensation Plan      (300)
      Vacation Accrual                                     (300)
      NY Overlays                                         1,800
      NY Leasehold Improvements                           3,500
      RFA and RAA                                         4,400
                                                        -------
                                                        $   600
                                                        =======

      Net tangible asset changes from the historical books and records of the L-3 Communications Acquired-Entities for the following matters were specifically prohibited in the Transaction Agreement and therefore the historical amounts are carried forward:

      o All L-3 Communications Acquired-Entities' Building Writedown or Writeup,
      o Advanced Recorders' Universal Litigation,
      o Advanced Recorders' G&A in Inventory,
      o Advanced Recorders' Reversal of Capitalized Certification Costs,
      o Advanced Recorders' CPS-100 Audit Labor Mischarging Allegations,
      o Advanced Recorders' Instrumentation Recorder Product Line,
      o Camden's Unreasonable Indirect Labor Allegations,
      o Camden's Old Receivables,
      o Camden's DCAA Rate Close-Out Issues,
      o Camden's NOAA Contract Defective Pricing Allegations,
      o Camden's Reversal of Division Reserve,
      o Camden's Truck Depot Severance Reserve,
      o Wideband Systems' Fixed Wiereless Loop License Agreement, Deferred Cost, and Reserve,
      o Wideband Systems' Severance, and
      o Conic's Pendleton Litigation Reserve.

The above items are not intended to completely represent the terms and conditions of the Transaction Agreement.

              L-3 Communications Holdings, Inc. Acquired-Entities

2. Summary of Significant Accounting Policies

Assumption Regarding Going Concern

The accompanying combined statement of net tangible assets has been prepared assuming that the L-3 Communications Acquired-Entities will continue as a going concern.

Use of Estimates

The preparation of the combined statement of net tangible assets requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at December 31, 1996. The most significant of these estimates and assumptions relate to contract estimates of total costs at completion and revenues in the earnings recognition process, and commitments and contingencies. Actual results could differ from those estimates.

As discussed in Note 1, the Transaction Agreement establishes the amount reported for certain assets and liabilities. These amounts have been agreed to by and among Lockheed Martin, Lehman, the Individual Purchasers and L-3 Communications and are not necessarily management's estimate of their value in accordance with generally accepted accounting principles.

Revenue Recognition

The following L-3 Communications Acquired-Entities generally record revenues and anticipated profits under long-term contracts on a percentage of completion cost-to-cost basis of accounting where revenues and profits are recorded based on the ration of costs incurred to estimated total costs at completion:

      o Wideband Systems,
      o Communications Systems,
      o Display Systems,
      o Microcom, and
      o Hycor.

              L-3 Communications Holdings, Inc. Acquired-Entities

2. Summary of Significant Accounting Polices (continued)

Revenue Recognition (continued)

The following L-3 Communications Acquired-Entities generally record revenues and profits on products and services essentially under commercial terms and conditions as units are shipped or specified tasks are completed; or on a percentage of completion basis, using units of delivery as to measurement basis for effort expended:

      o     Advanced Recorders,

      o     Conic,

      o     Telemetry & Instrumentation

      o     Randtron,

      o     Microwave-Narda East, end

      o     Microwave-Narda West.

For all L-3 Communications Acquired-Entities, revenues under cost-reimbursement-type contracts are recorded as costs are incurred. Applicable estimated profits are included in earnings in the proportion that incurred costs bear to total estimated costs.

Revenues and earnings on contracts are based, in part, on estimates. These estimates are revised periodically and adjustments to revenues and earnings resulting from such revisions are recorded on a cumulative basis in the period of revision. Incentives or penalties and awards applicable to performance on contracts are considered in estimating revenues and profit rates and are recorded when there is sufficient information to assess anticipated contract performance. Amounts representing contract change orders, claims or other items are included in revenues only when they can be reliably estimated and realization is probable.

Any anticipated losses on contracts or programs are charged to earnings when identified. Such losses encompass all costs, including general and administrative expenses for L-3 Communications Acquired-Entities that include general and administrative expenses in inventory, allocable to the contracts. The L-3 Communications Acquired-Entities that expense general and administrative expenses as incurred exclude such costs in determining anticipated losses. Revenue arising from change orders or the claims process is not recognized either as income or as an offset against a potential loss until it can be reliably estimated and its realization is probable.

              L-3 Communications Holdings, Inc. Acquired-Entities

2. Summary of Significant Accounting Polices (continued)

General and Administrative Expenses

The following L-3 Communications Acquired-Entities allocate general and administrative expenses to contracts in process and therefor are included in operating costs and expenses at the time of revenue recognition:

      o     Wideband Systems,

      o     Communications Systems,

      o     Display Systems,

      o     Conic, and

      o     Randtron.

The following L-3 Communications Acquired-Entities charge general and administrative expenses to operations as incurred:

      o     Advanced Recorders,

      o     Telemetry & Instrumentation

      o     Microcom,

      o     Hycor,

      o     Microwave-Narda East, end

      o     Microwave-Narda West.

Lockheed Martin's corporate general and administrative costs attributed to the L-3 Communications Acquired-Entities are charged to the individual entity in accordance with allocation methodologies determined by Lockheed Martin and applied to Lockheed Martin's various business units. Such expenses could vary significantly if the L-3 Communications Acquired-Entities are operating as an unaffiliated entity.

Research and Development Costs

Customer-sponsored research and development costs are accounted for as direct costs. Reimbursable company-sponsored research and development costs are accounted for in accordance with the Acquired-Entities' policy for general and administrative expenses.

              L-3 Communications Holdings, Inc. Acquired-Entities

Contracts in Process

Contracts in process are stated at the lower of cost or estimated net realizable value, except for those items specifically addressed in the Transaction Agreement. Costs on contracts in process represent recoverable costs incurred for production; allocable operating overhead; and, based on entity policy, research and development and general and administrative expanses, less amounts attributed to cost of sales. Pursuant to contract provisions, agencies of the U.S. Government and other customers have title to, or a security interest in, certain inventories as a result of progress payments and advances. In accordance with industry practice, contracts in process contain amounts relating to contracts with long production cycles, a portion of which may not be realized within one year.

Property, Plant and Equipment

Property, plant and equipment are stated at historical book value. Depreciation is provided primarily using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvement.

Certification Costs

As part of the normal course of doing business, the Advanced Recorders entity is required to incur certification costs prior to the production of new products. Advanced Recorders' policy is to capitalize these costs and amortize them on a straight-line basis over a 10 year period. As of December 31, 1996, approximately $3.4 million of unamortized certification costs are included in the combined statement of net tangible assets.

Financial Instruments

At December 31, 1996, the carrying value of the L-3 Communications financial instruments such as receivables, accounts payable and accrued liabilities approximate fair vale, based on the short-term maturities of these instruments.

              L-3 Communications Holdings, Inc. Acquired-Entities

2. Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

The L-3 Communications Acquired-Entities conduct business with the U.S. Government and commercial enterprises. Financial instruments which potentially expose the L-3 Communications Acquired-Entities to concentrations of credit risk consist primarily of commercial receivables. To minimize this risk, ongoing credit evaluations of commercial customers' financial condition are performed. In addition, the L-3 Communications Acquired-Entities maintain allowances for potential credit losses and such losses, in the aggregate, have not exceeded management expectations. None of the L-3 Communications Acquired-Entities' commercial receivables are individually significant.

Intercompany Accounts Receivable, Net

All accounts receivable from and accounts payable to Lockheed Martin entities are deemed to be valid and realizable from and payable to the appropriate Lockheed Martin entities.

3. Contracts in Process

Contracts in process reflected in the combined statement of net tangible assets consist of the following as of December 31, 1996 (in thousands):

  Work in process                               $ 169,667
  Progress billing receivable                       4,631
  Less--Advances and progress payments            (43,260)
                                                ---------
                                                $ 131,038
                                                =========

Work in process includes finished goods and raw materials held in inventory. In addition, work in process includes unbilled costs incurred plus estimated earnings that will be billed to the customer upon the completion of certain milestones. Revenue which has not yet been billed is included in unbilled receivables, some of which will not be billed within one year.

Under the contractual arrangements by which progress payments are received, the U.S. Government asserts that it has a security interest in the contracts process identified by the related contracts.

              L-3 Communications Holdings, Inc. Acquired-Entities

4. Property, Plant and Equipment, net

Property, plant and equipment consists of the following as of December 31, 1996 (in thousands):

      Land and improvements                           $ 10,800
      Building and improvements                         36,666
      Machinery, equipment, furniture and fixtures      73,137
                                                      --------
                                                       120,603
      Less--Accumulated depreciation
        and amortization                               (25,020)
                                                      --------
                                                      $ 95,583
                                                      ========

5. Income Taxes

The accompanying combined statement of net tangible assets excludes the L-3 Communications Acquired-Entities' assets and liabilities relating to federal and state income taxes, as discussed in Note 1.

6. Commitments and Contingencies

The L-3 Communications Acquired-Entities are engaged in providing products and services under contracts with the U.S. Government and, to a lesser degree, under foreign government contracts, some of which are funded by the U.S. Government. All such contracts are subject to extensive legal and regulatory requirements, and, from time to time, agencies of the U.S. Government investigate whether the L-3 Communications Acquired-Entities were and are being conducted in accordance with these requirements. Under government regulations, an indictment of an L-3 Communications Acquired-Entity could result in the L3 Communications Acquired-Entity being suspended for a period of time from eligibility for awards of new government contracts. A conviction could result in debarment from contracting with the federal government for a specified term.

The L-3 Communications Acquired-Entities are periodically subject to litigation, claims or assessments and various contingent liabilities (including environmental matters) incidental to their business. With respect to those investigative actions, items of litigation, claims or assessments of which they are aware, management of the L-3 Communications Acquired-Entities are of the opinion that, after taking into account certain provisions that have been made with respect to these matters, pushdowns and matters addressed specifically in the Transaction Agreement, the probability is remote that the ultimate resolution of any such investigative actions, items of litigation, claims or assessments will have a material adverse effect on the combined net tangible assets of the L-3 Communications Acquired-Entities.

                                                                  Attachment III

                                                                  ATTACHMENT III

                               TRANSFER AGREEMENT

      This Agreement is made as of the 28th day of March 1997, by and between Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), and L-3 Communications Holdings, Inc., Delaware corporation ("Newco").

                              W I T N E S S E T H :

      WHEREAS, the parties hereto, together with Lehman Brothers Capital Partners III, L.P., Frank C. Lanza and Robert V. LaPenta, have entered into a Transaction Agreement (the "Transaction Agreement"); and

      WHEREAS, in connection with the execution of the Transaction Agreement the parties hereto wish to enter into this Transfer Agreement to effect certain transactions referred to in the Transaction Agreement;

      NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      Section 1.01. Definitions. Defined terms used in this Transfer Agreement shall have the meanings specified in the Transaction Agreement (including all Exhibits, Schedules and Attachments thereto).

                                   ARTICLE II

                               TRANSFER OF ASSETS

      Section 2.01. Transfer of Assets. Upon the terms and subject to the conditions set forth in this Transfer Agreement and the Transaction Agreement, Newco agrees to receive, acquire and accept from Lockheed Martin (and from each Affiliated Transferor) and Lockheed Martin agrees to transfer, convey, assign and deliver, or cause to be transferred, conveyed, assigned and delivered, to Newco effective at 12:01 a.m. (Eastern Standard Time) on the Closing Date, free and clear of all Liens, other than permitted Liens, the Transferred Assets.

      Section 2.02. Assumption of Liabilities. Upon the terms and subject to the conditions of this Transfer Agreement, Newco agrees, effective at 12:01 am. (Eastern Standard Time) on the Closing Date, to assume the Assumed Liabilities.

      Section 2.03. Assignment of Contracts and Rights.

            (a) Anything in this Transfer Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Transferred Asset (other than with respect to the Owned Real Property) or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof, be ineffective with respect to any party thereto or in any way adversely affect the rights of Newco or Lockheed Martin (or any Affiliated Transferor) thereunder.

            (b) With respect to any Government Contract or any claim, right or benefit arising thereunder or resulting therefrom, Lockheed Martin and Newco will use their best efforts to obtain the written consent of the other parties to such Government Contract for the assignment or novation thereof to Newco or written confirmation from such parties reasonably satisfactory in form and substance to Lockheed Martin and Newco that such consent is not required. As soon as practicable following the date hereof, (i) with respect to each Prime Government Contract to which Lockheed Martin (or any Affiliated Transferor) is a party, Lockheed Martin (or the appropriate Affiliated Transferor) shall either obtain written confirmation reasonably satisfactory in form and substance to Lockheed Martin and Newco that novation of such Prime Government Contract is not required or submit to the relevant Responsible Contracting Officer a written request in compliance with the applicable Federal Acquisition Regulation that the U.S. Government enter into a Government Contract Novation with Lockheed Martin and Newco with respect to such Prime Government Contract; and (ii) with respect to each Government Contract that is not a Prime Government Contract, Lockheed Martin (or the appropriate Affiliated Transferor) shall submit to the parties thereto documentation reasonably satisfactory in form and substance to Lockheed Martin and Newco seeking the written waiver or approval of the other contracting party or parties thereto to the transfer and assignment of all of Lockheed Martin (or the applicable Affiliated Transferor) claims, rights, benefits and obligations thereunder to Newco at the Closing. In this regard, Lockheed Martin (or the applicable Affiliated Transferor) shall take all actions required under the applicable Federal Acquisition Regulation including, without limitation, the guarantee by Lockheed Martin of Newco's obligations under any novated Government Contracts, as may be required by Federal Acquisition Regulation Section 42.104(d). Except as provided in this immediately preceding sentence, in no event shall Lockheed Martin or Newco or any of their respective Affiliates be obligated to pay any money to the U.S. Government or any other Person or to offer or grant other financial or other accommodations to the U.S. Government or any other Person in connection with obtaining any novation of a Government Contract or any such consent or waiver.

            (c) With respect to any Contract that is not a Government Contract or any claim, right or benefit arising thereunder or resulting therefrom, promptly after the date hereof, to the extent reasonably requested by Newco, Lockheed Martin and Newco will use their best efforts to obtain the written consent of the other parties to any such Contract for the assignment thereof to Newco, or written confirmation from such parties reasonably satisfactory in form and substance to Lockheed Martin and Newco confirming that such consent is not required.

            (d) If such consent, waiver or confirmation is not obtained with respect to any such Government Contract or other Contract, as among the parties hereto, Newco will obtain through a subcontracting arrangement or otherwise, and subject to Applicable Law and the terms of such Government Contract or Contract, the claims, rights and benefits of Lockheed Martin (or the applicable Affiliated Transferor) and, to the extent possible, assume the. obligations under such Contracts and Government Contracts in accordance with this Transfer Agreement, and Lockheed Martin (or the applicable Affiliated Transferor) will enforce at the request of and for the benefit of Newco, with Newco, to the extent set forth in the Transaction Agreement, assuming Lockheed Martin's (or the applicable Affiliated Transferor's) obligations, any and all claims, rights and benefits of Lockheed Martin (or the applicable Affiliated Transferor) against a third party thereto arising from any such Government Contract or Contract (including the right to elect to terminate such Government Contract or Contract in accordance with the terms thereof upon the request of Newco). Lockheed Martin (or the applicable Affiliated Transferor) will promptly pay to Newco when received all monies received by Lockheed Martin (or the applicable Affiliated Transferor) under any Transferred Asset or any claim, right or benefit arising thereunder not transferred pursuant to this Section 2.03.

      Section 2.04. Exchange Consideration; Closing.

            (a) The Exchange Consideration shall be as set forth in Section 2.02 of the Transaction Agreement, and the closing of the Transfer of the Transferred Assets and the assumption of the Assumed Liabilities hereunder shall take place as set forth in the Transaction Agreement.

            (b) At the Closing, Lockheed Martin and Newco shall enter into an Exchange Agreement substantially in the form of Attachment A, and Lockheed Martin (or the applicable Affiliated Transferor) shall execute, acknowledge (if appropriate) and deliver to Newco with respect to the Real Property, assignments of all of Lockheed Martin's and the Affiliated Transferors' rights and interests in the Leased Real Property and deeds with respect to all of Lockheed Martin's and the Affiliated Transferors' rights and interests in the Owned Real Property in recordable form sufficient to convey to Newco all of Lockheed Martin's and the Affiliated Transferors' rights and interests in the Owned Real Property, and bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the Purchasers and their respective counsel may reasonably request (but including, without limitation, affidavits of non-foreign status as required by Section 1445(b)(2) of the Foreign Investment and Real Property Tax Act, as amended and such other documents, affidavits and instruments to facilitate and consummate the transfer of the Owned Real Property to Newco and Newco's obtaining title insurance of the Owned Real Property to Newco and Newco's obtaining title insurance as Purchasers may reasonably request) so as to vest in Newco all of Lockheed Martin's (or the applicable Affiliated Transferor's) right, title and interest in, to and under the Transferred Assets.

                                   ARTICLE III

                              EXCLUDED LIABILITIES

Section 3.01. Satisfaction of Excluded Liabilities. Lockheed Martin agrees, on behalf of itself and its Affiliates, to pay, discharge and satisfy the Excluded Liabilities.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

Section 4.01. Conditions to the Obligations of Each Party. The obligations of Lockheed Martin and Newco to consummate the closing of the Transfer Agreement are as set forth in the Transaction Agreement.

                                    ARTICLE V

                            SURVIVAL; INDEMNIFICATION

Section 5.01. Survival Indemnification. The parties agree as to matters of survival and indemnification as set forth in Article XIII of the Transaction Agreement.

                                   ARTICLE VI

                                   TERMINATION

Section 6.01. Grounds for Termination. This Agreement may be terminated as set forth in Article XIV of the Transaction Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

Section 7.01. Miscellaneous. The provisions of Article XV of the Transaction Agreement are incorporated hereby by reference.

IN WITNESS WHEREOF the parties hereto here caused this Transfer Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WITNESS:                                LOCKHEED MARTIN CORPORATION


                                        By:
-----------------------------------        -----------------------------------
                                           Name:
                                           Title:

                                        L-3 COMMUNICATIONS HOLDINGS, INC.


                                        By:
-----------------------------------        -----------------------------------
                                           Name:
                                           Title:

                                                                    Attachment A

                                              Attachment A to Transfer Agreement

                           FORM OF EXCHANGE AGREEMENT

      This Exchange Agreement is made as of the _______ day of __________ 1997, by and between Lockheed Martin Corporation, a Maryland corporation ("Lockheed Martin"), and L-3 Communications Holdings, Inc., a Delaware corporation ("Newco").

                             W I T N E S S E T H:

      WHEREAS, pursuant to that certain Transfer Agreement dated March 28, 1997, by and between the undersigned (the "Transfer Agreement"), Lockheed Martin (or the applicable Affiliated Transferor) has agreed to transfer to Newco, Lockheed Martin's (and the Affiliated Transferors') interests in the Transferred Assets (as defined in the Transfer Agreement); and

      WHEREAS, pursuant to the Transfer Agreement, Newco has agreed, among other things, to assume certain liabilities of Lockheed Martin and its Affiliates with respect to the Transferred Assets and the Business;

      NOW, THEREFORE, in consideration of the transfer of the Transferred Assets, the assumption of such liabilities, the payment of the Exchange Consideration and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lockheed Martin and Newco agree as follows:

      1. (a) Effective as of 12:01 a.m. (Eastern Standard Time) on the date hereof, Lockheed Martin and the Affiliated Transferors, on and subject to all of the terms and conditions of the Transaction Agreement, do hereby transfer, assign and deliver to Newco all of the right, title and interest of such Persons in, to and under the Transferred Assets.

            (b) Effective as of 12:01 a.m. (Eastern Standard Time) on the date hereof, Newco, on and subject to all of the terms and conditions of the Transaction Agreement, does hereby accept all of the right, title and interest of Lockheed Martin and the Affiliated Transferors in, to and under, and, on and subject to all of the terms and conditions of the Transaction Agreement, accepts all risk of loss with respect to, all of the Transferred Assets, and Newco, on and subject to all of the terms and conditions of the Transaction Agreement, assumes and agrees to pay, perform and discharge promptly and in full when due all of the Assumed Liabilities.

            (c) The parties hereto agree that Newco does not hereby and shall not otherwise receive or assume, as the case may be, any of the Excluded Assets or any of the Excluded Liabilities.

      2. This Agreement shall be construed in accordance with and governed by the law of the State of New York without references to choice or conflict of law principles.

      3. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      4. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Transfer Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WITNESS:                                LOCKHEED MARTIN CORPORATION


                                        By:
-----------------------------------        -----------------------------------
                                           Name:
                                           Title:

                                        L-3 COMMUNICATIONS HOLDINGS, INC.


                                        By:
-----------------------------------        -----------------------------------
                                           Name:
                                           Title:

                                                                   Attachment IV

                See Amendment No. 2 to the Transaction Agreement

                                                                    Attachment V

                See Amendment No. 2 to the Transaction Agreement

                                                                   Attachment VI

                                                                   Attachment VI

                ADDITIONAL MATTERS RELATING TO THE CALCULATION OF
                               NET TANGIBLE ASSETS


      The Net Tangible Assets on the December Statement and the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall be in accordance with the terms and conditions of the Agreement and in accordance with GAAP, except as provided in the December Statement and this Attachment VI. The Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount will be determined on a basis consistent with the manner in which the December Statement was prepared as disclosed in the notes to the December Statement or as otherwise set forth in this Attachment VI. Therefore, the Net Tangible Assets on the December Statement and the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount may differ from the closing balances of Lockheed Martin and the Business Units on December 31, 1996 and at the close of business on the Effective Date or the Closing Date, and the opening balances of Newco on the Closing Date for tax and financial reporting purposes.

      Except as otherwise set forth in this Attachment VI, all principles, classifications, methods, practices, assumptions and policies used in the preparation of the December Statement (regardless of whether such principles, classifications, methods, practices, assumptions and policies are in accordance with GAAP) will be used or applied in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount. Accounting pronouncements (as defined in Statement of Auditing Standards No. 69) not used in the preparation of the December Statement will not be used in the determination of the Proposed Final Net Tangible Asset Amount or the Final Net Tangible Asset Amount. Except as otherwise set forth in this Attachment VI, the estimates used in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount will be made on a basis consistent with the principles, policies, methods, practices, factors and underlying data used in making estimates in the preparation of the December Statement.

      Following are additional agreements and clarifications with respect to the determination of the Net Tangible Assets on the December Statement and the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount:

      Adjustment of Reserves and Valuation Accounts. In the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, except as otherwise set forth in this Attachment VI, the amount of any reserves or valuation accounts shall be determined by applying methods, practices, assumptions, policies, factors and underlying data consistent with


                                                                  EXECUTION COPY
those used in determining the reserves or valuation accounts included in the December Statement, and there shall be no changes made to any reserves or valuation accounts (including, without limitation, contract reserves, purchase accounting reserves, allowances for bad debts, inventory reserves of any kind, warranty reserves and other reserves), except to the extent that such changes are required by changes in facts and events occurring after December 31, 1996 and before the Effective Date, it being further understood that there shall be no increase in the Proposed Final Net Tangible Asset Amount or the Final Net Tangible Asset Amount as a result of any reversal or other usage of reserves unless such reversal or usage arises out of facts or events that occur after December 31, 1996; provided, however, that notwithstanding the foregoing any reversal or other usage of the Advanced Recorders IR & VLDS Inventory Reserve of $1,100,000 million, the Advanced Recorders IR & VLDS Capitalized G&A reserve of $800,000 or the Advanced Recorders IR & VLDS fixed asset reserve of $1,030,000 in connection with any sale of all or a portion of such business to a third party prior to the Effective Date will result in a corresponding increase in the Proposed Final Net Tangible Asset Amount or the Final Net Tangible Asset Amount.

      Inventory. For purposes of determining the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, the parties have agreed contractually that an inventory observation, by the independent auditors as of the Effective Date, will not be conducted. Furthermore, in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, the raw materials and finished goods inventory relating to the Business shall be recorded at an amount equal to their book value as included in the December Statement, except to the extent that changes are required by normal business activities (purchases, transfers to/from work in process or cost of sales relief resulting from shipment of products) occurring after December 31, 1996 but before the close of business on the Effective Date, in each case calculated in accordance with the policies and practices reflected in the December Statement, it being understood, however, that there shall be no changes relating to the valuation, existence, or lack of existence of raw materials and finished goods inventory.

      Reserves for Environmental Liabilities. The amount of the reserves for Environmental Liabilities included in the December Statement shall be fixed at $3.2 million and the amount used in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall be fixed at $6.0 million.

      Exclusion of Certain Reserves and Liabilities. There shall not be included in the Net Tangible Assets in the December Statement or in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount any reserve or any liability to the extent such reserve or liability (i) arises out of, results from or relates to an Excluded Asset or Excluded Liability, (ii) arises out of, results from or relates to any action taken by Newco or any of the Purchasers, including but


                                                                  EXECUTION COPY
not limited to any actions taken in connection with the Contemplated Transactions, (iii) arises out of, results from or relates to any actions taken or contemplated to be taken by Newco, Lockheed Martin, any of the Purchasers or any of their Affiliates, contemporaneously with or subsequent to the Closing, or
(iv) is indemnified against by Lockheed Martin.

      Estimates at Completion ("EAC"). In the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, there shall be no changes made to the EACs from those EACs used in the preparation of the December Statement, except to the extent that such changes are required by changes in facts and events occurring after December 31, 1996 and before the Effective Date.

      Loss Contracts. In the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, there shall be no changes made to the provisions for loss contracts from those used in the preparation of the December Statement, except to the extent that such changes are required by changes in facts and events occurring after December 31, 1996 and before the Effective Date.

      Due Diligence Costs; Organization of Newco. There shall be no amount accrued or reserved for in connection with the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount for any obligations or liabilities incurred in connection with Newco's, Lockheed Martin's or the Purchaser's due diligence efforts in connection with the Contemplated Transactions, including without limitation any fees and expenses of the counsel, independent accountants or other agents, advisors or consultants of Newco, Lockheed Martin or any of the Purchasers, and there shall not be considered in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount any fees, expenses, reserves (or valuation accounts) or liabilities associated with the incorporation, organization, formation, capitalization or financing of Newco or with any restructuring of the Business or any of the Business Units contemplated or implemented by Newco.

      Certain Expenses. There shall not be considered in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount any reserve or any liability to the extent such reserve or liability relates to fees or expenses that, in accordance with the Transaction Documents, are to be shared by Lockheed Martin and Newco including, without limitation, the fees and expenses contemplated by Section 2.03(f) and Section 15.03 of the Agreement, or in accordance with Section 15.03 of the Agreement are to be paid by Newco if the Closing occurs.

      Pensions, OPEBs, etc. There shall not be considered in the determination of the Net Tangible Assets on the December Statement or the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount any reserve,


                                                                  EXECUTION COPY
liability or asset to the extent such reserve, liability or asset arises out of, results from or relates to pension benefits, retirement benefits or other post-employment benefits.

      Going Concern. For purposes of determining the Net Tangible Assets in the December Statement and determining the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, Newco and the Business Units, and the businesses conducted and to be conducted by each of them, will be considered a "going concern" and all of the Transferred Assets shall be deemed to be actively used in the Business and not held for sale or disposal.

      Miscellaneous. The matters referenced below shall be based on the following principles:

            (i) the Net Tangible Assets in the December Statement and the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall not include a reserve relating to the Camden CAS 410 Issue;

            (ii) there shall not be considered in the Net Tangible Assets in the December Statement and the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount any reserve or liability relating to the Sarasota Asset Step-Up Issue;

            (iii) there shall not be considered in the Net Tangible Assets in the December Statement any reserve or liability relating to the Management Incentive Compensation Plan with respect to the personnel at the location covered by the NY Leases;

            (iv) the Net Tangible Assets in the December Statement and the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall include assets relating to the LMEAP Assembly Plant in Goodyear, Arizona which assets shall be recorded at $900,000 prior to the LMEAP reserve recorded by the Conic Business Unit, which reserve shall be retained by Lockheed Martin;

            (v) in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, the property, plant and equipment relating to the Business shall be recorded at an amount equal to their book value as included in the December Statement, except to the extent that changes are required by changes in facts and events occurring after December 31, 1996 (it being understood, however, that there shall be no such changes relating to the valuation of the property, plant or equipment), adjusted for additions or disposals and depreciation and amortization from December 31, 1996 to the close of business on the Effective Date, in each case calculated in accordance with the policies and practices reflected in the December Statement;


                                                                  EXECUTION COPY

            (vi) the Transferred Assets and Assumed Liabilities relating to the Airport Explosive Detection Business shall be included in the Net Tangible Assets in the December Statement at $0 and shall be included in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount at ($600,000);

            (vii) the Net Tangible Assets in the December Statement shall include assets for the Instrumentation Recorder Product Line of the Advanced Recorders Business Unit, net of any reserves or liabilities associated with such assets, which net assets shall be recorded at $700,000;

            (viii) the Net Tangible Assets in the December Statement shall assume that the reserve with respect to the exercise of TSS options at the Wideband Business Unit shall be $1.0 million and such reserve used in the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall be assumed to be $2.0 million;

            (ix) the Net Tangible Assets in the December Statement and the determination of the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall include in the inventory of the Advanced Recorders Business Unit general and administrative expenses fixed at $4.5 million with a related reserve of $1.8 million, and such general and administrative expenses net of the related reserve shall be recorded at $0 in the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount;

            (x) the Net Tangible Assets in the December Statement and the determination of the Proposed Net Tangible Asset Amount and the Final Net Tangible Asset Amount shall assume that the liability, if any, and related asset, if any, with respect to the Microcom Business' earn out obligation to its former stockholders net to $0; and

            (xi) for purposes of determining the Net Tangible Assets in the December Statement and determining the Proposed Final Net Tangible Asset Amount and the Final Net Tangible Asset Amount, the parties have agreed contractually to the following changes to the books and records of the Business Units as of the referenced dates:

                                           December 31, 1996   Effective Date(a)
                                           -----------------   --------------
                                             (in millions)       (in millions)
ALL

      Eliminate Cash/Negative Cash              $(1.6)               (b)
      Eliminate Duplicate Pension/Benefit         6.0                (b)
        Liabilities(c)
      Building Writedown or Writeup(c)            0.0              $ 0.0
      EDS Net Assets                              0.0                0.0
      EDS M&DS Subcontract Reserve                0.0               (0.6)(d)


                                                                  EXECUTION COPY

ADVANCED RECORDERS

      Universal Litigation                              0.0         0.0
      G&A in Inventory Change(c)                        0.0        (2.7)
      Sarasota Asset Step-Up Issue(c)                   0.0         0.0
      Reversal of Capitalized Certification Costs       0.0         0.0
      CPS-100 Audit Labor Mischarging Allegations       0.0         0.0
      ADC Settlement                                   (0.3)        (b)

CAMDEN

      Aegis Power Supply Contract and Option           (1.0)       (1.0)
      Camden CAS 410 Issue(c)                           0.0         0.0
      Unreasonable Indirect Labor Allegations           0.0         0.0
      Old Receivables                                   0.0         0.0
      DCAA Rate Close-Out Issues                        0.0         0.0
      NOAA Contract Defective Pricing Allegations       0.0         0.0
      Reversal of Division Reserve                      0.0         0.0
      Truck Depot Severance Reserve                     0.0        (0.2)

WIDEBAND

      Severance                                         0.0         0.0
      TSS Options                                      (1.0)       (3.0)
      Reverse Fixed Wireless Loop License Agreement     0.0         0.0
      Reverse Fixed Wireless Loop Deferred cost         0.0         0.0
      Reverse Fixed Wireless Loop Reserve               0.0         0.0

DISPLAYS

      Add Alpharetta Building                           4.0        (b)(e)

NARDA-EAST

      Add FSI (Lowell, MA) Net Tangible Assets          4.8         (b)

TELEMETRY & INSTRUMENTATION

      G&A Costs in Inventory                           (1.0)       (1.0)

CONIC

      Add LMEAP Assets                                  0.9         0.9
      Pendelton Litigation Reserve                      0.0         0.0
      LMEAP Reserve Elimination                         0.5         0.5

MICROCOM

      Earn Out                                          0.0         0.0

CORPORATE PUSHDOWNS

      NY Leasehold Improvements                         3.5         3.5(e)
      NY Overlays                                       1.8         1.8
      RFA and RAA                                       4.4         (b)
      Incurred but not reported Reserve                (4.1)       (4.1)
      Environmental Reserve(c)                         (3.2)       (6.0)
      Workers Compensation                             (1.2)       (1.2)
      Management Incentive Compensation Plan (NYNC)     0.0         (b)
      Deferred Management Incentive Compensation       (0.3)       (1.2)
       Plan
      Vacation Accrual                                 (0.3)       (0.3)

(a) Closing reflects the agreed upon changes as of the close of business on the Effective Date.
(b) To be recorded based on the actual balance (after giving effect to the December 31, 1996 adjustments) as of the close of business on the Effective Date.
(c)   As discussed above.
(d)   As referenced in clause (vi) under "Miscellaneous" above.
(e) Subject to the specific provisions of clause (v) under "Miscellaneous" above.


                                                                  EXECUTION COPY

All amounts in parentheses in the foregoing table represent reductions to Net Tangible Assets; amounts not in parentheses represent increases in Net Tangible Assets.

      The parties also have agreed that, with respect to the items referenced in the foregoing table, other than as referenced above there will not be any changes to the books and records of the Business Units from December 31, 1996 to the Effective Date.


                                                                  EXECUTION COPY

                                                                  Attachment VII

                                                                  ATTACHMENT VII


                        EXCHANGE CONSIDERATION SCHEDULE

             Transferor                             Exchange Consideration
             ----------                             ----------------------

Lockheed Martin Corporation                   Stock:     ______ shares of
                                                         Newco Class A Stock
                                              Cash:      $_____

Lockheed Martin Tactical                      Stock:     _____ shares of
Systems, Inc.                                            Newco Class A Stock
                                              Cash:      $______

Randtron Systems, Inc.                        Stock:     ______ shares of
                                                         Newco Class A Stock
                                              Cash:      $______

Lockheed Martin Fairchild                     Stock:     ______ shares of
Corporation                                              Newco Class A Stock
                                              Cash:      $______

Conic Corporation                             Stock:     ______ shares of
                                                         Newco Class A Stock
                                              Cash:      $______

Lockheed Martin Microcom                      Stock:     ______ shares of
Corporation                                              Newco Class A Stock
                                              Cash:      $______

Lockheed Martin Hycor, Inc.                   Stock:     ______ shares of
                                                         Newco Class A Stock
                                              Cash:      $______

The NARDA Microwave                           Stock:     ______ shares of
Corporation                                              Newco Class A Stock
                                              Cash:      $______

[OTHER AFFILIATED TRANSFERORS]                Stock:     ______ shares of
                                                         Newco Class A Stock
                                              Cash:      $______


                                                                  EXECUTION COPY
                                     VII-1

                                                                 Attachment VIII

                See Amendment No. 2 to the Transaction Agreement

                                                                   Attachment IX

                See Amendment No. 2 to the Transaction Agreement

                                                                    Attachment X

                See Amendment No. 2 to the Transaction Agreement

                                                                   Attachment XI

                                                                   Attachment XI

                  EXCEPTIONS TO NON-SOLICITATION OF EMPLOYEES


Exceptions to Non-Solicitation by Newco

Name                       Division                         Department
----                       --------                         ----------

David Butler               Fairchild Defense Systems        Finance

John Mega                  TDS - East                       Finance

Robert Leskow              TDS - East                       Finance

Richard Nortstrom          TDS - East                       Finance

Ken Goldstein              Corporate                        Tax

Michael Sanator            TDS - East                       Procurement

Robert Hagendorf           Corporate                        Risk Management

[ILLEGIBLE]                Corporate                        ES&H

[ILLEGIBLE]                TDS - Akron                      President

Lois Bailey                Washington Office                Export Controls


Exceptions to Non-Solicitation by Lockheed Martin

Name                       Division
----                       --------

Richard Gribble            Wideband Systems

Boyd Titwell


                                                                  EXECUTION COPY

                                                                  Attachment XII

                                                                  Attachment XII

                         LOCKHEED MARTIN LEGAL OPINIONS


      1. Each of Lockheed Martin and each Affiliated Transferor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on the Business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Business. Each of Lockheed Martin and each Affiliated Transferor, as the case may be, is duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary to carry on the Business as now conducted, except where the failure to be so qualified has not had, and could not reasonably be expected to have, a Material Adverse Effect on the Business.

      2. The execution, delivery and performance by Lockheed Martin and each Affiliated Transferor of each of the Transaction Documents to which it is a party and the consummation by Lockheed Martin and each Affiliated Transferor of the Contemplated Transactions are within its corporate powers and have been duly authorized by all necessary corporate action on its part. Each of the Transaction Documents to which it is a party constitutes a legal, valid and binding obligation of Lockheed Martin and each Affiliated Transferor enforceable against it in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity, and (iii) except to the extent that indemnification and contribution for securities law liabilities may be unenforceable as against public policy.

      3. To such counsel's knowledge, the execution, delivery and performance by Lockheed Martin and each Affiliated Transferor of the Transaction Documents to which it is a party require no action by or in respect of, or consent or approval of, or filing with, any Governmental Authority other than as may have been obtained and other than as may be referenced in Section B.03 of the Transaction Agreement or set forth in Section B.03 of the Disclosure Schedules.

      4. The execution, delivery and performance by Lockheed Martin of the Transaction Documents do not and will not contravene


                                                                  EXECUTION COPY
                                     XII-1
or conflict with the charter or bylaws of Lockheed Martin or any Affiliated Transferor.


                                     XII-2

                                                                 Attachment XIII

                                                                 Attachment XIII

                              NEWCO LEGAL OPINIONS


      1. Newco is a corporation duly incorporated, validly existing and in good standing under the laws of the Stare of Delaware.

      2. The execution, delivery and performance by Newco of each of the Transaction Documents to which it is a party and the consummation by Newco of the Contemplated Transactions are within its corporate powers and have been duly authorized by all necessary corporate action on its part. Each of the Transaction Documents to which it is a party constitutes a legal, valid and binding obligation of Newco enforceable against it in accordance with its terms
(i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity, and (iii) except to the extent that indemnification and contribution for securities law liabilities may be unenforceable as against public policy.

      3. To such counsel's knowledge, the execution, delivery and performance by Newco of the Transaction Documents to which it is a party require no action by or in respect of, or consent or approval of, or filing with, any Governmental Authority other than as may have been obtained and other than as may be referenced in Section B.03 of the Transaction Agreement or set forth in Section
B.03 of the Disclosure Schedules.

      4. The execution, delivery and performance by Newco of the Transaction Documents do not and will not contravene or conflict with the charter or bylaws of Newco.


                                                                  EXECUTION COPY
                                     XIII-1

                                                                  Attachment XIV

                See Amendment No. 2 to the Transaction Agreement

                                                                   Attachment XV

                                                                   Attachment XV

                        PATENTS AND PATENT APPLICATIONS
                        CONSTITUTING TRANSFERRED ASSETS

1.    COMMUNICATIONS SYSTEMS
            194 Patents (See Attached Listing)

2.    WIDEBAND SYSTEMS
            34 Patents, 18 Patent Applications (See Attached Listing)

3.    DISPLAY SYSTEMS
            1 Patent, 2 Patent Applications (See Attached Listing)

4.    MICROWAVE NARDA WEST
            2 Patent Applications (See Attached Listing)

5.    RANDTRON
            1 Patent (See Attached Listing)

6.    ADVANCED RECORDERS
            1 Patent, 2 Patent Applications (See Attached Listing)

7.    MICROWAVE NARDA EAST
            25 Patents, 5 Patent Applications (See Attached Listing)

8.    HYCOR
            No Patents or Patent Applications

9.    MICROCOM
            No Patents or Patent Applications

10.   CONIC
            No Patents or Patent Applications

11.   TELEMETRY & INSTRUMENTATION
            No Patents or Patent Applications

12.   AIRPORT EXPLOSIVE DETECTION BUSINESS
            4 Patent Applications (See Attached Listing)


                                                                  EXECUTION COPY
                                      XV-1